UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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HCP, Inc.
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COVER IMAGE Oyster Point Life Science Building S. San Francisco, California

Letter from Our Board of Directors

Dear Fellow Stockholders,

Our goal at HCP is to deliver both dividend income and build long-term value, by actively managing our investment portfolio and investing in new opportunities that produce attractive risk-adjusted returns. With an experienced management team, a high-quality portfolio positioned to generate recurring growth, long-term partnerships with leading operators and a strong balance sheet, we are confident about our future. Our stockholders have enjoyed 29 consecutive years of dividend growth, and HCP takes pride in being the only REIT in the S&P 500 Dividend Aristocrats Index.

We view the attached proxy statement as an opportunity to provide insight regarding our significant achievements over the past year, including our new and improved compensation program, recent leadership changes and new corporate governance practices.

Alignment of Pay and Performance

We believe that the Company’s executive compensation programs should appropriately tie executive pay to performance. Although our stockholders have consistently expressed overwhelming support for our executive compensation plans since the onset of Say-on-Pay (average vote FOR of 96% across all three years), we continue to strive to improve our compensation programs. In connection with our leadership change and with the assistance of an independent compensation consultant, our Compensation Committee undertook a comprehensive redesign of our executive compensation programs using transparent metrics. We implemented substantial changes designed to align our executives’ interests with those of our stockholders. These changes include rigorous and multiple objective performance criteria to determine the amount of the annual cash incentive and long-term incentive awards. Additionally, 50% of the long-term incentive awards are now subject to performance criteria and risk of forfeiture depending on relative total stockholder return and balance sheet management over a forward-looking three-year measurement period.

Enhanced Corporate Governance Practices

We made significant changes to our leadership in the fourth quarter of 2013 as we elected Lauralee E. Martin as our new President and Chief Executive Officer and Michael D. McKee became the non-executive Chairman of the Board. We believe that the separation of the roles of the Chief Executive Officer and Chairman enhances the Board’s independence from management and leads to more effective oversight. We also enhanced the professional skill set of the Board by adding a new independent director, Brian G. Cartwright, former General Counsel of the Securities and Exchange Commission. Additionally, we adopted a Vendor Code of Business Conduct and Ethics applicable to our vendors and business partners, which represents an integral part of our commitment to conducting our business consistent with the highest ethical standards.

Promising Future

HCP continues to be strong and well positioned for a promising future after experiencing a productive yet challenging year. As we look forward, we are excited about the potential value creation opportunities available in the wake of healthcare reform as our experienced management team continues to execute our proven business strategy, focusing on expanding existing relationships and building new ones. As stewards of your Company, we are committed to acting in the best interests of HCP and all its stockholders. Thank you for your continued support.

Michael D. McKee	Brian G. Cartwright	Christine N. Garvey	David B. Henry
Chairman

Lauralee E. Martin	Peter L. Rhein	Joseph P. Sullivan
President and CEO

Thursday, May 1, 2014 9:30 a.m., Pacific Time Long Beach Marriott, 4700 Airport Plaza Drive, Long Beach, California 90815 ANNUAL MEETING PROPOSALS
1. Election of the seven director nominees named in this Proxy Statement
2. Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014
3. Approval, on an advisory basis, of executive compensation
4. Approval of the HCP, Inc. 2014 Performance Incentive Plan
5. Transaction of such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof

Record Date: March 7, 2014

PROXY VOTING

Please submit your proxy or voting instructions as soon as possible to instruct how your shares are voted at the Annual Meeting, even if you plan to attend. If you later vote in person at the Annual Meeting, your previously submitted proxy or voting instructions will not be used.

By order of the Board of Directors

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS

This Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2013 are available on the Internet at http://materials.proxyvote.com/HCP. You can also view these materials at www.proxyvote.com by using the control number provided on your proxy card or Notice of Internet Availability of Proxy Materials.

PROXY STATEMENT HIGHLIGHTS

Leadership Structure

In October 2013, we elected Lauralee E. Martin as our new President and Chief Executive Officer and appointed Michael D. McKee as the new non-executive Chairman of the Board. We believe that the separation of the CEO and chairman roles increases the Board’s independent oversight and enhances the CEO’s focus on our business operations. Through this transition, we retained our talented senior management team. We also added an independent director in 2013, Brian G. Cartwright, former General Counsel of the Securities and Exchange Commission.

BOARD OF DIRECTORS / 2014 DIRECTOR NOMINEES*	EXECUTIVE OFFICERS

* All of our director nominees, other than Ms. Martin, are independent under NYSE and SEC rules. All members of our Audit, Compensation and Nominating and Corporate Governance Committees are independent directors.

Our Board represents a breadth of experience and diversity in perspective and background, as reflected in the summary of their collective qualifications below. Additionally, our Board members have a broad range of tenures, from less than 1 year to over 25 years of service. This balances institutional knowledge and experience with new perspectives and ideas, as well as ensures a smooth succession over time.

Board Tenure and Qualifications

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PROXY STATEMENT HIGHLIGHTS

2013 Performance

We continued to deliver strong operating and financial performance in 2013, including the following:

Financial Highlights*

✓    Achieved 8% year-over-year growth in FFO as adjusted per share and 12% growth in earnings per share

✓     Achieved 14% year-over-year growth in FAD per share

✓     Generated 3.1% same store cash NOI growth

✓     Completed approximately  $600 million of investments

✓           Raised $800 million of 4.25% senior notes due 2023

✓     Delivered $957 million in dividends to stockholders

✓     Improved credit profile, including reducing Financial Leverage to 39%

* We present reconciliations of  certain non-GAAP financial measures to  their most  directly comparable GAAP measures in Appendix A to this proxy statement.

Operator Relationships and Asset Management Highlights

✓        Extended and expanded relationships  with key operators and tenants

+	Extended 3 hospital leases with Tenet Healthcare Corporation, retaining $23 million of recurring annual rent

+	Expanded South San Francisco leases with Genentech, a member of Roche Group, by 63,000 square feet to 857,000 square feet

+	Improved our real estate portfolio via asset swap and dispositions totaling $111 million

✓    Achieved stabilization  of $137 million in assets, reducing our non-stabilized  asset pool to 3.5% of our portfolio

✓    Efficiently managed our portfolio  with corporate overhead at 0.35% of gross assets

Sustainability Leadership

✓                Named to the CDP Global 500 and S&P 500 Climate Disclosure Leadership Indices, the Dow Jones Sustainability  Index for the North American region and the FTSE4Good Sustainability  Index

✓                Awarded NAREIT’s Healthcare Leader in the Light Award for 2nd  consecutive year (ranked #1 in healthcare sector)

✓                Named the Global and North American Leader by GRESB for 2nd  consecutive year (ranked #1 in healthcare sector)

✓     Contributed  to USC Davis School of Gerontology to launch Center for Digital Aging

✓                Contributed to the University of California, Irvine Institute for Memory Impairment and Neurological Disorders (UCI MIND) to advance Alzheimer’s research

✓                Sponsored the Walk to End Alzheimer’s®, and made several charitable contributions to support research for Alzheimer’s, Melanoma Cancer and other projects

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PROXY STATEMENT HIGHLIGHTS

Dividend Increase for 29th Consecutive Year

Our Board increased our quarterly dividend in January 2014 by 3.8% to $0.545 per share, resulting in 29 consecutive years of dividend growth. HCP is proud to be the only REIT in the S&P 500 Dividend Aristocrats Index, which recognizes S&P 500 companies that have increased their dividend for at least 25 consecutive years and have a market capitalization in excess of $3 billion.

(1)   Estimated full year 2014 dividend based on the $0.545  per share quarterly dividend paid on February 25, 2014.

Value Creation Strategy

Total Stockholder Return (“TSR”)

The graph to the left shows the compounded annual return to our stockholders over a one-, three- and five-year period through December 31, 2013.

As in years past, the Compensation Committee monitored TSR performance over multiple periods and management’s performance against Company goals taking into account business conditions and unforeseen developments during the past year. As noted above, in 2013 while we were successful in achieving our financial

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PROXY STATEMENT HIGHLIGHTS

and operational Company goals set early in the year, TSR lagged the broader REIT industry that includes various property sectors.

Beginning in May 2013, our share price, similar to other healthcare REITs, was pressured by rising interest rates and related concern about the future direction of the Federal Reserve’s approach to quantitative easing and the uncertainty surrounding healthcare reform. Additionally, our share price was impacted by a relatively quiet year on the transaction front in part due to the increase in our cost of capital and continued underwriting discipline.

We manage our business for the long term. The core elements of our strategy are: (1) to acquire, develop, own and manage a diversified portfolio of quality healthcare properties across multiple business segments and align ourselves with the best operators, which over the long term should result in higher relative rental rates and appreciation of property values; (2) to concentrate on longer-term escalating triple-net leases with tenants of strong financial standing to enhance the quality and stability of our rental income; (3) to maintain the average maturity of our debt financing generally in line with the longer-term nature of our assets to reduce our exposure to interest rate volatility, as well as the risk of having to refinance significant maturities in the face of adverse conditions in the credit markets; and (4) to continue to manage our balance sheet with target levels of Financial Leverage at 40% relative to our assets.

New Performance Incentive Compensation Plan for Executives

Our Compensation Objectives

Consistent with our focus on the long-term performance of our business, our new compensation program also rewards and motivates long-term performance. In 2014, in connection with our change in leadership and with the strong support of our new CEO, we adopted a new, more transparent and robust compensation plan to achieve the following key objectives:

■    Align compensation with stockholder interests, including earnings and dividend growth, maximum risk-adjusted return on our investments and stock return performance;

■    Promote the creation of long-term stockholder value;

■    Discourage excessive risk-taking by balancing short- and long-term compensation awards;

■    Reward performance, with a meaningful portion of compensation tied to the Company’s financial and strategic goals and individual performance; and

■    Attract, motivate and retain key employees with outstanding talent and ability.

Performance Incentive Plan Overview

In determining 2013 executive compensation, the Compensation Committee used the objective normalized FFO per share target established in January 2013 under our prior compensation plan, but also applied the Short-Term Incentive Plan (“STIP”) and Long-Term Incentive Plan (“LTIP”) award criteria under our new plan. This transition allows us to immediately implement our new plan and better align pay and performance beginning in 2014. The key features of our new program are outlined below and described in detail in the “Compensation Discussion and Analysis” section of this proxy statement.

Component	Consideration	How Award is Calculated	How Award is Distributed

Base Salary

Base salary	Cash	■ Individual performance	■ Cash payment

■ Consideration, in consultation with independent compensation consultant, of the executive’s position, responsibilities, experience, subjective motivation and retention factors, and peer practices

■ Recommendation of CEO (with respect to other NEOs only)

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PROXY STATEMENT HIGHLIGHTS

Component	Consideration	How Award is Calculated	How Award is Distributed

Short-Term Incentive Plan (“STIP”)

STIP	Cash incentive	■ 50% - Quantitative performance criteria (over a one-year period) based on pre-determined normalized FFO per share hurdles	■ Cash payment

■  50% - Qualitative performance criteria (over a one-year period) based on pre-determined individual performance and Company operating metrics, including the following, subject to the negative discretion of the Compensation Committee:

Real estate investments Capital expenditure investments Non-stabilized assets management

Long-Term Incentive Plan (“LTIP”)

LTIP	RSUs and Options

■  50% - Quantitative performance criteria (over a one-year period) based on pre-determined normalized FAD per share hurdles

■  50% - Qualitative performance criteria (over a one- year period) based on pre-determined individual performance and Company operating metrics, including the following, subject to the negative discretion of the Compensation Committee:

  Same store cash NOI growth

  FAD dividend  payout ratio

  Balance  sheet management

■       50% Annual LTIP grant of > 70% RSUs and < 30% options

       1/3 vests on grant date (subject to one-year transfer restriction) with the balance vesting annually over the next two years

■       50% 3-year LTIP grant of performance RSUs subject to additional quantitative performance criteria (over a three-year period)

  70% - based on relative TSR (weighted average of 75% FTSE NAREIT Health Care Index and 25% MSCI US REIT Index)

     30% - based on Net Debt to Adjusted Pro Forma EBITDA

     Three-year cliff vesting

New Plan Addresses Old Plan Concerns

Our new executive compensation plan responds to feedback from our stockholders regarding our prior compensation practices and further aligns our executives’ interests with those of our stockholders.

Old Plan	New Plan
Both short and long-term incentive plans used FFO per share as the performance metric

Different performance metrics for short and long-term incentive plans:

■    STIP uses normalized FFO per share and various other operating metrics

■    LTIP uses normalized FAD per share, relative TSR and Net

Debt to Adjusted Pro Forma EBITDA

Long-term incentive awards were primarily retentive and all metrics based on single performance year	50% of equity awards now vest based on achievement of performance criteria over a forward-looking three-year measurement period beginning in the year of grant

Performance metrics were perceived to lack rigor (threshold performance criteria based on 90% of FFO per share in the applicable performance year)

Introduces challenging performance criteria determined at the beginning of the performance period with targets tied to operational and strategic objectives that must exceed our base internal annual operating plan

Significant Board discretion

50% of each of the annual cash incentive and the long-term equity incentive award is based solely on objective performance metrics; the Compensation Committee retains negative discretion to reduce the other 50% of each award based on individual performance and Company operating metrics

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PROXY STATEMENT HIGHLIGHTS

Significant Portion of Pay Is Performance-Based and At Risk

The graphics below illustrate the portion of total direct compensation delivered to our CEO and other Named Executive Officers (“NEOs”) (as defined under “Summary Compensation Table—2013” below), with respect to their services performed in 2013. The compensation presented, which excludes one-time inducement and retention awards in connection with our leadership transition, was at risk and performance-based, meaning that the compensation is subject to performance criteria and may not be fully realized. We believe that this mix of compensation promotes the creation of long-term stockholder value by aligning the majority of executive compensation directly with stockholder interests, while also discouraging excessive risk-taking.

CEO Inducement and Make-Whole Award

In electing Ms. Martin as the President and Chief Executive Officer in October 2013, our Board recognized that Ms. Martin is one of the most highly regarded executives in commercial real estate. She was also uniquely qualified from her service on the Board over the last five years to quickly integrate with our senior management team to provide leadership and continue to execute our business strategy.

As a material inducement to her acceptance of the President and Chief Executive Officer position, Ms. Martin was granted a one-time $10 million equity award to offset the lost financial value she incurred and equity compensation she forfeited in leaving her former C-suite executive position after 12 years with Jones Lang LaSalle Incorporated.

Sixty percent (60%) of the award was granted in the form of restricted stock that vests in 12 quarterly installments beginning December 31, 2013, with such shares subject to transfer restrictions through December 31, 2020. This seven-year holding period provides a substantial restraint on her award that promotes alignment with the long-term interests of our stockholders.

The remaining 40% of the award is subject to the same vesting schedule as the Company’s LTIP awards under our new and improved compensation program, with 50% of the LTIP awards at risk and whether they are ultimately earned is subject to the achievement of additional performance criteria through December 31, 2016. Accordingly, the ultimate value of the award is tied directly to Company performance and 20% of the aggregate award remains at risk subject to additional three-year performance requirements.

vi	HCP | 2014 Proxy Statement

PROXY STATEMENT HIGHLIGHTS

Best Practice Compensation Features that Align Pay and Performance

In the development of our new executive compensation plan, we implemented additional features that strengthen the alignment between the interests of our NEOs and stockholders.

What We Do	What We Don’t Do

DO align pay and performance by linking a significant portion of total compensation to the achievement of a balanced mix of Company and individual performance criteria tied to operational and strategic objectives established at the beginning of the performance period by the Board and the Compensation Committee

NO compensation or incentives that encourage unnecessary or excessive risk taking
DO balance both short-term (one-year) and long-term (three-years) performance across our incentive programs	NO tax gross ups for any executive officers
DO subject the vesting of 50% of long-term incentive awards to performance hurdles based on relative TSR and balance sheet management over a forward-looking three-year measurement period	NO “single-trigger” change in control cash payments
DO strive to award incentive compensation to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code	NO repricing or buyouts of underwater stock options
DO cap payouts for awards under our STIP and LTIP	NO pledging of any of our securities (Anti-Pledging Policy Adopted)
DO maintain rigorous stock ownership guidelines (10x base salary for the CEO, 3x base salary for other executive officers and 5x annual retainer for non-employee directors)	NO hedging or derivative transactions involving our securities (Anti-Hedging Policy Adopted)
DO enhance executive officer retention with time-based vesting schedules for equity incentive awards earned for prior-year performance	NO guaranteed cash incentive compensation or equity grants
DO maintain a clawback policy	NO excessive perquisites or other benefits
DO conduct annual compensation risk assessments	NO practice of benchmarking executive compensation to target compensation above the median of our comparative peer group
DO appoint a Compensation Committee comprised solely of independent directors	NO equity plan evergreen provisions
DO use an independent compensation consultant

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PROXY STATEMENT HIGHLIGHTS

Your Vote Is Important

Even if you plan to attend the Annual Meeting, please submit your proxy or voting instructions as soon as possible. If you later attend the Annual Meeting and vote in person, your previously submitted proxy or voting instructions will not be used.

How to Vote

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Proposals	Recommendation	Page
1. Election of the seven director nominees named in this Proxy Statement	FOR EACH DIRECTOR NOMINEE	1
2. Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014	FOR	14
3. Approval, on an advisory basis, of executive compensation	FOR	42
4. Approval of the HCP, Inc. 2014 Performance Incentive Plan	FOR	43
5. Transaction of such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof

Visit our Website to Vote

www.hpci.com/vote

✓ Review and download our proxy materials and annual report

✓ Sign up for electronic delivery of future meeting materials

✓ Voting online 24/7 for our stockholders of record*

*Beneficial holders should contact their broker or refer to their voting instruction card for voting information

viii	HCP | 2014 Proxy Statement

PROXY STATEMENT

Our Board of Directors (“Board”) solicits your proxy for the 2014 annual meeting of stockholders and any adjournment or postponement thereof (the “Annual Meeting”). These proxy materials are first being made available to our stockholders on or about March 20, 2014.

PROPOSAL NO. 1   ELECTION OF DIRECTORS

Director Nominees

Based on the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated our seven current directors, identified below, for election at the Annual Meeting, to serve until the 2015 annual meeting of stockholders. With the exception of Mr. Cartwright, all of our director nominees were elected by our stockholders. Mr. Cartwright was identified and recommended as a director nominee by the members of our Nominating and Corporate Governance Committee and was appointed by our Board on July 2, 2013.

Each of the nominees for election has consented to be named in this proxy statement and we expect each nominee to serve, if elected. If any nominee is unable to serve, your proxy may be voted for a substitute nominee.

MICHAEL D. MCKEE Chairman of the Board; Independent Director Age 68 Director Since 1989 Committees Nominating and Corporate Governance (Chair)	LAURALEE E. MARTIN President and Chief Executive Officer Age 63 Director Since 2008 Committees None

Mr. McKee has been Chief Executive Officer of Bentall Kennedy U.S., L.P. (“Bentall Kennedy”), one of the largest privately owned real estate investment advisory firms in North America, since February 2010. Mr. McKee retired in September 2008 as the Chief Executive Officer and Vice Chairman of the Board of Directors of The Irvine Company, a privately held real estate development and investment company, where he had been an executive officer since 1994. Prior to that, he was a partner with the law firm of Latham & Watkins LLP from 1986 to 1994. Mr. McKee is the Chairman of the Board of Directors of Realty Income Corporation (NYSE:O), a real estate investment trust (“REIT”), and serves on the Board of Directors of First American Financial Corporation (NYSE: FAF), a title insurance and financial services company, and the Tiger Woods Foundation. He also previously served as a director of Mandalay Resort Group, Irvine Apartment Communities Inc. and Oasis Residential, Inc.

Experience and Qualifications of particular relevance to HCP

Mr. McKee’s real estate experience with Bentall Kennedy and The Irvine Company as well as his legal background bring to our Board the perspective of a business leader who has evaluated operational and business issues similar to those facing HCP.

Prior to assuming her current role in October 2013, Ms. Martin was employed by Jones Lang LaSalle Incorporated (NYSE:JLL), one of the world’s leading real estate services and money management firms, in various high-level capacities, including as Chief Executive Officer, Americas beginning in January 2013. Prior to that, she was Executive Vice President and Chief Financial Officer since January 2002, and was appointed to the additional position of Chief Operating Officer in January 2005. Ms. Martin also served on its Board of Directors from 2005 until May 2013. Ms. Martin joined Jones Lang LaSalle after 15 years with Heller Financial, Inc. where she was Executive Vice President, Chief Financial Officer and President of the Real Estate Finance Division. Ms. Martin serves on the Board of Kaiser Aluminum Corporation (NYSE:KALU), a leading producer of aluminum products, and previously served as a director of KeyCorp (NYSE:KEY), one of the nation’s largest bank based financial services companies, from 2003 through 2010 and of Gables Residential Trust, a REIT, from 1994 through 2005. Ms. Martin also serves as a Trustee of the Urban Land Institute and a Trustee of the International Council of Shopping Centers.

Experience and Qualifications of particular relevance to HCP

Ms. Martin’s more than 20 years of experience in key operational and finance roles at Jones Lang LaSalle and Heller Financial, Inc. provides our Board with extensive operational and financial expertise and an industry-wide perspective that contributes to the design and implementation of our business strategy.

2014 Proxy Statement | HCP	1

PROPOSAL NO. 1 ELECTION OF DIRECTORS

BRIAN G. CARTWRIGHT Independent Director Age 66 Director Since 2013 Committees Audit; Compensation; Nominating and Corporate Governance	CHRISTINE N. GARVEY Independent Director Age 68 Director Since 2007 Committees Audit (Chair)

Mr. Cartwright currently serves as a Senior Advisor at Patomak Global Partners LLC, a regulatory consulting firm. Additionally, he is a Scholar in Residence at the Marshall School of Business at the University of Southern California. From 2006 through 2009, he served as General Counsel of the United States Securities and Exchange Commission. From 2009 through 2011, he was a Senior Advisor at the law firm of Latham & Watkins LLP. From 1981 through 1982, he served as a law clerk to Associate Justice Sandra Day O’Connor on the United States Supreme Court. Between 1988 and 2005, Mr. Cartwright was a partner with Latham & Watkins LLP, where he served in various senior management positions, including as a member of its Executive Committee. Mr. Cartwright has served since 2011 as a member of the Board of Trustees of the Pacific Legal Foundation, a nonprofit provider of legal services, and serves on the Endowment and Investment Committee and the Financial Affairs and Administration Committee of that board.

Experience and Qualifications of particular relevance to HCP

Mr. Cartwright’s distinguished experience with the SEC, extensive legal background and experience managing a large professional services firm bring to our Board considerable expertise in issues faced by a public company.

Ms. Garvey was the Global Head of Corporate Real Estate Services at Deutsche Bank AG from 2001 to 2004. Prior to that, she served as Vice President, Worldwide Real Estate and Workplace Resources at Cisco Systems, Inc. and as Group Executive Vice President at Bank of America. Ms. Garvey has served as a member of the Board of Directors of ProLogis, Inc. (NYSE:PLD), a REIT, since June 2011, and was a member of the Board of Trustees and the Board of Directors, respectively, of its predecessors, ProLogis (since September 2005) and Catellus Development Corporation (since 1995). She is also a member of the Board of Directors of UnionBanCal Corporation and Toll Brothers, Inc. (NYSE:TOL), and served on the Board of Directors of Hilton Hotels Corporation from 2005 through October 2007 and MPG Office Trust, an office building REIT, from 2008 through October 2013.

Experience and Qualifications of particular relevance to HCP

Ms. Garvey brings to our Board extensive operational expertise from her more than 25 years of real estate management experience and a valuable perspective gained through her experience serving as a director and audit committee member of other NYSE-listed companies.

DAVID B. HENRY Independent Director Age 65 Director Since 2004 Committees Compensation (Chair); Nominating and Corporate Governance	PETER L. RHEIN Independent Director Age 72 Director Since 1985 Committees Audit; Compensation

Mr. Henry has been Chief Executive Officer of Kimco Realty Corporation (NYSE:KIM), a REIT (“Kimco”), since November 2009, President of Kimco since November 2008 and Vice Chairman of Kimco since May 2001. Mr. Henry joined Kimco in 2001 as Vice Chairman and Chief Investment Officer after 23 years at GE, where he was Chief Investment Officer and Senior Vice President of GE Capital Real Estate and Chairman of GE Capital Investment Advisors. At GE, he was responsible for helping to manage real estate investments totaling more than $20 billion in 11 countries worldwide. Mr. Henry is a director of Fairfield County Bank, a $1.5 billion community bank in Ridgefield, Connecticut, and a member of the Executive Board of the National Association of Real Estate Investment Trusts (“NAREIT”) and the Real Estate Roundtable. He also serves as a Trustee and is a past Chairman of the International Council of Shopping Centers (ICSC).

Experience and Qualifications of particular relevance to HCP

Mr. Henry’s extensive real estate investment experience, gained from his management of real estate investments for significant public companies for a period of more than 30 years, brings to our Board a comprehensive understanding of the REIT industry.

Mr. Rhein has been a general partner of Sarlot and Rhein, a real estate investment partnership, since 1967 and a member of the Management Committee of BBC Properties, LLC, a real estate investment and development company, since October 2001. From 1970 until 1984, he was employed in various capacities by Wells Fargo Realty Advisors and its affiliates. From 1985 to 2008, Mr. Rhein chaired the Audit Committee of HCP. From 1993 to 1998, Mr. Rhein was a director and chaired the Audit Committee of Oasis Residential, Inc., a NYSE REIT. Mr. Rhein has served since 2004 as a director of Cohen & Steers, Inc. (NYSE:CNS), one of the nation’s largest managers of real estate mutual funds. He is a certified public accountant.

Experience and Qualifications of particular relevance to HCP

Mr. Rhein’s extensive real estate investment and development experience over the past 40 years provides our Board with valuable insights regarding the commercial real estate market. This experience, combined with his long-time board and audit committee service with HCP, gives Mr. Rhein a detailed understanding of HCP and makes him a valuable resource to our Board.

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

JOSEPH P. SULLIVAN Independent Director Age 71 Director Since 2004 HCP Committees Compensation; Nominating and Corporate Governance

clinical trials and consulting organization. Mr. Sullivan was Chairman of the Board, Chief Executive Officer and President of American Health Properties, Inc. from 1993 until HCP’s acquisition of American Health Properties in 1999. He is a director of CIGNA Corporation (NYSE:CI), a global health service company. Mr. Sullivan served as a director of Covenant Care, Inc., a provider of long-term care services, from 2000 until 2006, Amylin Pharmaceuticals, Inc. (NASDAQ:AMLN), a biopharmaceutical company, from 2003 until 2012, and MPG Office Trust, Inc., an office building REIT, from 2009 to October 2013. He also has 20 years of investment banking experience with Goldman Sachs.

Mr. Sullivan is Chairman Emeritus of the Board of Advisors of RAND Health and past Chairman of the Board of Advisors of the UCLA Medical Center. From March 2000 through March 2003, he served as Chairman of the Board and Chief Executive Officer of Protocare, Inc., a healthcare

Experience and Qualifications of particular relevance to HCP

Mr. Sullivan’s executive experience with American Health Properties, Inc., combined with his extensive background in investment banking and the healthcare industry, provides our Board with significant expertise relevant to HCP’s business.

Voting Standard

A director nominee will be elected at the Annual Meeting if he or she receives a majority of the votes cast with respect to his or her election (that is, the number of votes cast FOR the nominee must exceed the number of votes cast AGAINST the nominee).

If a director nominee is not re-elected, Maryland law provides that the director will continue to serve on the Board as a “holdover director.” Under our Bylaws, a director who fails to be elected must tender his or her resignation, subject to acceptance by the Board. The Nominating and Corporate Governance Committee will then make a recommendation to our Board on whether to accept the resignation or whether other action should be taken. Our Board will act on the committee’s recommendation and publicly disclose its decision, along with its rationale, within 90 days of certification of the election results.

Board Recommendation

Our Board recommends that you vote FOR each of the seven director nominees.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Board Independence

Our Board has affirmatively determined that each of Ms. Garvey and Messrs. McKee, Cartwright, Henry, Rhein and Sullivan is independent within the meaning of the rules of the New York Stock Exchange (the “NYSE”). We refer to these directors in this proxy statement as the “Independent Directors.” Prior to Kenneth B. Roath’s resignation from the Board in September 2013 and Ms. Martin’s election as President and Chief Executive Officer in October 2013, Mr. Roath and Ms. Martin were also determined to be independent within the meaning of the NYSE rules.

Board Leadership Structure

In October 2013, the Board separated the positions of Chief Executive Officer and Chairman of the Board, and appointed Michael D. McKee as non-executive Chairman and elected Lauralee E. Martin as President and Chief Executive Officer. Ms. Martin has served on the Board since 2008, and continues to serve as a director. The Board believes that separating the positions of Chairman and Chief Executive Officer enhances the Board’s ability to provide independent oversight of management and to carry out its responsibilities on behalf of our stockholders, and is consistent with our overall corporate governance practices.

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  BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

The Board also believes the separation of the Chairman and Chief Executive Officer positions allows Ms. Martin to focus on operating and managing our business and leverages Mr. McKee’s experience and perspectives.

The Board periodically reviews the leadership structure and may make changes in the future.

Committees of the Board

Our Board has a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Each committee has a written charter, which can be accessed on our website at www.hcpi.com under Investor Relations—Corporate Governance—Committee Charters.

Audit Committee

Members:	Responsibilities:
Christine N. Garvey, Chair Brian G. Cartwright Peter L. Rhein

✓    Oversee the integrity of HCP’s financial statements and internal controls over financial reporting

✓    Oversee HCP’s compliance with legal and regulatory requirements

✓    Assess the qualifications and independence of, and oversee, HCP’s independent registered public accounting firm

✓      Oversee HCP’s internal audit function

✓      Oversee risk management

✓      Issue the Audit Committee Report included in this proxy statement

Independent: All
NYSE/SEC Qualified: All
Financial Experts: All
2013 Meetings: 6

Our Audit Committee meets with members of our independent registered public accounting firm at least four times a year. To ensure independence of the audit, our Audit Committee consults separately and jointly with members of the independent registered public accounting firm and management.

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Compensation Committee

Members:	Responsibilities:

David B. Henry, Chair	✓	Approve compensation plans, policies and programs
Brian G. Cartwright
Peter L. Rhein	✓	Review compensation philosophy
Joseph P. Sullivan

Independent: All	✓	Establish Company goals and objectives relating to Chief Executive Officer’s compensation

NYSE/SEC Qualified: All		Evaluate Chief Executive Officer’s performance in light of those goals and objectives

2013 Meetings: 5		Establish Chief Executive Officer’s compensation based on such evaluation

	✓	Approve compensation for executive vice presidents and other Section 16 officers

Consider recommendations of Chief Executive Officer with respect to other executive officers’ compensation

	✓	Approve employment agreements, executive retirement plans and severance arrangements for senior vice presidents and above

	✓	Review cash incentive awards, long-term incentive compensation and stock option, employee pension and deferred compensation plans

	✓	Administer clawback policy

	✓	Manage director and officer indemnification matters

	✓	Consider the results of the stockholder advisory vote on executive compensation

	✓	Issue the Compensation Committee Report included in this proxy statement

	✓	Recommend Independent Director compensation

Our Compensation Committee may delegate its authority to subcommittees, except for authority to approve compensation levels and award grants for specified officers and any authority the committee is required to exercise by law or regulation. The committee has delegated to the Stock Award Subcommittee the authority to make restricted stock or stock unit grants to vice presidents and more junior employees of up to an annual aggregate limit of 75,000 shares of our common stock. Ms. Martin is currently the sole member of the Stock Award Subcommittee.

For information regarding the Compensation Committee’s retention of outside advisors, including its independent compensation consultant, see “Compensation Governance—Compensation Consultant and Development Process” in the “Compensation Discussion and Analysis” section below.

Nominating and Corporate Governance Committee

Members:	Responsibilities:

Michael D. McKee, Chair	✓	Identify qualified candidates to become Board members
Brian G. Cartwright
David B. Henry	✓	Recommend director nominees for election by the stockholders
Joseph P. Sullivan
Independent: All	✓	Select candidates to fill Board vacancies (see “Director Selection Process” below)

2013 Meetings: 3	✓	Develop corporate governance guidelines applicable to HCP and our Board

	✓	Oversee the evaluation of the Board

Board and Stockholder Meeting Attendance

Our policy is that directors should make every effort to attend all meetings of the Board and the annual meeting of stockholders, as well as the meetings of committees of which they are members. During 2013, our Board held 11 formal meetings. Each of our directors attended at least 75% of the meetings of the Board and each of its committees on which he or she served during 2013. All of our then-current Board members attended the 2013 annual meeting of stockholders.

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  BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Director Selection Process

Identifying and Evaluating Director Nominee Candidates

Our Nominating and Corporate Governance Committee does not set specific, minimum qualifications that nominees must meet in order to be recommended as a candidate for election to the Board. Rather, the committee considers a number of factors when reviewing potential nominees for the Board, including:

✓          personal and professional integrity, ethics and values;

✓          experience in corporate management, such as serving as an officer or former officer of a publicly held company;

✓          experience in our industry;

✓          experience with relevant social policy concerns;

✓          experience as a board member of another publicly held company;

✓          the ability and willingness to commit adequate time to our Board and its committee matters;

✓          the fit of the individual’s skills with those of the other members (and potential members) of our Board in building a board that is effective, collegial and responsive to HCP’s needs;

✓          academic expertise in an area of HCP’s operations; and

✓          practical and mature business judgment.

We do not have a formal policy for the consideration of diversity in identifying nominees for director. However, in addition to the criteria set forth above, the committee strives to create diversity in perspective, background and experience in the Board as a whole when identifying and selecting nominees for the Board. On an annual basis, as part of the Board’s self-evaluation, the Board assesses whether the mix of Board members is appropriate.

In identifying and selecting potential director nominees, the Nominating and Corporate Governance Committee will consider candidates recommended by various sources, including any member of the Board, any stockholder or senior management. The committee may also hire a search firm. All potential director nominees will be reviewed by the Chairman of the committee, or in the Chairman’s absence, another member of the committee. The reviewing committee member will make an initial determination as to the qualifications and fit of the candidate based on the above criteria. If the reviewing committee member determines that it is appropriate to proceed, the Chief Executive Officer or at least one other member of the Nominating and Corporate Governance Committee will interview the candidate. Other Board members may also interview a prospective candidate. The committee will provide progress updates to the Board and will meet to consider and recommend final director candidates to the entire Board. The Board then determines which candidates are nominated or elected to fill a vacancy.

Stockholder Recommendations

The Nominating and Corporate Governance Committee will consider candidates properly recommended by stockholders in the same manner as recommendations received from other sources. Stockholder recommendations must be submitted in writing to the Chairman of the Nominating and Corporate Governance Committee, c/o HCP, Inc., 3760 Kilroy Airport Way, Suite 300, Long Beach, California 90806, together with the proposed candidate’s name, address, age, appropriate biographical information, descriptions of the candidate’s qualifications and the relationship, if any, to the stockholder, together with any other information about the stockholder and the candidate that would otherwise be required pursuant to our Bylaws if the stockholder was nominating the candidate for election to the Board at an annual meeting of stockholders. Stockholders who would like to recommend a candidate for consideration by the Board in connection with the next annual meeting of stockholders should submit their written recommendation no later than January 1 of the year of the meeting.

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Stockholder Nominations

In addition, our Bylaws permit stockholders to nominate director candidates for election to the Board at an annual meeting of stockholders. For a description of the process for nominating directors in accordance with our Bylaws, see “Other Matters—2015 Stockholder Proposals.”

Risk Oversight

Our Board believes that effective risk management involves our entire corporate governance framework. Management is responsible for identifying material risks, implementing appropriate risk management strategies, integrating risk management into HCP’s decision making process, and ensuring that information with respect to material risks is transmitted to senior executives and our Board. Our Board, primarily through the Audit and Compensation Committees, provides overall oversight of the risk management process. The Board believes that its current leadership structure, described under the heading “Board Leadership Structure” above, is conducive to its risk oversight process.

Consistent with NYSE rules, the Audit Committee provides Board level oversight with respect to risk assessment and risk management, including the integrity of HCP’s financial statements and internal control over financial reporting, as well as the performance of HCP’s internal audit function. The Board and Audit Committee are responsible for reviewing and discussing with management any significant risks or exposures faced by HCP, the steps management has taken to identify, mitigate, monitor or control such risks or exposures, and HCP’s underlying policies with respect to risk assessment and risk management. The Compensation Committee is responsible for overseeing HCP’s assessment and management of compensation-related risks and overall philosophy, as further described under the heading “Compensation Risk Assessment” in the “Compensation Discussion and Analysis” section of this proxy statement.

Each committee keeps the Board regularly informed regarding its risk oversight discussions and responsibilities, with reports to the Board following each regular committee meeting. In addition, management reports to the Board twice a year regarding enterprise risk management, with additional updates as necessary.

Corporate Governance and Compensation Practice Policies

Corporate Governance Guidelines

Our Board has adopted Corporate Governance Guidelines with respect to, among other things, Board composition, Board meetings, the Board’s standing committees, stockholder communications with the Board, expectations for directors, succession planning and Board and committee self-evaluation. A current copy of our Corporate Governance Guidelines is posted on the Investor Relations—Corporate Governance section of our website at www.hcpi.com.

Codes of Business Conduct and Ethics

Our Board has adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees, including the principal executive officer, principal financial officer, principal accounting officer and controller. Additionally, we adopted a Vendor Code of Business Conduct and Ethics (the “Vendor Code”) on October 23, 2013, applicable to our vendors and business partners. The Vendor Code represents an integral part of our commitment to the highest ethical standards, ensuring that our employees and vendors work together to collectively uphold those standards.

A current copy of both codes of conduct are posted on the Investor Relations—Corporate Governance—Ethics section of our website at www.hcpi.com. Waivers from, and amendments to, our Code of Business Conduct and Ethics that apply to our directors and executive officers, including our principal executive officer, principal financial officer, principal accounting officer or persons performing similar functions, will be timely posted in the Investor Relations—Corporate Governance—Ethics section of our website at www.hcpi.com.

Clawback Policy

As described in the “Compensation Discussion and Analysis” section below, the Compensation Committee has also adopted a clawback policy that enables HCP to require reimbursement or cancellation of any portion of a cash or equity incentive award or other payment received by an executive in circumstances where the amount of the payment or award was determined based on the achievement of financial results that were subsequently the subject of an accounting restatement due to noncompliance with a financial reporting requirement under the securities laws.

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  DIRECTOR COMPENSATION–2013

Anti-Hedging Policy

Our Board recognizes that hedging against losses in HCP securities may disturb the alignment between the interests of our officers and directors and those of our other stockholders, which our stock ownership guidelines are intended to build. For this reason, officers, directors and employees are prohibited from entering into short sales of our common stock, trading in “puts” and “calls” or other derivative securities that relate to our common stock, and hedging or monetization transactions (such as prepaid variable forwards, equity swaps, collars and exchange funds) that are designed to hedge or offset any decrease in the market value of HCP securities.

Anti-Pledging Policy

Our Board recognizes that a forced margin sale or foreclosure sale of HCP securities may negatively impact our stock price or violate our insider trading policy. Accordingly, in April 2013, the Board adopted a policy that prohibits officers, directors and employees from holding HCP securities in a margin account or pledging HCP securities as collateral for a loan.

Stockholder Communications with the Board

Stockholders or other interested parties who wish to contact members of our Board, the Chairman, any Board committee or our Independent Directors as a group may send written correspondence to the Board at 3760 Kilroy Airport Way, Suite 300, Long Beach, California 90806. The name of any specific intended Board recipients (such as our Chairman or the Independent Directors as a group) should be clearly noted in the communication. Stockholders should provide proof of share ownership with their correspondence and appropriate contact information should be included in all correspondence.  All communications will be received and processed by us and then directed to the appropriate member(s) of our Board.

DIRECTOR COMPENSATION — 2013

Compensation paid to our Independent Directors for services in 2013, including Ms. Martin prior to her appointment as President and Chief Executive Officer effective October 2, 2013, consisted of (1) an annual retainer and annual equity award; (2) an additional retainer for acting as Chairman, Lead Director or Chair of the Audit or Compensation Committees; and (3) an additional retainer for members of a temporary advisory committee (other than its Chair, as described below), as presented in the following table.

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($)(1) (c)	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)	Total ($) (h)
Michael D. McKee	155,000	158,730	–	–	–	–	313,730
Lauralee E. Martin	56,456	158,730	–	–	–	–	215,186
Brian G. Cartwright(2)(3)	60,247	135,510	–	–	–	–	195,757
Christine N. Garvey	105,000	158,730	–	–	–	–	263,730
David B. Henry	95,000	158,730	–	–	–	–	253,730
Peter L. Rhein(3)	97,747	158,730	–	–	–	–	256,477
Kenneth B. Roath(4)	56,250	158,730	–	–	–	–	214,980
Joseph P. Sullivan(3)	97,747	158,730	–	–	–	–	256,477

(1)        The amounts reported in Column (c) of the table above reflect the grant date fair value of the restricted stock unit awards granted to our Independent Directors during 2013 as determined under the principles used to calculate the grant date fair value of equity awards for purposes of the Company’s consolidated financial statements. For a discussion of the assumptions and methodologies used to calculate the amounts referred to above, please see Note 16—Compensation  Plans to the consolidated financial statements included in HCP’s Annual Report on Form 10-K for the year ended December 31, 2013.

We granted each of our Independent Directors (including Mr. Roath, prior to his resignation), other than Mr. Cartwright, an award of 3,000  restricted stock units on April 25, 2013. Each of these awards had a value of $158,730  based on the closing price of our common stock on the grant date. In connection with his appointment to the Board, Mr. Cartwright was granted 3,000 restricted stock units on July 25, 2013, with a value of $135,510  based on the closing price of our common stock on the grant date. No option awards were granted to our Independent Directors during 2013. As of December 31, 2013, each of our Independent Directors held 7,500 unvested restricted stock units, except for Mr. Cartwright, who held 3,000  unvested restricted stock units. Each award was granted subject to the terms of the 2006 Performance Incentive Plan (the “2006  Plan”). The Board administers the 2006 Plan with respect to these awards and has the ability to interpret and make all required determinations under the 2006 Plan.

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DIRECTOR COMPENSATION–2013

(2)        Mr. Cartwright was appointed to the Board on July 2, 2013.

(3)        The amount of cash fees paid to Messrs. Cartwright, Rhein and Sullivan for 2013 includes a monthly retainer of $7,500  for service on the temporary advisory committee from July 25, 2013 to October 2, 2013. Mr. McKee chaired the temporary advisory committee, but did not receive any additional fees for his service.

(4)        During  the period that Mr. Roath was employed  by HCP, he accrued an annual retirement  benefit pursuant to HCP’s Amended and Restated Executive Retirement Plan (the “SERP”). Mr. Roath is the only participant in this plan. Mr. Roath’s SERP benefit  paid by HCP in 2013 was $624,629.  This amount is not reported in the table above as it does not constitute compensation to Mr. Roath for his services as a director. Mr. Roath resigned from the Board effective September 27, 2013.

Annual Retainers

The following table sets forth the annual retainer for the directors, as well as additional annual retainers based on specified Board positions. In August 2013, the Compensation Committee recommended that the Board increase the retainer for the non-executive Chairman or Lead Director from $30,000  to $55,000  to better reflect the responsibilities of the position. HCP also reimburses Independent Directors for director education and travel expenses incurred in connection with their duties. Independent Directors are not provided any additional fees based on the number of meetings they attend.

Annual Retainer ($)
Annual Director Retainer	75,000
Non-Executive Chairman/Lead Director	55,000
Standing Committee Chair
Audit Committee	30,000
Compensation Committee	20,000
Nominating and Corporate Governance Committee	—

Annual Equity Awards

Each year, an Independent Director who is elected at the annual meeting of stockholders receives an award of restricted stock units. In addition, each person who is initially elected or appointed as an Independent Director other than at the annual meeting may receive an award of restricted stock units. The number of shares subject to these awards is determined by the Board at the time of grant. These awards vest ratably over four years from the date of grant and are subject to forfeiture if the director’s service terminates prior to vesting. Additionally, the awards will automatically vest if the director’s service terminates due to death, disability or a qualified retirement.

Director Stock Ownership Guidelines

Independent Directors are required to accumulate and hold shares of HCP stock (including restricted stock and restricted stock units) equal in value to at least five times the amount of the annual cash retainer for directors (currently $375,000). As to new Independent Directors, the guidelines are effective on the first May 15th that occurs more than five years after the director first becomes a member of our Board. Once subject to the guidelines, a director’s level of stock ownership will be reviewed annually on May 15th for as long as the director remains in office. All of our directors for whom the guidelines have become effective currently satisfy our director stock ownership guidelines.

Director Deferred Compensation Plan

We maintain our Amended and Restated Director Deferred Compensation Plan (the “Director Deferral Plan”), which permits our Independent Directors to elect to defer their annual retainers. Amounts deferred under the Director Deferral Plan are payable upon the termination of service on the Board or such earlier date as elected by the director. A director participating in the Director Deferral Plan may elect to have deferred compensation and transferred accruals credited to (i) an interest rate account wherein the deferrals and transferred amounts accrue interest at a rate equal to the current prime rate minus one percent, or (ii) a stock credit account wherein the deferrals and transferred amounts are treated as if invested in HCP common stock with the account increasing for dividends paid, and increasing or decreasing with changes in HCP’s stock price.

Non-Employee Director Stock-for-Fees Program

Under the Non-Employee Director Stock-for-Fees Program, each of our Independent Directors may elect to receive all or a portion of their annual retainer in the form of shares of our common stock in lieu of payment in cash. If a director elects to receive fees in the form of stock, the director’s election will apply to all fees that would otherwise be paid in cash, commencing with HCP’s fiscal quarter after the election is made. Shares will be issued to directors who elect to receive stock under the program as soon as practicable after HCP pays an ordinary cash dividend to its stockholders following the quarter during which the election was made, and the number of shares to be issued will be determined by dividing  (i) the amount of the fees by (ii) the average closing price of our common stock for the ten trading days ending with the dividend payment date.

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OUR EXECUTIVE OFFICERS

The following sets forth biographical information regarding our executive officers, other than Ms. Martin, whose biographical information is set forth under the heading “Proposal No.1 – Election of Directors—Director Nominees” above.

Jonathan M. Bergschneider, 39, is Executive Vice President—Life Science Estates. He served as our Senior Vice President—Life Science Estates from January 2008 to May 2011. Mr. Bergschneider joined HCP in 2007 as Vice President in conjunction with our acquisition of Slough Estates (USA). He was previously employed by Slough Estates from 2000 to 2007 during the creation and build-out of that company’s life science portfolio.

Paul F. Gallagher, 53, became our Executive Vice President and Chief Investment Officer in May 2006 after joining HCP as Executive Vice President—Portfolio Strategy in October 2003. From 1988 until he joined HCP, Mr. Gallagher was employed by GE Capital Real Estate in various positions, including as Managing Director of its Strategic Ventures department.

Thomas D. Kirby, 67, became our Executive Vice President— Acquisitions and Valuations in January 2009. He previously served as our Senior Vice President—Acquisitions and Valuations since February 2006. Prior to that time, Mr. Kirby served as Vice President—Acquisitions and Valuations of HCP since November 1998. He joined HCP after 20 years with Valuation Counselors, Inc., a national healthcare valuation firm.

Thomas M. Klaritch, 56, is Executive Vice President—Medical Office Properties. From October 2003 through April 2008, he served as our Senior Vice President—Medical Office Properties. Prior to that, he was a founding member and Chief Financial Officer of MedCap Properties LLC, a real estate company located in Nashville, Tennessee that owned, operated and developed real estate in the healthcare field. HCP acquired MedCap Properties LLC in October 2003. Mr. Klaritch is a certified public accountant.

James W. Mercer, 69, became our Executive Vice President, General Counsel and Corporate Secretary in July 2011 and, additionally, our Chief Administrative Officer in January 2014.

He was previously Of Counsel at Bryan Cave LLP for five years. Mr. Mercer has over 40 years of experience serving in both legal counsel and senior management capacities, including 15 years as a Partner at Hennigan, Mercer & Bennett and five years as Special Counsel at WebMD Corporation, a leading health information provider.

Timothy M. Schoen, 46, became our Executive Vice President and Chief Financial Officer in May 2011. He was previously our Executive Vice President—Life Science and Investment Management since January 2009 and prior to that time was our Senior Vice President—Investment Management since January 2007 and our Vice President—Acquisitions/Dispositions from April 2006 to January 2007. From 1997 until he joined HCP, Mr. Schoen was employed by Kilroy Realty Corporation (NYSE: KRC), a REIT that owns, develops and operates office and industrial buildings, and served as its Vice President, Corporate Finance.

Susan M. Tate, 53, is Executive Vice President. She served as Executive Vice President—Post-Acute and Hospitals from February 2012 to February 2014. From January 2009 through February 2012, she served as our Executive Vice President— Asset Management and Senior Housing, and from February 2007 through January 2009 she served as our Senior Vice President—Asset Management. Prior to joining us, Ms. Tate spent 19 years at JPMorgan and its predecessor institutions in both healthcare and real estate lending positions, including as Vice President, Real Estate Corporate Banking.

Kendall K. Young, 53, is Executive Vice President—Senior Housing. From September 2010 through February 2012, he served as Executive Vice President. Prior to joining us, from May 2007 to September 2010, he was affiliated with Strategic Value Partners in Greenwich, Connecticut, where he was a Managing Director. In his position as Global Head of Asset Management, Mr. Young was responsible for managing all aspects of a large commercial property portfolio. Before that, he held Managing Director positions with Merrill Lynch and GE Capital Real Estate, where he originated transactions and managed large U.S. and international portfolios of real estate equity and debt investments.

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CERTAIN TRANSACTIONS

Related Person Transaction Policies and Procedures

Our Code of Business Conduct and Ethics provides that all employees and directors should avoid any private interest that influences their ability to act in the interests of HCP or that makes it difficult to perform their work objectively and effectively, and requires that employees and directors fully disclose any situations that reasonably would be expected to give rise to a conflict of interest with HCP. Any waiver of these conflict of interest rules for our directors or executive officers requires the approval of our Board or the appropriate committee of the Board and will be granted only in extraordinary circumstances.

In addition, it is our policy that all potential related person transactions, which are defined as transactions required to be reported under Item 404 of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are first screened by our General Counsel for materiality and then sent to the Audit Committee for review. The Audit Committee Charter states that the Audit Committee shall discuss with management and HCP’s independent registered public accounting firm any related person transactions brought to the committee’s attention which could reasonably be expected to have a material impact on our financial statements. In determining whether to approve or reject a related person transaction, the committee takes into account, among other factors it deems appropriate, whether the proposed transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, as well as the extent of the related person’s economic interest in the transaction. Audit Committee review and approval of related person transactions is evidenced in the minutes of the applicable meeting.

Related Person Transactions

There were no related person transactions identified for 2013.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers to file with the SEC reports of initial ownership and reports of changes in ownership of our equity securities. Based on a review of the reports furnished to us, as well as the written responses to annual directors’ and officers’ questionnaires, we believe that during 2013 all of our directors and officers timely filed all reports they were required to file under Section 16(a), except for two reports on Form 4 (involving one transaction each) for Scott A. Anderson. These two Form 4s were inadvertently filed late solely due to an administrative error of the Company.

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SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS, DIRECTORS AND MANAGEMENT

The following table sets forth certain information as of March 7, 2014 (unless otherwise indicated) regarding the beneficial ownership, as that term is defined in Rule 13d-3 under the Exchange Act, of shares of our common stock by (1) each person known to beneficially own more than 5% of our outstanding common stock, (2) each director and nominee for election as director, (3) each of the executive officers named in the Summary Compensation Table on page 30 and (4) all current directors and executive officers as a group. This table is based on Company records and information supplied to us by our executive officers, directors and principal stockholders or included in a Schedule 13G, or an amendment thereto, filed with the SEC.

	Shares Beneficially Owned(1)
			Number of
	Number of		Options/	Percent of
Name of Beneficial Owner	Shares(2)		RSUs(3)	Class(4)
Greater than 5% Stockholders
The Vanguard Group, Inc. and affiliates	54,212,104	(5)	—	11.84%
100 Vanguard Blvd.
Malvern, PA 19355
BlackRock, Inc.	38,740,592	(6)	—	8.46%
40 East 52nd Street
New York, NY 10022
State Street Corporation	29,593,251	(7)	—	6.46%
State Street Financial Center
One Lincoln Street
Boston, MA 02111
Directors
Michael D. McKee	147,500	(8)	7,500	*
Brian G. Cartwright	—		—	—
Christine N. Garvey	11,015	(9)	7,500	*
David B. Henry	26,896		7,500	*
Peter L. Rhein	28,900	(9)	7,500	*
Joseph P. Sullivan	52,220		7,500	*
Kenneth B. Roath(10)	257,716	(11)	—	*
Named Executive Officers
Lauralee E. Martin(12)	186,980		62,211	*
Paul F. Gallagher	96,825	(9)	154,015	*
Thomas M. Klaritch	267,023	(13)	170,924	*
James W. Mercer	33,337		27,675	*
Timothy M. Schoen	44,526		44,197	*
James F. Flaherty III(14)	598,876	(15)	1,359,844	*
All current directors, director nominees, current Named Executive Officers and other executive officers as a group (16 persons)(12)	984,991		579,229	*

*                    Less than 1%

(1)          Except as otherwise noted and subject to applicable community property laws, each individual has sole voting and investment power with respect to the shares listed.

(2)          Includes shares of unvested restricted stock as to which the holder has sole voting but not investment power, as follows: Ms. Martin, 131,673; and other executive officers included with the named individuals as a group, 8,965.

(3)          For current executive officers, consists of shares issuable upon exercise of outstanding stock options that are currently vested or will vest within 60 days following March 7, 2014. For Ms. Martin, also consists of shares represented by unvested restricted stock unit awards that will vest within 60 days of March 7, 2014. For the Independent Directors, consists of shares represented by unvested restricted stock unit awards that will vest within 60 days of March 7, 2014 and additional shares represented by unvested restricted stock unit awards that will automatically vest upon the director’s qualified retirement from HCP. For Mr. Flaherty, consists of shares issuable upon exercise of outstanding stock options that are currently vested and vested restricted stock units and dividend equivalents that are payable within 60 days of March 7, 2014.

(4)          Unless otherwise indicated, based on 458,043,035 shares outstanding at March 7, 2014. In addition, for purposes of computing the percentage of shares held by an individual, the number of shares outstanding includes (a) shares issuable within 60 days following March 7, 2014 upon exercise of outstanding stock options and (b) shares represented by unvested restricted stock units that will vest within 60 days of March 7, 2014 or upon the individual’s qualified retirement from HCP, but, in each case, such shares are not included in the number of shares outstanding for purposes of computing the percentage of shares held by any other person.

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SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS, DIRECTORS AND MANAGEMENT

(5)          Share and beneficial ownership information for The Vanguard Group, Inc. (“Vanguard”) is given as of December 31, 2013, and was obtained from a Schedule 13G/A filed on February 11, 2014 with the SEC. According to the Schedule 13G/A, Vanguard has sole voting power over 1,312,203 shares, shared voting power over 297,800 shares, sole dispositive power over 53,111,781 shares and shared dispositive power over 1,100,323 shares of our common stock. The Schedule 13G/A states that Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd., each a wholly-owned subsidiary of Vanguard, are the beneficial owners of 583,423 and 1,245,680 shares, respectively, as a result of serving as investment managers of collective trust accounts and of Australian investment offerings, respectively. The number of shares reported as beneficially owned by Vanguard in Vanguard’s Schedule 13G/A includes 30,854,850 shares, representing 6.76% of our outstanding common stock, that Vanguard Specialized Funds—Vanguard REIT Index Fund (“Vanguard REIT Fund”) separately reported as beneficially owned in a Schedule 13G/A filed on February 4, 2014 with the SEC. According to Vanguard REIT Fund’s Schedule 13G/A, Vanguard REIT Fund has sole voting power over 30,854,850 shares and no dispositive power over any shares of our common stock.

(6)          Share and beneficial ownership information for BlackRock, Inc. (“BlackRock”) is given as of December 31, 2013, and was obtained from a Schedule 13G/A filed on January 29, 2014 with the SEC. According to the Schedule 13G/A, BlackRock has sole voting power over 34,625,023 shares and sole dispositive power over 38,740,592 shares of our common stock. The Schedule 13G/A states that various persons have the right to receive or the power to direct the receipt of dividends from or the proceeds from the sale of our common stock but that no one person’s interest in our common stock is more than 5% of the total outstanding common shares.

(7)          Share and beneficial ownership information for State Street Corporation (“State Street”) is given as of December 31, 2013, and was obtained from a Schedule 13G filed on February 3, 2014 with the SEC. According to the Schedule 13G, State Street has shared voting power and shared dispositive power over 29,593,251 shares of our common stock.

(8)          Includes 22,700 shares held in a family trust.

(9)          Consists of shares held in a family trust.

(10)    Mr. Roath resigned from the Board effective September 27, 2013, at which time all of his unvested restricted stock units automatically vested in full.

(11)    Includes 16,703 shares held by a charitable foundation for which Mr. Roath exercises voting and investment control. Shares held by Mr. Roath are available as collateral for a line of credit account.

(12)    Ms. Martin was elected HCP’s President and Chief Executive Officer effective October 2, 2013 and is also a member of our Board of Directors.

(13)    Includes 60,000 shares held in irrevocable trusts for the benefit of Mr. Klaritch’s children. Mr. Klaritch disclaims beneficial ownership of these shares.

(14)    Mr. Flaherty was terminated as HCP’s Chairman, Chief Executive Officer and President effective October 2, 2013 and resigned as a member of the Board effective October 28, 2013.

(15) Includes 573 shares held in an IRA by Mr. Flaherty’s wife and 276 shares held in a trust for the benefit of Mr. Flaherty’s children. Mr. Flaherty disclaims beneficial ownership of these shares. Mr. Flaherty’s remaining shares are held in a family trust.

2014 Proxy Statement | HCP	13

PROPOSAL NO. 2	RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has appointed Deloitte & Touche LLP (“Deloitte”) as HCP’s independent registered public accounting firm for the fiscal year ending December 31, 2014, and is submitting its selection for ratification by our stockholders. The Audit Committee carefully considered Deloitte’s qualifications, including the qualifications of Deloitte’s audit engagement team, the quality control procedures Deloitte has established and any issues raised by the Public Company Accounting Oversight Board’s most recent quality control review of Deloitte. The Audit Committee’s review also included the matters regarding auditor independence discussed under the heading “Audit Committee Report,” including whether the nature and extent of non-audit services would impair Deloitte’s independence. Services provided to HCP and its subsidiaries by Deloitte in fiscal years 2013 and 2012 are described under the heading “Audit and Non-Audit Fees.”

A representative of Deloitte is expected to attend the Annual Meeting and will have an opportunity to make a statement and be available to respond to appropriate questions.

Voting Standard

Ratification of the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2014 requires the affirmative vote of a majority of the votes cast on this proposal at the Annual Meeting. Although ratification of the appointment of Deloitte is not required by our organizational documents or applicable law, the Audit Committee and the Board believe it is a good corporate practice to request stockholder ratification of the appointment. If the stockholders do not ratify the appointment of Deloitte, the Audit Committee will consider other firms. The Audit Committee retains the power to replace the independent registered public accounting firm whose appointment was ratified by stockholders if the Audit Committee determines that it is in the best interests of HCP.

Board Recommendation

Our Board recommends that you vote FOR ratification of the appointment of Deloitte as HCP’s independent registered public accounting firm for the fiscal year ending December 31, 2014.

AUDIT AND NON-AUDIT FEES

Fee Information

The following table shows information about the respective fees billed by Deloitte during or related to the fiscal years ended December 31, 2013 and December 31, 2012. Deloitte has served as HCP’s independent registered public accounting firm since March 3, 2010.

	2013	2012
	($ in thousands)	($ in thousands)
Audit Fees(1)	1,837	2,147
Audit-Related Fees(2)	216	269
Tax Fees(3):
Tax Compliance(4)	512	530
Tax Planning and Tax Advice(5)	1,021	218
All Other Fees(6)	–	207
TOTAL	3,586	3,371

(1)    Audit fees include fees and out-of-pocket  expenses billed for the audit of our annual consolidated financial statements and internal control over financial reporting, the review of the interim consolidated financial statements included in our Quarterly Reports on Form 10-Q, and other SEC registration statement and consent services.

(2)    Audit-related fees include fees for the separate audits of our consolidated subsidiaries and unconsolidated joint ventures.

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AUDIT COMMITTEE REPORT

(3)          Tax fees consist of tax compliance fees and tax planning and tax advice fees.

(4)          Tax compliance primarily involves the preparation or review of tax returns.

(5)          Tax planning and tax advice encompass a diverse range of services, including tax advice related to acquisitions, investments, consultation regarding the impact of proposed actions/activities on REIT qualification, and consultation regarding the foreign, federal, state and local tax issues related to various transactions. In 2013, tax planning and tax advice fees included consultation regarding tax issues related primarily to acquisition activity, as well as other fees related to our leadership transition.

(6)          All other fees in 2012 consisted of fees for consulting services provided in connection with our sustainability processes and reporting.

Policy on Pre-Approval of Audit and Permissible Non-Audit Services

The Audit Committee considered whether the provision of the non-audit services by Deloitte to HCP was compatible with maintaining the audit firm’s independence and concluded that Deloitte’s independence was not compromised by the provision of such services. The Audit Committee must pre-approve all audit and permitted non-audit services performed by Deloitte.

The Audit Committee has delegated its pre-approval responsibility to its Chair, provided that the Chair presents any pre-approvals related to audit and permitted non-audit services to the Audit Committee at its next scheduled meeting. The Audit Committee pre-approved all services provided by Deloitte in the fiscal years ended December 31, 2013 and December 31, 2012.

AUDIT COMMITTEE REPORT

The Audit Committee consists of three members: Ms. Garvey and Messrs. Cartwright and Rhein. All the members are independent directors under applicable NYSE and SEC rules. The Audit Committee has certain duties and powers as described in its written charter adopted by the Board. A copy of the charter can be found on our website at www.hcpi.com under Investor Relations—Corporate Governance—Committee Charters.

The Audit Committee oversees HCP’s financial reporting process on behalf of the Board. Management has the primary responsibility for establishing and maintaining adequate internal financial controls, for preparing the financial statements and for the public reporting process. Deloitte, HCP’s independent registered accounting firm for 2013, is responsible for expressing opinions on the conformity of the Company’s audited consolidated financial statements with generally accepted accounting principles and on the Company’s internal control over financial reporting.

In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed with management and Deloitte the audited consolidated financial statements for the year ended December 31, 2013 and Deloitte’s evaluation of our internal control over financial reporting. The Audit Committee has discussed with Deloitte the matters required to be discussed by Auditing Standard No. 16, “Communications with Audit Committees” issued by the Public Company Accounting Oversight Board. The Audit Committee also received the written disclosures and the letter from Deloitte required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with Deloitte their independence.

Based on the Audit Committee’s review of the audited consolidated financial statements and the review and discussions described in the foregoing paragraph, the Audit Committee recommended to the Board that the audited consolidated financial statements for the year ended December 31, 2013 be included in HCP’s Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the SEC.

Audit Committee of the Board of Directors

Christine N. Garvey (Chair)

Brian G. Cartwright

Peter L. Rhein

2014 Proxy Statement | HCP	15

EXECUTIVE COMPENSATION

A Message To Our Stockholders

“In 2013, as part of our change in leadership, our Compensation Committee proactively undertook a comprehensive redesign of our executive compensation programs that uses transparent metrics designed to optimize alignment of our executives’ interests with those of our stockholders.”

David B. Henry

Chair of the Compensation Committee

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the following Compensation Discussion and Analysis, and based upon this review and discussion, has recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted by members of the Compensation Committee:

David B. Henry, Chair

Brian G. Cartwright

Peter L. Rhein

Joseph P. Sullivan

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) describes our new and improved performance incentive plan for our NEOs. In particular, this CD&A explains our 2013 Company accomplishments, overall philosophy and new executive compensation program, including how the performance metrics of the new program are designed to accomplish our objectives. Additionally, this CD&A discusses the supporting compensation governance policies and provides details regarding the compensation awarded to our NEOs for 2013. This discussion contains forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Future compensation programs that we adopt may differ materially from currently planned programs, though none are anticipated at this time.

2013 Company Accomplishments

This past year was one of substantial change and uncertainty in the healthcare industry, which we believe has created opportunities for HCP to address the significant new challenges that we and our operators are facing. Despite such uncertainty, we achieved strong operating and financial performance, successfully managed through a change in leadership and continued to have important discussions with our operators on their strategic priorities and capital needs in the wake of healthcare reform initiatives. In 2013, some of our accomplishments included:

✓ Achieved an 8% growth in FFO as adjusted per share and 12% growth in earnings per share.

✓ Increased FAD per share by 14% (a measure supporting consistent dividend growth).

✓ Generated 3.1% same store cash NOI growth.

✓ Completed approximately $600 million of investments.

✓ Raised $800 million of 10-year bonds at an attractive 4.25% coupon.

✓ Continued to improve our credit profile by reducing Financial Leverage to 39%, Secured Debt Ratio to 6.8% (the lowest level in over seven years) and Net Debt to Adjusted EBITDA below 5.0x.

✓ Increased the quarterly cash dividend in January 2014 by 3.8% to $0.545 per share (annualized rate of distribution per share for 2014 is $2.18, compared with $2.10 for 2013).

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COMPENSATION DISCUSSION AND ANALYSIS

HCP has delivered 29 years of consecutive dividend growth and is the only REIT in the S&P 500 Dividend Aristocrats Index, which recognizes S&P 500 companies that have increased their dividend for at least 25 consecutive years and have a market capitalization in excess of $3 billion. We are proud of this exclusive achievement, which represents our commitment to consistently grow stockholder value.

Our Compensation Philosophy

At HCP’s annual meetings over the past three years, our stockholders have supported the advisory vote to approve the compensation of our NEOs (often referred to as “say on pay”) with over 97% approval of the votes cast in 2013, 96% approval of the votes cast in 2012 and 96% approval of the votes cast in 2011. Even though we achieved such positive support from our stockholders, the Compensation Committee determined to proactively redesign and improve our executive compensation program to reflect best corporate practices in executive compensation.

Our revised approach provides balanced incentives for our executives through a mix of base salary and performance-based compensation. Under our new plan, a significant portion of total direct compensation is dependent upon the achievement of Company and individual performance goals across varying metrics and performance periods. This variable compensation creates greater alignment with the interests of our stockholders, promotes the execution of our business strategy in a manner that focuses on the creation of long-term value and encourages prudent risk management.

2013 Transition and Overview of Our New 2014 Compensation Program

Our 2013 executive compensation program reflects a transition from our old compensation plan to our new 2014 compensation plan. As part of our transition, the Compensation Committee first determined that HCP met the 2013 FFO per share target set by the committee in January 2013 in connection with the presentation of the annual operating plan to our Board. Next, the Compensation Committee overlaid the new STIP and LTIP performance metrics to determine the NEOs’ actual 2013 incentive compensation. This transitional approach better links 2013 compensation to the promotion of long-term stockholder value through more robust and objective performance criteria. Additionally, in accordance with the objectives under our new plan, the application of the new STIP and LTIP metrics increased the “at risk” component of our NEOs’ compensation, added rigor and transparency to our 2013 compensation program and better aligned our executives interests with those of our stockholders.

Performance-based incentive compensation constitutes one of the key focuses of our compensation practice. STIP and LTIP compensation are each determined based on objective Company performance metrics and individualized objectives, both of which include both specified quantitative Company performance metrics and qualitative individual performance goals, as further described below. Our multifaceted LTIP is split evenly between a time-vested retentive component and a forward-looking, three-year performance-based component that directly measures HCP’s performance against relative total stockholder return (TSR) and Net Debt to Adjusted Pro Forma EBITDA performance criteria. The objective metrics, individual goals and target incentive awards will be established for each NEO at the beginning of the performance period by the Compensation Committee.

2014 Proxy Statement | HCP	17

COMPENSATION DISCUSSION AND ANALYSIS

Our new STIP and LTIP are illustrated below:

SHORT-TERM INCENTIVE PLAN (STIP)

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COMPENSATION DISCUSSION AND ANALYSIS

LONG-TERM INCENTIVE PLAN (LTIP)

2014 Proxy Statement | HCP	19

COMPENSATION DISCUSSION AND ANALYSIS

Company Performance Metrics

Of our executives’ short- and long-term incentive compensation, 50% is based on the achievement of Company performance hurdles established at the beginning of the applicable performance period by the Compensation Committee. We use normalized FFO per share as the basis for our Company performance-based STIP metric and normalized FAD per share for our LTIP metric. Additional information regarding FFO, FAD, and other non-GAAP measures is included in Appendix A to this proxy statement.

In addition, while the determination of the LTIP award is first predicated on specific normalized FAD per share and various individual metrics, once granted, 50% of the award remains at risk and the ultimate amount of compensation received is subject to three-year, forward-looking performance based on relative

TSR and Net Debt to Adjusted Pro Forma EBITDA. We refer to this portion of the award as the “3-Year LTIP.” The 3-Year LTIP vests based 70% on the achievement of relative TSR compared to the FTSE NAREIT Health Care and MSCI US REIT Indices (on a weighted average of 75% and 25%, respectively) and 30% based on balance sheet management measured by Net Debt to Adjusted Pro Forma EBITDA. The remaining 50% of the award will vest ratably over time and is referred to as the “Annual LTIP.”

The table below summarizes the use of Company-based performance metrics in our new executive compensation plan, as well as the reasons that we believe these metrics promote long-term stockholder value.

Performance Metric	Component	Significance
Normalized FFO per share	STIP

• FFO per share is a commonly used REIT financial metric defined by NAREIT; normalized FFO per share is adjusted to exclude non-recurring charges related to strategic or financing transactions, litigation, severance and impairments.

• Allows stockholders to compare operating performance among REITs over time on a consistent basis.
• May significantly impact the trading price of a REIT’s common stock and is, therefore, a significant contributor to TSR.

Normalized FAD per share	LTIP	• FAD per share is a REIT financial metric; normalized FAD per share is adjusted to exclude the non-recurring charges described above.
• Measures long-term growth in cash flow that is available for distribution to stockholders.
• Supports our consistent dividend growth and continued inclusion as the only REIT in the S&P 500 Dividend Aristocrats Index.

Relative TSR (75% to FTSE NAREIT Health Care Index; 25% to MSCI US REIT Index)	3-Year LTIP (70%)

• Measure of TSR performance and creation of stockholder value.

• Allows stockholders to evaluate the Company’s TSR relative to a weighted average of a U.S. healthcare REIT index (industry focus) and a U.S. equity REIT index (broad market focus) to provide a comprehensive assessment of performance that impacts all peer participants.

Net Debt to Adjusted Pro Forma EBITDA	3-Year LTIP (30%)	• Reflects the strength of the balance sheet and the ability to generate sufficient earnings to meet debt obligations as the portfolio grows.
• A strong balance sheet is especially important for REITs as they are required to distribute a substantial portion of their annual income to their stockholders.
• A strong balance sheet also enables us to pursue acquisition opportunities.
• Balances normalized FFO and FAD per share metrics within the STIP and LTIP to prevent overleveraging the balance sheet.

Individual Performance Metrics

The other 50% of the executives’ short- and long-term incentive compensation under our revised approach is determined by individually designed, rigorous goals set by the Compensation Committee at the beginning of the performance period.

With respect to the STIP, our executives are only eligible to receive one-half of the STIP award based on individual performance if HCP achieves a threshold normalized FFO per share hurdle. To the extent the hurdle is not met, this one-half of the award will be zero. To the extent the hurdle is met, the Compensation Committee will next consider the individual goals, as well as Company operating metrics, which include real estate investments, capital expenditure investments and non-stabilized assets management.

Similarly, with respect to the LTIP, one-half of the LTIP award based on individual performance is subject to a threshold normalized FAD per share hurdle. Once the hurdle is met, the Compensation Committee will consider the achievement of individual goals and Company operating metrics, which include same store cash NOI growth, FAD dividend payout ratio and balance sheet management.

Under the STIP and LTIP, if the individual performance hurdles are met, the Compensation Committee nevertheless retains negative discretion to reduce the individual performance based portion of the awards to the extent that the committee believes the executive did not completely achieve his or her individual goals.

20	HCP | 2014 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

2013 Individual Performance Considerations

With respect to the 2013 performance year, the Compensation Committee considered the following individual achievements in determining the amount of the executives’ incentive awards.

Lauralee E. Martin, President and Chief Executive Officer

✓        Successfully assumed the role of HCP’s President and Chief Executive Officer by effectively collaborating with the Board and leading HCP’s management team

✓        After assuming office on October 2, 2013, led HCP as it finished a financially successful 2013; achievement of FFO as adjusted of $3.01 per share, an increase of 8% year-over-year; achievement of FAD of $2.52 per share, an increase of 14%, year-over-year; completion of approximately $600 million of investments and achievement of 3.1% in same store cash NOI growth while maintaining a strong balance sheet

✓        Represented HCP externally, including with the media, tenants, operators, managers, the investor community and industry organizations, as our new President and Chief Executive Officer to communicate our new leadership structure and our continuing strategy to enhance long-term stockholder value

✓        Promoted a motivated and supportive team culture through skillful communication, exemplary teamwork and demonstrated integrity

Paul F. Gallagher, Executive Vice President and Chief Investment Officer

✓        Served as the head of the Company’s Investment Committee

✓        Supervised each of the executive vice presidents heading our five distinct business segments: senior housing, post-acute/skilled nursing, life science, medical office and hospital

✓        Completed approximately $600 million of investments, including:

✛                 $178 million in UK-based Barchester debt investments that resulted in a $0.05 gain to FFO per share

✛                 $420 million of other accretive investments

✓        Managed $195 million of capital budget including $65 million of recurring capital

✓        Oversaw the asset management of our $21.7 billion portfolio

✓        Oversaw the upgrade of our real estate portfolio via asset swap and dispositions totaling $111 million with existing operators

✓        Drove same store cash NOI growth of 3.1%, the 5th consecutive year of growth in excess of 3%

✓        Managed occupancy increases of our life science same store portfolio to 93.7% (all-time high), as well as our medical office same store portfolio to 92.6% (highest since 2007)

✓        Managed the leasing of our life science and medical office portfolios where over 2.8 million square feet of space was leased

Timothy M. Schoen, Executive Vice President and Chief Financial Officer

✓        Assisted in managing Company growth to exceed the FFO and FAD per share targets established under our 2013 annual operating plan

✓        Assisted in achieving 3.1% in same store cash NOI growth, in—line with budget and managing our portfolio with corporate overhead of 0.35% of gross undepreciated assets

✓        Oversaw the stabilization of $137 million of assets, reducing the non-stabilized asset pool to 3.5% of the overall portfolio, down from 6.0% two years ago

✓        Developed and presented the Company’s annual operating plan to the Board and assisted the Board in connection with the annual dividend increase

✓        Managed HCP’s strong balance sheet: Financial Leverage was reduced to 39%, Secured Debt Ratio was reduced to 6.8%, and Net Debt to Adjusted EBITDA was below 5.0x

✓        Oversaw all capital market activity, including the issuance of $800 million of 4.25% senior notes due 2023

✓        Successfully managed insurance coverage and risk management programs

✓        Successfully collaborated with business development, underwriting and portfolio management to achieve 2013 growth rates

James W. Mercer, Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary

✓        Provided overall leadership and direction to the legal and human resources departments

✓        Provided legal support for the completion of approximately $600 million of investments and the issuance of $800 million of 4.25% senior notes due 2023

✓        Oversaw the extension of leases on three acute-care hospital leases with Tenet Healthcare Corporation, which led to the retention of $23 million of recurring annual rent and the avoidance of potential FFO and FAD dilution in 2014

✓        Coordinated initiatives to improve corporate governance and compensation practices, which contributed to improved stockholder advisory scores

✓        Initiated a Company-wide enterprise content management program

✓        Led our sustainability reporting initiatives with external reporting agencies (GRI, CDP, etc.)

Thomas M. Klaritch, Executive Vice President—Medical Office Properties

✓        Oversaw operations for our medical office segment, which accounted for approximately 17% of total revenues

✓        Achieved same store cash NOI growth of 2.3% in our medical office segment

✓        Increased same property occupancy for our medical office portfolio to 92.6%, the highest since 2007

✓        Led the Company’s sustainability efforts

✓        Oversaw the management of third-party property management firms in our medical office and life science portfolios

✓        Managed the engineering team for oversight of capital expenditures in accordance with our annual operating plan

2014 Proxy Statement | HCP	21

COMPENSATION DISCUSSION AND ANALYSIS

2013 NEO Compensation

The components of 2013 executive compensation included base salary, annual cash incentive compensation for 2013 performance, and long-term equity incentive opportunities in the form of performance-based LTIP awards, the grant date fair value of which is based on 2013 performance. One half of the LTIP awards is also subject to forward-looking quantitative Company performance criteria under our new compensation plan.

The compensation paid to our NEOs is reported in the 2013 Summary Compensation Table on page 30 of this proxy statement as required by SEC rules. We are also providing the supplemental compensation information below to provide our stockholders with a more complete picture of the compensation to our NEOs for 2013 performance. The table below shows the NEOs’ base salary, annual cash incentive award and long-term equity incentive award value for services performed in 2013, 2012 and 2011. In contrast to the Summary Compensation

Table, which discloses the grant date fair value of equity awards in the year the awards are granted, the table below discloses the grant date fair value of equity awards relating to the year of performance (i.e., generally in the year immediately before the year in which they are granted). For example, the table below discloses the grant date fair value of equity awards granted in January 2014 as compensation for the NEOs for services performed in 2013. As previously discussed, as part of our transition to the new 2014 compensation plan, the Compensation Committee first applied the criteria under our old compensation plan, and then overlaid the new STIP and LTIP performance metrics of our new compensation plan to determine the NEOs’ actual 2013 incentive compensation. The following information should be read in conjunction with the Summary Compensation Table as well as the following tables and narrative descriptions.

Compensation Based on Performance Year

				Long-Term Equity
			Annual Cash	Incentive Award	Total
	Performance	Base Salary	Incentive Award	Value	Compensation
Name	Year	($)	($)(1)	($)(2)	($)(3)

Lauralee E. Martin(4)	2013	196,970	2,200,000	5,119,114	7,516,084

Paul F. Gallagher	2013	500,000	1,350,000	1,970,855	3,820,855
	2012	500,000	1,250,000	1,750,057	3,500,057
	2011	500,000	975,000	2,525,044	4,000,044

Timothy M. Schoen(5)	2013	500,000	1,150,000	1,407,794	3,057,794
	2012	500,000	1,050,000	1,200,039	2,750,039
	2011	438,021	781,250	999,960	2,219,231

James W. Mercer(6)	2013	500,000	1,150,000	1,407,794	3,057,794
	2012	500,000	950,000	1,300,066	2,750,066

Thomas M. Klaritch	2013	350,000	525,000	700,036	1,575,036
	2012	350,000	500,000	625,067	1,475,067
	2011	350,000	450,000	550,030	1,350,030

(1)    The amounts reported in this Column consist of those amounts shown in the “Non-Equity Incentive Plan Compensation” Columns, as applicable, of the Summary Compensation Table on page 30 of this proxy statement. As described in this “Compensation Discussion and Analysis” section, each of the Named Executive Officers received an annual cash incentive award for performance in 2013 under our Executive Bonus Program.

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COMPENSATION DISCUSSION AND ANALYSIS

(2) The amounts reported in this Column for each year reflect the fair value on the grant date of the restricted stock unit awards and option awards granted to our NEOs at the end of, or shortly following, the specified performance year and that, in the Compensation Committee’s view, are intended to serve as compensation for that particular year (e.g., the grant date fair value of the awards that were granted in February 2014 with respect to 2013 performance are shown as compensation for performance year 2013). However, the grant date fair value of the following awards, as well as the awards granted to Ms. Martin and Messrs. Gallagher, Schoen and Mercer in connection with the leadership transition, as described in the table under “One-Time Leadership Transition Awards” on page 25, are excluded from the above table since such awards were not based on the relevant year’s performance:

			Grant Date
			Fair Value(a)
Name	Grant Date	One-Time Award	($)	Special Event

Paul F. Gallagher	May 30, 2011	33,584 restricted stock units	1,249,996	Mr. Gallagher’s significant contributions to HCP’s April 2011 acquisition and long-term triple net master lease of HCR
				ManorCare, Inc. (“HCR”) and HCP’s exercise of its option to purchase an equity interest in the operations of HCR at the closing of the transaction, which spanned both 2010 and 2011
Timothy M. Schoen	May 30, 2011	13,432 restricted stock units	499,939	Mr. Schoen’s promotion to Executive Vice Presidentand Chief Financial Officer
James W. Mercer	July 1, 2011	20,253 restricted stock units	755,842	Mr. Mercer’s election as Executive Vice President, General Counsel and Corporate Secretary

(a) For a discussion of the assumptions and methodologies used to determine the grant date fair value of HCP’s equity awards reflected above, please see footnote (2) to the Summary Compensation Table on page 30 of this proxy statement.

(3) The amounts reported in the “All Other Compensation” Column of the Summary Compensation Table on page 30 of this proxy statement and the values for special equity awards, as described in footnote 2 above, are excluded from the table above and not reflected in this “Total Compensation” Column.

(4) Ms. Martin was appointed as HCP’s President and Chief Executive Officer effective October 2, 2013.

(5) Mr. Schoen was appointed as HCP’s Executive Vice President and Chief Financial Officer effective May 31, 2011.

(6) Mr. Mercer was appointed as HCP’s Executive Vice President, General Counsel and Corporate Secretary effective July 1, 2011. Mr. Mercer was not employed by HCP prior to 2011.

2013 Base Salary

During 2013, we maintained 2012 base salary levels for all of our NEOs to emphasize incentive pay.

	2012	2013	Year-Over-Year
	Base Salary	Base Salary	Increase
Name	($)	($)	(%)

Lauralee E. Martin	—	800,000	N/A
Paul F. Gallagher	500,000	500,000	0
Timothy M. Schoen	500,000	500,000	0
James W. Mercer	500,000	500,000	0
Thomas M. Klaritch	350,000	350,000	0

2013 Annual Cash Incentive Compensation

In January 2013, in connection with the annual operating plan approved by our Board, the Compensation Committee approved maximum annual cash incentive opportunities under the 2013 executive bonus program for each of the NEOs and established a normalized FFO per share performance target of $2.70 relative to the annual operating plan, subject to a proportional payout to the extent FFO per share exceeded a threshold level of $1.88 but did not meet the performance target.

As we previously discussed, our 2014 executive compensation program reflects a transition from our old plan to our new plan. Therefore, in determining the 2013 cash incentive awards to the NEOs, the Compensation Committee first evaluated whether HCP met the FFO per share performance target established under the old plan. For 2013, we exceeded our target FFO resulting in all of our NEOs being eligible to receive an annual cash incentive award at the maximum level established by the Compensation

Committee in January 2013. The Compensation Committee then applied the new STIP performance metrics with a normalized FFO per share target of $2.98 (compared to the old plan FFO target of $2.70 per share), which exceeded our base annual operating plan, to better link 2013 compensation to the promotion of long-term stockholder value through more robust performance criteria under the new plan. As such, the CEO’s and NEOs’ annual cash incentive awards for 2013 were at risk subject to the achievement of both Company and individual performance criteria for the 2013 performance year.

Pursuant to the STIP, one-half of the cash incentive award was based on a formula (as portrayed in the STIP chart above) relating to the Company’s achievement of objective Company performance criteria based on the new normalized FFO per share hurdles relative to our annual operating plan. Because we achieved the “High Level” normalized FFO per share hurdle relative to our annual operating

2014 Proxy Statement | HCP	23

COMPENSATION DISCUSSION AND ANALYSIS

plan, this portion of the award resulted in an amount of 200% of salary for our CEO, and 150% of salary for our other NEOs.(1) The remaining one-half of the award was subject to an assessment of the achievement of individual performance metrics, including the assessment of Company operating metrics with respect to real estate investments, capital expenditure investments and non-stabilized assets management. The Compensation Committee in applying this assessment exercised its negative discretion with respect to the cash incentive awards to result in the reduced payments as set forth below.

	Company Objective	Potential
	(normalized FFO	Maximum	Actual Amount	Reduction From
	per share) Target	Award	Awarded	Potential Maximum
Name	Achieved?	($)	($)	Award
	Yes at
Lauralee E. Martin	Maximum Level (High)	3,200,000	2,200,000	-31%
	Yes at
Paul F. Gallagher	Maximum Level (High)	1,500,000	1,350,000	-10%
	Yes at
Timothy M. Schoen	Maximum Level (High)	1,500,000	1,150,000	-23%
	Yes at
James W. Mercer	Maximum Level (High)	1,500,000	1,150,000	-23%
	Yes at
Thomas M. Klaritch(1)	Maximum Level	750,000	525,000	-30%

(1)    Mr. Klaritch’s annual cash incentive award was determined based on January 2013 target opportunities, subject to the negative discretion of the Compensation Committee, consistent with the annual cash incentive awards granted to the other non-NEO executives.

2013 Performance-Based LTIP Award

Under the old plan, our long-term equity incentive compensation was granted in the form of equity awards that were based on the prior year’s performance and vested over multiple years based on continued service. In other words, our prior LTIP looked backward and was primarily retention based. Our new LTIP, on the contrary, is both performance- and retention-based. Additionally, the new LTIP consists of two components – an annual performance award (the “Annual LTIP Award”) and a three-year, forward-looking performance award (the “3-Year LTIP Award”).

Transitioning from our old plan, the Compensation Committee retroactively applied the new plan performance criteria in determining the amount of the LTIP award for the NEOs to promote the alignment of executive and stockholder interests by tying the realized value of incentive compensation to the achievement of annual and long-term Company performance goals. Accordingly, the 2013 LTIP award was at risk subject to the achievement of both Company and individual performance criteria for the 2013 performance year. Additionally, the 3-Year LTIP Award (equal to 50% of the aggregate 2013 LTIP award) will continue to be at risk subject to additional performance criteria over the next three years.

In determining the amount of the LTIP award, the Compensation Committee first determined one-half of the grant date fair value based on a formula (as portrayed in the LTIP chart on page 19) relating to the Company’s achievement of a normalized FAD per share target of $2.44, which exceeded our base annual operating plan, approved by the Board. Since we exceeded the “High Level” normalized FAD per share hurdle relative to our annual operating plan, this portion of the LTIP award resulted in an award of 325% of base salary for our CEO and 200% of base salary for our other NEOs. The remaining one-half of the LTIP award was subject to a normalized FAD per share threshold relative to our annual operating plan target, which we exceeded. The Compensation Committee then determined the amount of this portion of the LTIP award based on the achievement of individual performance and Company operating metrics, as described above under the heading “Individual Performance Metrics.” Finally, the Compensation Committee exercised its negative discretion with respect to the individual performance portion of the LTIP award to result in the reduction of the amount of the award as set forth in the tables below.

With respect to the distribution of the amount of the LTIP award determined above, 50% was allocated to the Annual LTIP Award and was granted in a combination of 85% restricted stock units and 15% stock options, which vested one-third on the date of grant, subject to a one-year transfer restriction, with the balance vesting ratably over the next two years. The 3-Year LTIP Award comprised the other 50% of the LTIP award and was granted in the form of 100% restricted stock units, which remain at risk through December 31, 2016 based on a combination of our actual TSR for the three-year performance period (70% weighting) measured against a weighted average of the FTSE NAREIT Health Care Index (75%) and MSCI US REIT Index (25%) and our Net Debt to Adjusted Pro Forma EDITDA over the performance period (30% weighting).

24	HCP | 2014 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Annual LTIP Award

	Company Objective	Potential
	(normalized FAD	Maximum	Amount	Reduction From
	per share) Target	Award	Awarded(1)	Potential Maximum
Name	Achieved?	($)	($)	Award

	Yes at
Lauralee E. Martin	Maximum Level (High)	2,600,000	2,500,000	-4%

	Yes at
Paul F. Gallagher	Maximum Level (High)	1,000,000	962,500	-4%

	Yes at
Timothy M. Schoen	Maximum Level (High)	1,000,000	687,500	-31%

	Yes at
James W. Mercer	Maximum Level (High)	1,000,000	687,500	-31%

	Yes at
Thomas M. Klaritch(2)	Maximum Level	750,000	700,000	-7%

(1)    The grant date fair value of the Annual LTIP Award set forth in the table above to Ms. Martin and Messrs. Gallagher, Schoen, Mercer and Klaritch was $2,500,014, $962,479, $687,555, $687,555 and $700,036, respectively.

(2)    Mr. Klaritch’s LTIP award was determined based on January 2013 target opportunities, subject to the negative discretion of the Compensation Committee, consistent with the LTIP awards granted to the other non-NEO executives.

3-Year LTIP Award

	Company Objective	Potential
	(normalized FAD	Maximum	Amount	Reduction From
	per share) Target	Award	Awarded(1)	Potential Maximum
Name	Achieved?	($)	($)	Award

	Yes at
Lauralee E. Martin	Maximum Level (High)	2,600,000	2,500,000	-4%

	Yes at
Paul F. Gallagher	Maximum Level (High)	1,000,000	962,500	-4%

	Yes at
Timothy M. Schoen	Maximum Level (High)	1,000,000	687,500	-31%

	Yes at
James W. Mercer	Maximum Level (High)	1,000,000	687,500	-31%

Thomas M. Klaritch(2)	N/A	N/A	N/A	N/A

(1)    The 3-Year LTIP Awards remain at risk and whether they are ultimately earned is subject to three-year, forward-looking performance in terms of relative TSR and Net Debt to Adjusted Pro Forma EBITDA hurdles. Additionally, the grant date fair value of the 3-Year LTIP Awards (calculated in compliance with FASB Accounting Standards Codification Topic 718 and Securities Exchange Commission Staff Accounting Bulletin No. 107/110) set forth in the table above to Ms. Martin and Messrs. Gallagher, Schoen and Mercer was $2,619,100, $1,008,376, $720,239 and $720,239, respectively.

(2)          Mr. Klaritch and the other non-NEO executives were not granted 3-Year LTIP Awards.

One-Time Leadership Transition Awards

In connection with our October 2013 leadership transition, the Compensation Committee granted a one-time inducement and make-whole equity award of $10 million to Ms. Martin with the intent to make up for the lost financial value she incurred and equity compensation she forfeited in leaving her former executive position at Jones Lang LaSalle Incorporated. The Compensation Committee determined that providing this award was necessary in order to retain Ms. Martin, who our Board believes represents the best candidate to provide new leadership for the Company and to execute its strategies to enhance long-term value for stockholders. The Compensation Committee was able to structure the award in the form of equity awards, a portion of which will be subject to performance conditions in order to promote alignment between her compensation and the interests of our stockholders. Sixty percent (60%) of the award was granted in the form of restricted stock vesting in 12 quarterly installments beginning December 31,

 2013. However, irrespective of vesting, the restricted shares and any shares payable in respect of such restricted shares are subject to a transfer restriction until December 31, 2020, except in the case of Ms. Martin’s (1) death or disability, in which case the transfer restriction will lapse, or (2) termination by the Company without “Cause” (as defined in her employment agreement) or by Ms. Martin with “Good Reason” (as defined in her employment agreement), in which case the transfer restriction will lapse on the later of two years after the termination or December 31, 2018. The remaining 40% of the award is subject to the same vesting schedule as the Company’s new LTIP awards, with 50% of this portion of the award at risk subject to the achievement of additional performance criteria through December 31, 2016. Accordingly, the ultimate value of Ms. Martin’s inducement and make-whole award is tied directly to Company performance.

2014 Proxy Statement | HCP	25

COMPENSATION DISCUSSION AND ANALYSIS

Additionally, Messrs. Gallagher, Schoen and Mercer were each granted a one-time retention award in the form of restricted stock units with a fair value of $1 million based on the average of our closing stock price for the five trading days beginning October 4, 2013 for Messrs. Gallagher and Schoen and October 31, 2013 for Mr. Mercer. The Compensation Committee determined that providing these awards was appropriate to reward and ensure the continuity and cohesiveness of our senior leadership team during the leadership transition. These restricted stock units will vest in two annual installments beginning on the first anniversary of the grant date, subject to the executive’s continued employment through the applicable vesting date. The grant date fair value of these awards, as well as Ms. Martin’s inducement and make-whole award, is reflected in the table below. These awards, to the extent granted in 2013, are included pursuant to SEC requirements in the Summary Compensation Table, but excluded for purposes of the above Compensation Based on Performance Year table because they are one-time inducement and retention awards unrelated to 2013 performance.

	Transition
	Award
	(Grant Date
	Fair Value)
Name	($)	Form of Award	Grant Date	Vesting Schedule

Lauralee E. Martin	6,000,010	100% restricted stock	10/2/2013	Vests in 12 equal quarterly installments beginning on
				December 31, 2013; subject to 7-year holding requirement

	2,000,057	85% RSUs	2/3/2014	One-third vested on the February 3, 2014 grant date, subject
		15% options		to a one-year transfer restriction; balance vests in 2 annual
				installments on February 3, 2015 and 2016

	2,095,305	100% performance	2/3/2014	Cliff vesting on December 31, 2016 subject to objective
		RSUs		performance criteria over 3-year performance period (70%
				relative TSR and 30% Net Debt to Adjusted Pro Forma EBITDA)

Paul F. Gallagher	1,021,014	100% RSUs	10/10/2013	2 equal annual installments beginning on October 3, 2014

Timothy M. Schoen	1,021,014	100% RSUs	10/10/2013	2 equal annual installments beginning on October 3, 2014

James W. Mercer	990,167	100% RSUs	11/06/2013	2 equal annual installments beginning on October 31, 2014

Compensation Governance

Compensation Risk Assessment

The Compensation Committee has concluded that our executive compensation program does not encourage unnecessary or excessive risk taking. Our balanced approach to executive compensation uses both quantitative and qualitative assessments of performance without putting undue emphasis on a single performance measure. Base salaries are fixed in amount and thus do not encourage risk taking.

While our annual cash incentive plan or STIP focuses on the achievement of annual goals, executives’ awards under the plan require a threshold level of Company performance. Only once that threshold is met are our executives also eligible for a cash incentive award based on individual performance criteria, which individual performance award may be reduced by our Compensation

Committee based on any factors it deems appropriate. The Compensation Committee believes that the STIP appropriately balances risk and the desire to focus executives on specific annual goals important to our success.

A substantial portion of our executives’ compensation is in the form of equity awards that further align executives’ interests with those of our stockholders. The Compensation Committee believes that the LTIP awards do not encourage unnecessary or excessive risk taking because the ultimate value of the awards is tied to the Company’s performance and stock price, and because the awards are subject to long-term vesting schedules or performance-based vesting and stock ownership guidelines, executives should always have significant value tied to the Company’s performance.

Compensation Consultant and Development Process

Our Compensation Committee is authorized to retain independent counsel, compensation and benefits consultants and other outside experts or advisors. Since November 2008, the committee has retained FPL Associates, L.P. (“FPL Associates”) as its compensation consultant. For 2013, FPL Associates advised the Compensation Committee with respect to trends in executive compensation, determination of pay programs, assessment of competitive pay levels and mix (e.g., proportion of fixed pay to incentive pay and proportion of annual cash pay to long-term incentive pay) and setting compensation levels. FPL Associates also reviewed comparable equity REITs for 2013 and assisted the Compensation Committee with obtaining and evaluating current executive compensation data for these companies. FPL Associates also assisted HCP with designing its new compensation plan. The Compensation Committee made its 2013 compensation decisions, including decisions with respect to the NEOs’ compensation, after consulting with

26	HCP | 2014 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

FPL Associates. FPL Associates reports directly to the Compensation Committee and works with management only on matters for which the committee is responsible. During 2013, FPL Associates did not perform work for HCP other than pursuant to its engagement by the Compensation Committee. The Compensation Committee has assessed the independence of FPL Associates and concluded that its engagement of FPL Associates does not raise any conflict of interest with HCP or any of its directors or executive officers.

Adoption of a Company Peer Group and Compensation Assessment

In developing our new compensation program, our Compensation Committee engaged FPL Associates to advise it on market and peer practices, and to assist with designing new compensation plans appropriate for our Company. Based on FPL Associates’ recommendations, the Compensation Committee selected the following companies as HCP’s compensation peer group in 2013:

AvalonBay Communities, Inc.	Host Hotels & Resorts, Inc.
Boston Properties, Inc.	ProLogis
Equity Residential	Public Storage
General Growth Properties, Inc.	Ventas, Inc.
Health Care REIT, Inc.	Vornado Realty Trust

The peer companies selected for 2013 consist of equity REITs with large capitalizations that are substantially comparable to HCP. All of the peer companies, like HCP, are members of the S&P 500. The peer companies for 2013 are the same as the peer companies for 2012. HCP was one of the largest U.S. publicly traded REITs as of December 31, 2013 with total assets at the median levels of the peer group although HCP’s enterprise value and market capitalization rank lower than the median levels. In making its compensation comparisons, the Compensation Committee takes into account HCP’s enterprise value, market capitalization and total assets compared to the peer companies, as shown below:

As of December 31, 2013

(in billions)

In 2013, the Compensation Committee reviewed compensation data for executives at the peer companies with positions comparable to those held by the Named Executive Officers. This data consisted of base salary, annual cash incentive award and equity award information, as well as total direct compensation paid by each of the peer companies as reflected in their proxy statements and related public filings. Although the Compensation Committee reviewed and discussed the compensation data provided by FPL Associates to help inform its decision making process, the committee does not set or “benchmark” compensation levels at any specific point or percentile against the peer group data. As described above, the peer group data is only one point of information taken into account by the Compensation Committee in making compensation decisions.

2014 Proxy Statement | HCP	27

COMPENSATION DISCUSSION AND ANALYSIS

Stock Ownership Guidelines

In January 2003, our Compensation Committee adopted a stock ownership program pursuant to which each member of HCP’s senior leadership team must at all times (subject to a phase- in rule for newly hired or promoted executives) own specified dollar amounts of HCP common stock based on the individual’s base salary. The Compensation Committee believes these ownership levels provide adequate focus on our long-term business objectives. The program applies to executives at the level of executive vice president or higher and includes an executive’s common stock and unvested stock awards (collectively, “HCP eligible securities”) in determining the executive’s stock ownership for purposes of the program.

In March 2014, the Compensation Committee raised the stock ownership requirement for the Chief Executive Officer from six times her base salary to ten times her base salary. Each of the other executive officers is required to own HCP eligible securities with a value equal to at least three times his or her base salary. All executives were required to achieve their mandatory holdings within five years of the adoption of the program or, as to newly hired or promoted executives, within five years of becoming subject to the program.

The following chart depicts that all of our NEOs currently meet the stock ownership guidelines as of March 7, 2014.

	Ownership	Ownership
Named Executive Officer	Requirement	Requirement Met?
Lauralee E. Martin	10 times Base Salary (10x)	YES
Paul F. Gallagher	3 times Base Salary (3x)	YES
Timothy M. Schoen	3 times Base Salary (3x)	YES
James W. Mercer	3 times Base Salary (3x)	YES
Thomas M. Klaritch	3 times Base Salary (3x)	YES

Clawback Policy

In 2012, HCP implemented a clawback policy that is retroactive to prior years pursuant to which our Board or Compensation Committee shall, in such circumstances as it determines to be appropriate, require reimbursement or cancellation of all or a portion of any short or long-term cash or equity incentive awards or payments to an officer (or former officer, as the case may be) of HCP where (1) the amount of, or number of shares included in, any such payment or award was determined based on the achievement of financial results that were subsequently the subject of an accounting restatement due to noncompliance with any financial reporting requirement under the securities laws; and (2) a lesser payment or award of cash or shares would have been made to the individual based upon the restated financial results; and (3) the payment or award of cash or shares was received by the individual prior to or during the 12-month period following the first public issuance or filing of the financial results that were subsequently restated.

No Section 280G Tax Gross-Ups

We do not pay tax gross-ups to any of our NEOs in the event they are subject to excise taxes imposed under Section 280G (‘‘Section 280G’’) of the Internal Revenue Code of 1986, as amended (the “Code”).

Tax Deductibility of Executive Compensation

Our intent is to design and administer executive compensation programs in a manner that will preserve the deductibility of compensation paid to our executive officers, and we intend for a substantial portion of our executive compensation that is performance based to satisfy the requirements for exemption from the $1,000,000 deduction limitation set forth in Section 162(m) of the Code. Our STIP and LTIP awards are set at a maximum level and are subject to negative discretion by our Compensation Committee in order to comply with the requirements of Section 162(m) of the Code. We do not, however, consider the awards described above under the heading “One-Time Leadership Transition Awards” to be performance-based compensation, and we expect that a substantial portion of such awards will not be deductible under Section 162(m). We reserve the right to design programs that recognize a full range of performance criteria important to our compensation objectives and philosophy, even where the compensation paid under such programs may not be deductible. The Compensation Committee will continue to monitor the tax and other consequences of our executive compensation program as part of its primary objective of ensuring that compensation paid to our executive officers is reasonable, performance-based and consistent with the goals of HCP and its stockholders.

28	HCP | 2014 Proxy Statement

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the fiscal year ended December 31, 2013, Ms. Martin and Messrs. Henry, Rhein and Sullivan served on the Compensation Committee. Messrs. Henry and Rhein served on the Compensation Committee for the entire year. Ms. Martin served until October 2, 2013, when the Board elected Ms. Martin to serve as HCP’s President and Chief Executive Officer. Mr. Sullivan was appointed to the Compensation Committee on October 24, 2013, replacing Ms. Martin. Mr. Cartwright was appointed to the Compensation Committee on January 30, 2014.

Other than Ms. Martin, no one who served on the Compensation Committee at any time during 2013 is or has been an executive officer of HCP or had any relationships requiring disclosure by HCP under the SEC’s rules requiring disclosure of certain relationships and related person transactions. None of our executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, the executive officers of which served as a director of HCP or a member of HCP’s Compensation Committee during the year ended December 31, 2013.

2014 Proxy Statement | HCP	29

COMPENSATION OF NAMED EXECUTIVE OFFICERS

The Summary Compensation Table quantifies the value of the different forms of compensation earned by or awarded to our Named Executive Officers for 2013. The primary elements of each Named Executive Officer’s total compensation reported in the table are base salary, a cash incentive award and long-term equity incentives consisting of nonqualified stock options and performance-based restricted stock units. Named Executive Officers also received the other benefits listed in Column (i) of the Summary Compensation Table, as further described in the footnotes to the table.

The Summary Compensation Table should be read in conjunction with the tables and narrative descriptions that follow. A description of the material terms of each Named Executive Officer’s base salary and annual cash incentive award is provided immediately following the Summary Compensation Table. The Grants of Plan-Based Awards During 2013 table, and the accompanying description of the material terms of the stock options and stock unit awards granted in 2013, provides information regarding the long-term equity incentives awarded to Named Executive Officers in 2013. The Outstanding Equity Awards at December 31, 2013 and Option Exercises and Stock Vested During 2013 tables provide further information on the value of the Named Executive Officers’ equity awards upon any option exercises or equity vesting that occurred in 2013.

SUMMARY COMPENSATION TABLE — 2013

The following table presents information regarding compensation of our principal executive officer, our principal financial officer, our three other most highly compensated executive officers and our former principal executive officer (our “Named Executive Officers” or “NEOs”), for services rendered during 2013, 2012 and 2011.

								Change in
								Pension Value
								and
							Non-Equity	Nonqualified
							Incentive	Deferred
Name and				Stock		Option	Plan	Compensation	All Other
Principal		Salary	Bonus	Awards		Awards	Compensation	Earnings	Compensation	Total
Position(s)	Year	($)	($)(1)	($)(2)		($)(2)	($)(1)	($)	($)(3)	($)
(a)	(b)	(c)	(d)	(e)		(f)	(g)	(h)	(i)	(j)
Lauralee E. Martin(4)	2013	196,970	–	6,000,010	(5)	—	2,200,000	–	281	8,397,261	(5)
President and Chief
Executive Officer
Paul F. Gallagher	2013	500,000	–	2,508,566	(5)	262,506	1,350,000	–	16,800	4,637,872	(5)
Executive Vice	2012	500,000	–	2,146,292		378,752	1,250,000	–	10,000	4,285,044
President and Chief Investment Officer	2011	500,000	–	3,249,976		499,999	975,000	–	11,394	5,236,369
Timothy M. Schoen(6)	2013	500,000	–	2,041,055	(5)	179,998	1,150,000	–	16,800	3,887,853	(5)
Executive Vice	2012	500,000	–	849,956		150,004	1,050,000	–	10,000	2,559,960
President and Chief Financial Officer	2011	438,021	331,250	1,020,040		130,003	450,000	–	11,394	2,380,708
James W. Mercer(7)	2013	500,000	–	2,095,227	(5)	195,006	1,150,000	–	11,884	3,952,117	(5)
Executive Vice	2012	500,000	–	743,690		131,263	950,000	–	10,000	2,334,953
President, Chief
Administrative Officer,
General Counsel and
Corporate Secretary
Thomas M. Klaritch	2013	350,000	–	531,322		93,745	525,000	–	11,884	1,511,951
Executive Vice	2012	350,000	–	467,534		82,496	500,000	–	10,000	1,410,030
President—Medical Office Properties	2011	350,000	–	520,101		130,003	450,000	–	11,394	1,461,498
James F. Flaherty III(8)	2013	711,553	–	7,777,459		1,372,511	1,420,548	–	6,055,323	17,337,394
Chairman, Chief Executive	2012	850,000	–	7,596,802		1,340,631	2,000,000	–	11,250	11,798,683
Officer and President	2011	600,000	–	10,100,013		1,587,495	1,462,500	–	12,644	13,762,652

(1)  As described in the “Compensation Discussion and Analysis” section, each of the Named Executive Officers received an annual cash incentive award for 2013 under our Executive Bonus Program in the amount reported in Column (g) of the table above.

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SUMMARY COMPENSATION TABLE

(2)   The amounts reported in Columns (e) and (f) of the table above for each fiscal year reflect the fair value on the grant date of the stock awards and option awards, respectively, granted to our Named Executive Officers during the fiscal year. (These grant date fair values include, in each case and as applicable, both annual equity awards granted and any special equity awards, such as any equity awards in connection with a new hire or promotion or the one-time leadership transition awards described in footnote (5) below. Ms. Martin’s awards do not include $158,730 in restricted stock units awarded to her in her capacity as an Independent Director prior to her appointment as President and Chief Executive Officer. For the grant date fair value of each stock award or option award granted by HCP to a Named Executive Officer in 2013, see the Grants of Plan-Based Awards During 2013 table.) These values have been determined under the principles used to calculate the grant date fair value of equity awards for purposes of the Company’s consolidated financial statements. For a discussion of the assumptions and methodologies used to value the awards reported in Columns (e) and (f), please see the discussion of stock awards and option awards contained in Note 16—Compensation Plans to HCP’s Consolidated Financial Statements, included as part of HCP’s Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC.

(3)   The 2013 amounts reported in Column (i) of the table above consist of the items set forth in the table below. “Legal and Related Fees” for Messrs. Gallagher, Schoen and Mercer include legal fees reimbursed by HCP in connection with the October 2013 amendments to their employment agreements, and for Mr. Flaherty, in connection with his termination pursuant to his employment agreement. Information regarding payments to Mr. Flaherty in connection with his termination is included under the heading “Severance Arrangements—James F. Flaherty III” below.

	401(k)			Life
	Matching		Legal and	Insurance
	Contribution	Severance	Related Fees	Premiums	Total
Name	($)	($)	($)	($)	($)
Lauralee E. Martin	–	–	–	281	281
Paul F. Gallagher	10,200	–	4,916	1,684	16,800
Timothy M. Schoen	10,200	–	4,916	1,684	16,800
James W. Mercer	10,200	–	–	1,684	11,884
Thomas M. Klaritch	10,200	–	–	1,684	11,884
James F. Flaherty III	10,200	5,700,000	333,430	11,693	6,055,323

(4)   Ms. Martin was appointed as HCP’s President and Chief Executive Officer effective October 2, 2013.

(5)   Includes one-time awards to Ms. Martin with a grant date fair value of $6,000,010, and to Messrs. Gallagher, Schoen, and Mercer with a grant date fair value of $1,021,014, $1,021,014 and $990,167, respectively, in connection with the October 2013 leadership transition described herein. The Compensation Committee does not regard these inducement and retention awards as compensation for services performed in 2013.

(6)   Mr. Schoen was appointed as HCP’s Executive Vice President and Chief Financial Officer effective May 31, 2011.

(7)   Mr. Mercer was appointed as HCP’s Executive Vice President, General Counsel and Corporate Secretary effective July 1, 2011 and as Chief Administrative Officer effective January 30, 2014.

(8)   Mr. Flaherty was terminated as HCP’s Chairman, Chief Executive Officer and President effective October 2, 2013 and resigned as a member of the Board effective October 28, 2013.

Employment Agreements — Base Salary and Cash Incentive Awards

HCP has entered into an employment agreement with each of Ms. Martin and Messrs. Gallagher, Schoen and Mercer. During 2013, HCP did not have an employment agreement with Mr. Klaritch. Mr. Flaherty’s employment agreement is discussed below under the heading “Severance Arrangements—James F. Flaherty III.”

Lauralee E. Martin

HCP entered into an employment agreement with Ms. Martin on October 2, 2013, which was amended by the Amended 2013 Restricted Stock Award Agreement with Ms. Martin, dated December 20, 2013. The term of Ms. Martin’s agreement is three years. The agreement provides that Ms. Martin will receive an annual base salary of $800,000, subject to annual review. She will also be eligible for an annual cash incentive award with a target amount of $2,200,000 during the term of the agreement. The actual amount of the annual cash incentive award will be determined by the Compensation Committee taking into account the performance of HCP and Ms. Martin for the particular year. The agreement also provides Ms. Martin with an inducement and make-whole award described under the heading “One-Time Leadership Transition

Awards” in the “Compensation Discussion and Analysis” section above. Ms. Martin will be eligible for annual equity awards during the term in such forms and amounts determined by the Compensation Committee in its discretion. Such awards will be subject to time-based and performance-based vesting as determined by the Compensation Committee. In making its determination with respect to base salary and cash incentive award levels, the committee considers the factors discussed under the heading “2013 Individual Performance Considerations” in the “Compensation Discussion and Analysis” section above. Provisions of the agreement relating to post-termination benefits are discussed under the applicable sections of this proxy statement.

2014 Proxy Statement | HCP	31

GRANTS OF PLAN-BASED AWARDS DURING 2013

Paul F. Gallagher, Timothy M. Schoen and James W. Mercer

HCP entered into employment agreements with Messrs. Gallagher and Schoen on January 26, 2012 and with Mr. Mercer on April 5, 2013, all three of which were amended on April 5, 2013 and in October 2013. Each employment agreement provides for the executive to receive an initial base salary of $500,000, which may subsequently be increased by HCP (but not reduced), and an annual cash incentive award based on Company and individual performance criteria as determined by the Compensation Committee. In making its determination with respect to base salary and cash incentive award levels, the committee considers the factors discussed under the heading “2013 Individual Performance Considerations” in the

“Compensation Discussion and Analysis” section above. Each executive is also entitled to participate in HCP’s benefit plans made available generally to HCP’s senior executives and reimbursement of business expenses. In connection with the October 2013 amendments, each executive received a one-time restricted stock unit grant described under the heading “One-Time Leadership Transition Awards” in the “Compensation Discussion and Analysis” section above. Provisions of the employment agreements relating to outstanding equity incentive awards and post-termination of employment benefits are discussed under the applicable sections of this proxy statement.

GRANTS OF PLAN-BASED AWARDS DURING 2013

The following table presents information regarding the incentive awards granted to the Named Executive Officers during 2013.

								All Other			Grant
								Stock	All Other		Date
								Awards:	Options		Fair
								Number	Awards:	Exercise	Value
		Estimated Future Payments			Estimated Future Payments			of	Number of	or Base	of Stock
		Under Non-Equity Incentive			Under Equity Incentive			Shares of	Securities	Price of	and
		Plan Awards			Plan Awards			Stock or	Underlying	Option	Option
		Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	Awards	Awards
Name	Grant	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	($)(1)
(a)	Date (b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Lauralee E. Martin(2)	–	–	2,200,000	–	–	–	–	–	–	–	–
	10/2/13	–	–	–	–	–	–	143,644	–	–	6,000,010
Paul F. Gallagher	–	–	–	1,875,000	–	–	–	–	–	–	–
	10/10/13	–	–	–	–	–	–	24,982			1,021,014
	1/28/13	–	–	–	–	–	–	–	44,568	46.92	262,506
	1/28/13	–	–	–	–	–	–	31,704	–	–	1,487,552
Timothy M. Schoen	–	–	–	1,575,000	–	–	–	–	–	–	–
	10/10/13	–	–	–	–	–	–	24,982	–	–	1,021,014
	1/28/13	–	–	–	–	–	–	–	30,560	46.92	179,998
	1/28/13	–	–	–	–	–	–	21,740	–		1,020,041
James W. Mercer	–	–	–	1,425,000	–	–	–	–	–	–	–
	11/6/13	–	–	–	–	–	–	24,174	–	–	990,167
	1/28/13	–	–	–	–	–	–	–	33,108	46.92	195,006
	1/28/13	–	–	–	–	–	–	23,552	–	–	1,105,060
Thomas M.
Klaritch	–	–	–	750,000	–	–	–	–	–	–	–
	1/28/13	–	–	–	–	–	–	–	15,916	46.92	93,745
	1/28/13	–	–	–	–	–	–	11,324	–		531,322
James F. Flaherty III	1/28/13	–	–	–	–	–	–	–	233,024	46.92	1,372,511
	1/28/13	–	–	–	–	–	–	165,760	–	–	7,777,459

(1)          The amounts reported in Column (1) of the table reflect the fair value of these awards on the grant date as determined under the principles used to calculate the value of equity awards for purposes of our consolidated financial statements. For the assumptions and methodologies used to value the awards reported in Column (1), see footnote (2) to the Summary Compensation Table above. With respect to equity incentive plan awards, this column reflects the grant date fair value of such awards based on the probable outcome (determined as of the grant date) of the performance-based conditions applicable to the awards.

(2)          The awards reported in the table above do not include 3,000 restricted stock units award granted to Ms. Martin on April 25, 2013 in connection with her service as an Independent Director prior to her election as President and Chief Executive Officer, with a grant date fair value of $158,730.

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DESCRIPTION OF PLAN-BASED AWARDS

2006 Plan

All 2013 awards reported in the above table were granted under, and are subject to, the terms of our stockholder-approved 2006 Plan. The 2006 Plan is administered by the Compensation Committee, which has the authority to interpret the plan provisions and make all required determinations under the plan. The 2006 Plan includes provisions for incentive award features that are designed to qualify as deductible performance-based compensation under Section 162(m) of the Code.

Non-Equity Incentive Plan Awards

Our NEOs’ 2013 non-equity incentive awards reported in the above table were granted under, and are subject to, our Executive Bonus Program (the “Bonus Program”), which was adopted under our 2006 Plan. In January 2013, the Compensation Committee selected the executives who were eligible to participate in the 2013 Bonus Program and established a maximum cash incentive amount for each executive. In determining the maximum amount for each executive, the Compensation Committee took into account the practices of companies in our compensation peer group (identified above), the executive’s position with HCP and total compensation package, along with a desire that a substantial portion of each executive’s annual compensation opportunity should be “at risk” based on individual and HCP performance.

If the actual FFO per share achieved for the performance year equals or exceeds the target, the Bonus Program provides for payment of up to 100% of the executive’s maximum cash incentive amount. If the FFO per share is less than the threshold, no cash incentive awards would be paid under the Bonus Program. An executive’s maximum bonus will be reduced proportionally for FFO per share results between the threshold and target. Normalized FFO per share and its significance as a performance metric are discussed under the heading “2013 Transition and Overview of Our New

2014 Compensation Program—Company Performance Metrics” in the “Compensation Analysis and Discussion” section above.

In addition, the Bonus Program provides that the Compensation Committee has sole discretion to reduce the amount of the cash incentive awarded to any participant in the program. Thus, the Bonus Program is designed to establish each participating executive’s maximum annual bonus in a manner that complies with the performance-based compensation requirements of Section 162(m) of the Code, while still preserving the committee’s flexibility to determine the actual bonus for each executive up to the maximum bonus amount based on the executive’s individual performance and such other factors as the committee deems appropriate.

The Compensation Committee determined in January 2014 that HCP’s FFO per share for 2013 exceeded the threshold and target FFO per share established for the Bonus Program. A description of the committee’s final discretionary determination of the cash incentive amount granted to each Named Executive Officer for 2013 performance is described under the heading “2013 NEO Compensation — 2013 Annual Cash Incentive Compensation” in the “Compensation Discussion and Analysis” section above.

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DESCRIPTION OF PLAN-BASED AWARDS

Equity Incentive Plan Awards

Options

Each option reported in Column (j) of the table above was granted in 2013 in connection with the 2012 performance year with a per share exercise price equal to the fair market value of a share of our common stock on the grant date. For these purposes, and in accordance with our 2006 Plan and our option grant practices, the fair market value is equal to the closing price of a share of our common stock on the applicable grant date.

Each option granted to our Named Executive Officers in 2013 is subject to a four-year vesting schedule, with 25% of the option award vesting on each of the first four anniversaries of the grant date.

If a Named Executive Officer’s employment is terminated as a result of the officer’s death, disability or qualified retirement, his option will immediately vest and become exercisable. Subject to the Named Executive Officer’s employment agreement, if a Named Executive Officer’s employment terminates for any other reason, the unvested portion of his option will immediately terminate. Once vested, each option will generally remain exercisable until its normal expiration date. Each of the options granted to our Named

Executive Officers in 2013 has a term of ten years. However, vested options may terminate earlier in connection with a change in control transaction or a termination of the Named Executive Officer’s employment. Subject to any accelerated vesting that may apply in the circumstances, the unvested portion of the option will immediately terminate upon a termination of the Named Executive Officer’s employment. The Named Executive Officer will typically have three months to exercise the vested portion of the option following a voluntary termination of the officer’s employment (other than upon retirement) or a termination by us for cause. This period is extended to eight months if the termination is by us without cause and to three years if the termination was a result of the Named Executive Officer’s death, disability or qualified retirement (with a possible extension of up to one year if the Named Executive Officer dies or becomes disabled during the three-year period following retirement).

As in prior years, the options granted to Named Executive Officers during 2013 do not include any dividend rights.

Performance-Based Restricted Stock Units

Column (g) of the table above reports awards of performance-based restricted stock units (“performance units”) granted to our Named Executive Officers in 2013 in connection with the 2012 performance year. Each performance unit represents a contractual right to receive one share of our common stock if the applicable performance-based and time-based vesting requirements are satisfied.

The performance units granted in 2013 became eligible to vest based on the FFO per share targets for the 2012 performance year set by the Compensation Committee in January 2012 as part of the annual operating plan delivered to our Board, as described above. If the FFO per share target is not met, a portion of the performance units may become eligible to vest as determined on a sliding scale based on FFO performance relative to the goal. None of the performance units will vest if a threshold FFO per share established by the Compensation Committee for the performance period is not met. Any performance units that do not become eligible to vest based on FFO performance during the performance period will be cancelled and automatically terminate as of the end of the performance period.

In general, if the Named Executive Officer’s employment terminates during the performance period for any reason other than death, disability or a qualified retirement, the performance units will immediately terminate. If the Named Executive Officer’s employment terminates due to death or disability during the performance period, the performance units will become fully vested regardless of HCP’s FFO performance. If the Named Executive Officer’s employment terminates due to retirement during the performance period, the number of performance units eligible to vest based on FFO performance will be determined at the end of the performance period and will become fully vested as of that time. If there is a change in control of HCP during the performance period, the number of performance units eligible to vest based on FFO performance will be determined at the end of the performance period and, unless the award is assumed by the successor entity, will become fully vested as of that time.

Performance units that became eligible to vest based on 2012 FFO performance will generally vest at a rate of 25% per year during the four-year period after the grant date. Subject to the Named

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DESCRIPTION OF PLAN-BASED AWARDS

Executive Officer’s employment agreement, if a Named Executive Officer’s employment terminates for any reason other than death, disability or a qualified retirement after the performance period, any performance units that have not previously vested will terminate. If the Named Executive Officer’s employment terminates due to retirement, death or disability after the performance period, any performance units that became eligible to vest based on FFO performance will become fully vested as of the termination date. If there is a change in control of HCP after the performance period and the award is not assumed by the successor entity, any performance units that became eligible to vest based on FFO performance will become fully vested as of the date of the change in control.

Vested performance units are payable in an equal number of shares of our common stock. Payment will generally be made as the units become vested although the Named Executive Officer may elect to have the units paid on a deferred basis. The Named Executive Officer does not have the right to vote or dispose of the performance units, but does have the right to receive cash payments as dividend equivalents based on the amount of dividends paid by HCP during the term of the award on a number of shares equal to the number of outstanding and unpaid performance units then subject to the award. Such payments are made concurrently with the related dividends paid to our stockholders. However, dividend equivalents that would otherwise be paid during the applicable performance period under these awards will instead accrue and be paid at the end of the performance period only if the related performance goals for the award are satisfied.

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OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2013

The following table presents information regarding the outstanding equity awards held by each of our Named Executive Officers as of December 31, 2013, including the vesting dates for the portions of these awards that had not vested as of that date.

										Equity	Equity
										Incentive	Incentive
										Plan	Plan
										Awards:	Awards:
										Number	Market
										of	or Payout
										Unearned	Value of
										Shares,	Unearned
							Number		Market	Units or	Shares,
		Number of	Number of				of Shares		Value of	Other	Units or
		Securities	Securities				or Units		Shares or	Rights	Other
		Underlying	Underlying				of Stock		Units of	That	Rights
		Unexercised	Unexercised		Option		That		Stock That	Have	That
	Award	Options	Options		Exercise	Option	Have Not		Have Not	Not	Have Not
	Grant	(#)	(#)		Price	Expiration	Vested		Vested	Vested	Vested
Name	Date	Exercisable	Unexercisable		($)	Date	(#)		($)(1)	(#)	($)(1)
(a)	(b)	(c)	(d)		(e)	(f)	(g)		(h)	(i)	(j)
Lauralee E. Martin(2)	10/2/13	–	–		–	–	131,673	(3)	4,782,363	–	–
Paul F. Gallagher	1/30/09	–	57,351	(4)	23.34	1/30/19	10,631	(4)	386,118	–	–
	1/29/10	–	44,100	(5)	28.35	1/29/20	18,766	(5)	681,581	–	–
	1/27/11	–	41,876	(6)	36.96	1/27/21	27,056	(6)	982,674	–	–
	5/30/11	–	–		–	–	16,792	(7)	609,885	–	–
	1/30/12	14,935	44,085	(8)	41.64	1/30/22	38,658	(8)	1,404,059	–	–
	1/28/13	–	44,568	(9)	46.92	1/28/23	31,740	(9)	1,152,797	–	–
	10/10/13	–	–		–	–	24,982	(10)	907,346	–	–
Timothy M. Schoen	1/30/09	–	10,930	(4)	23.34	1/30/19	2,437	(4)	88,512	–	–
	1/29/10	–	10,444	(5)	28.35	1/29/20	4,444	(5)	161,406	–	–
	1/27/11	–	10,888	(6)	36.96	1/27/21	7,036	(6)	255,548	–	–
	5/30/11	–	–		–	–	6,716	(7)	243,925	–	–
	1/30/12	–	17,745	(8)	41.64	1/30/22	15,309	(8)	556,023	–	–
	1/28/13	–	30,560	(9)	46.92	1/28/23	21,740	(9)	789,597	–	–
	10/10/13	–	–		–	–	24,982	(10)	907,346	–	–
James W. Mercer	7/1/11	–	–		–	–	6,751		245,196	–	–
	1/30/12	5,176	15,528	(8)	41.64	1/30/22	13,395	(8)	486,506	–	–
	1/28/13	–	33,108	(9)	46.92	1/28/23	23,552	(9)	855,409	–	–
	11/6/13	–	–		–	–	24,174	(11)	878,000	–	–
Thomas M. Klaritch	1/25/08	47,925	–		31.95	1/25/18	–		–	–	–
	1/30/09	57,448	14,362	(4)	23.34	1/30/19	3,345	(4)	121,490	–	–
	1/29/10	18,279	12,186	(5)	28.35	1/29/20	5,186	(5)	188,356	–	–
	1/27/11	10,888	10,888	(6)	36.96	1/27/21	7,036	(6)	255,548	–	–
	1/30/12	3,253	9,759	(8)	41.64	1/30/22	8,421	(8)	305,851	–	–
	1/28/13	–	15,916	(9)	46.92	1/28/23	11,324	(9)	411,288	–	–
James F. Flaherty III	1/30/09	179,949	–		23.34	1/30/19	–		–	–	–
	1/29/10	136,944	–		28.35	1/29/20	–		–	–	–
	1/27/11	265,912	–		36.96	1/27/21	–		–	–	–
	1/30/12	211,456	–		41.64	1/30/22	–		–	–	–
	1/28/13	233,024	–		46.92	1/28/23	165,760	(12)	6,020,403	–	–

(1)       The dollar amounts shown in Column (h) are determined by multiplying the number of shares or units reported in Column (g) by $36.32 (the closing price of our common stock on the last trading day of fiscal year 2013).

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OPTION EXERCISES AND STOCK VESTED DURING 2013

(2)          Outstanding equity awards for Ms. Martin do not include outstanding restricted stock unit awards granted in connection with her service as an Independent Director prior to her election as President and Chief Executive Officer, as follows (the market value of unvested units is calculated in the manner described in footnote (1) immediately above):

	Number of Units That	Market Value of Units That
Award Grant Date	Have Not Vested (#)	Have Not Vested ($)
4/22/10	750	27,240
4/28/11	1,500	54,480
4/26/12	2,250	81,720
4/25/13	3,000	108,960

(3)          The unvested portions of these awards are scheduled to vest in eleven quarterly installments beginning on March 31, 2014.

(4)          The unvested portions of these awards were scheduled to vest on January 30, 2014.

(5)          The unvested portions of these awards were scheduled to vest in two installments on January 29, 2014 and January 29, 2015.

(6)          The unvested portions of these awards were scheduled to vest in two installments on January 27, 2014 and January 27, 2015.

(7)          The unvested portions of these awards are scheduled to vest in two installments on May 30, 2014 and May 30, 2015.

(8)          The unvested portions of these awards were scheduled to vest in three installments on January 30, 2014, January 30, 2015 and January 30, 2016.

(9)          The unvested portions of these awards were scheduled to vest in four installments on January 28, 2014, January 28, 2015, January 28, 2016 and January 28, 2017.

(10)    The unvested portions of these awards are scheduled to vest in two installments on October 3, 2014 and October 3, 2015.

(11)    The unvested portions of this award is scheduled to vest in two installments on October 31, 2014 and October 31, 2015.

(12)    This award vested on February 3, 2014 following the certified satisfaction of applicable performance criteria.

OPTION EXERCISES AND STOCK VESTED DURING 2013

The following table presents information regarding the exercise of stock options by Named Executive Officers during 2013 and the vesting of other stock awards during 2013 that were previously granted to the Named Executive Officers.

	Option Awards		Stock Awards
	Number of Shares		Number of Shares
	Acquired on	Value Realized	Acquired on	Value Realized
	Exercise	on Exercise	Vesting	on Vesting
Name	(#)	($)(1)	(#)(2)	($)(1)(2)
(a)	(b)	(c)	(d)	(e)
Lauralee E. Martin	–	–	14,971	593,281
Paul F. Gallagher	204,491	3,391,268	8,396	402,084
Timothy M. Schoen	33,989	567,041	3,358	160,815
James W. Mercer	–	–	6,751	303,457
Thomas M. Klaritch	68,550	1,103,963	–	–
James F. Flaherty III	534,857	10,960,893	436,743	18,477,853

(1)               The dollar amounts shown in Column (c) above for option awards are determined by multiplying (i) the number of shares of HCP common stock to which the exercise of the option related, by (ii) the difference between the per share closing price of HCP common stock on the date of exercise and the exercise price of the options. Except as otherwise provided in footnote (2) below, the dollar amounts shown in Column (e) above for stock awards are determined by multiplying the number of shares or units, as applicable, that vested by the per share closing price of HCP common stock on the vesting date. In each case, the values reported in the table above do not represent the actual cash value realized by the named individual upon the exercise of stock options or the vesting of shares to the extent such individual did not immediately sell the shares upon exercise or vesting, as applicable.

(2)               For Ms. Martin, the amounts reported in Columns (d) and (e) above include 3,000 restricted stock units that vested in connection with her service as an Independent Director prior to her election as President and Chief Executive Officer, with a value realized upon vesting of $158,483. For Mr. Flaherty, the amounts reported include restricted stock units that were awarded as a supplemental retirement benefit to Mr. Flaherty in 2006, which vested on May 13, 2013 and on October 2, 2013 as a result of the pro rata vesting provisions of the award and which were partially accelerated during 2013 in connection with his termination pursuant to the supplemental grant, as discussed under “Potential Payments Upon a Termination or Change in Control— Severance Arrangements—James F. Flaherty III—Retirement Grant”. In accordance with applicable SEC rules, these units are also reported as 2013 registrant contributions in the Non-Qualified Deferred Compensation During 2013 table below because, while the units are considered to have vested, they were not yet payable as of December 31, 2013.

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NON-QUALIFIED DEFERRED COMPENSATION DURING 2013

The following table presents information regarding deferred compensation contributions to Mr. Flaherty’s deferred compensation account balance, as well as earnings on those contributions, during 2013. No other Named Executive Officer deferred compensation during 2013 or had a deferred compensation balance at the end of 2013.

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions in	Contributions in	Earnings in Last	Withdrawals/	Balance at Last
	Last Fiscal Year	Last Fiscal Year	Fiscal Year	Distributions	Fiscal Year End
Name	($)	($)(1)	($)(2)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)
James F. Flaherty III	–	2,512,630	(825,042)	–	4,150,286	(3)

(1)               The amount reported as registrant contributions in 2013 under Column (c) includes the portion of the restricted stock units that were granted to Mr. Flaherty as a supplemental retirement benefit on August 14, 2006, which vested on May 13, 2013 and October 2, 2013 as a result of the pro rata vesting provisions of the award (based on the closing price of HCP common stock on May 13, 2013 and October 2, 2013, respectively) and which were accelerated in connection with Mr. Flaherty’s termination pursuant to the supplemental grant (based on the closing price of HCP common stock on October 2, 2013). These units are payable in shares of HCP common stock. In accordance with applicable SEC rules, these units are reflected in this table because, while the units are considered to have vested, they had not yet become payable as of December 31, 2013. Mr. Flaherty’s supplemental retirement grant is discussed below under “Potential Payments Upon a Termination or Change in Control— Severance Arrangements—James F. Flaherty III—Retirement Grant.”

(2)               The amount reported as aggregate earnings in 2013 under Column (d) represents the decrease in value as of December 31, 2013 of that portion of the restricted stock unit award that became vested in 2013, plus the value of the dividend equivalents that accrued on the deferred compensation balance in connection with the regular quarterly dividend paid to HCP’s stockholders on November 19, 2013 in accordance with the terms and conditions of the supplemental grant (based on the closing price of HCP common stock on December 31, 2013).

(3)               Does not include dividend equivalents of 1,664 units that accrued on the deferred compensation balance in connection with the regular quarterly dividend paid to HCP’s stockholders on February 25, 2014, in accordance with the terms and conditions of the supplemental grant.

POTENTIAL PAYMENTS UPON A TERMINATION OR CHANGE IN CONTROL

The following section describes the benefits that may become payable to the current Named Executive Officers in connection with a termination of their employment with HCP and/or a change in control of HCP. In addition to such benefits, and as described under the heading “Description of Plan-Based Awards—Equity Incentive Plan Awards,” outstanding equity-based awards held by our Named

Executive Officers may also be subject to accelerated vesting in connection with a change in control of HCP, or in connection with the award recipient’s death, disability or qualified retirement, under the terms of our 2006 Plan and the applicable awards. Mr. Flaherty’s severance arrangements are described below under the heading “Severance Arrangements—James F. Flaherty III.”

Employment Agreements

Lauralee E. Martin

Severance Benefits—Termination of Employment

The employment agreement with Ms. Martin, which was entered into in October 2013 and amended in December 2013 by the Make-Whole Award Agreement (described under the heading “Employment Agreements—Base Salary and Cash Incentive Awards”), provides for certain benefits to be paid to her in connection with a termination of her employment with HCP during the employment term either by HCP pursuant to a termination other than for “cause” or by the executive with “good reason” (as those terms are defined in the employment agreement). If HCP terminates Ms. Martin’s employment without cause, if Ms. Martin’s employment is terminated by reason of her death or disability, or if Ms. Martin terminates her employment for good reason during the term, she will be entitled to: (1) salary continuation in an amount equal to the greater of (a) two (2) times the sum of her annual base salary and her target cash incentive award and (b) her base salary and target cash incentive award for the remainder of the term, payable in monthly installments;

(2) full acceleration of vesting of any then-outstanding equity awards (with any performance-based awards to vest in full based upon the target number of shares); (3) two years to exercise outstanding stock options; and (4) reimbursement of COBRA premiums for 24 months. Pursuant to the Make-Whole Award Agreement, if Ms. Martin’s employment is terminated by reason of her qualified retirement, any portion of the unvested restricted stock award will become vested. Ms. Martin’s right to receive the severance benefits described above is contingent on Ms. Martin providing a general release of claims in favor of HCP and complying with certain non-solicitation and other restrictive covenants set forth in the employment agreement. In the event Ms. Martin becomes entitled to severance benefits under the Amended and Restated Change in Control Severance Plan (the “CIC Plan”) described below, she would be entitled to receive the benefits provided under the CIC Plan and not the benefits provided under her employment agreement.

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POTENTIAL PAYMENTS UPON A TERMINATION OR CHANGE IN CONTROL

Restrictive Covenants

Pursuant to Ms. Martin’s employment agreement, she has agreed not to disclose any confidential information of HCP at any time during or after her employment with HCP. In addition, Ms. Martin has agreed to a non-compete provision during the period of her employment with HCP, and to the extent permitted by applicable law, during the period she is to receive any severance amounts.

She has further agreed that, during the period of her employment with HCP and for a period of one year following a termination of her employment with HCP, she will not solicit HCP’s employees or customers or materially interfere with any of HCP’s business relationships.

Paul F. Gallagher, Timothy M. Schoen and James W. Mercer

The employment agreements with Messrs. Gallagher, Schoen and Mercer (described under the heading “Employment Agreements—Base Salary and Cash Incentive Awards”) provide for certain benefits to be paid to the executives in connection with a termination of their employment with HCP during the employment term either by HCP pursuant to a termination other than for “cause” or by the executive with “good reason” (as those terms are defined in the employment agreements). If the executive’s employment with HCP is terminated under such circumstances, the executive will be entitled to severance benefits that include (1) a lump sum cash payment equal to two times the sum of (a) his base salary at the annualized rate in effect on his termination date and (b) the greater of his annual cash incentive award for the last fiscal year of HCP for which the Compensation Committee has determined cash incentive awards for HCP’s executives generally prior to the termination date (the “last cash incentive year”) or the average of his annual cash incentive awards for the last three fiscal years of HCP ending with the last cash incentive year, and (2) reimbursement for the executive’s COBRA premiums for continued health coverage for up to 24 months following his termination date. In addition, under the employment agreements, any portion of the executive’s then-

outstanding equity awards granted by HCP that are scheduled to vest within two years following the termination date will immediately vest (or, in the case of awards subject to performance-based vesting requirements, the award will be held open until the end of the relevant performance period and, as to any portion of the award eligible to vest based on the level of performance achieved, the executive will be credited with two additional years of service after the termination date for purposes of applying any time-based vesting requirements applicable to the award). The one-time award of $1,000,000 of restricted stock units granted in connection with the October 2013 amendment of the employment agreements will vest in full if the executive is terminated by HCP without “cause” or he terminates with “good reason.” The executive’s right to receive the severance benefits described above is contingent on the executive providing a general release of claims in favor of HCP and complying with certain non-solicitation and other restrictive covenants set forth in the executive’s employment agreement. In the event Messrs. Gallagher, Schoen or Mercer becomes entitled to severance benefits under the CIC Plan described below, the executive would be entitled to receive the benefits provided under the CIC Plan and not the benefits provided under his employment agreement.

Severance Arrangements — James F. Flaherty III

Employment Agreement

HCP terminated Mr. Flaherty’s employment as its Chairman, Chief Executive Officer and President on October 2, 2013. Mr. Flaherty did not receive any benefits or payments in connection with the termination other than as required under his employment agreement, which was entered into in 2005 and amended in 2008. The initial term of Mr. Flaherty’s agreement was for three years, and the agreement provided for automatic one-year extensions each year unless either party provided notice that the agreement would not be extended.

Pursuant to his employment agreement, upon his “Termination Other Than For Cause” (as such term is defined in his employment agreement) by HCP, Mr. Flaherty was entitled to and was paid severance that included (1) a lump sum cash payment equal to two times the sum of (a) $850,000, representing his 2013 base salary plus (b) $2,000,000, representing his 2012 cash incentive award (which was the greater of his target cash incentive award for 2013 and the highest annual cash incentive award he received in any of the preceding three years); (2) an amount equal to $1,420,548, representing a pro-rata portion of his target cash incentive award for 2013; (3) continued medical, dental and vision benefits for him and his family members and $6,860 in continued payment by HCP of the premiums for his term life insurance for two years after the termination; and (4) accelerated vesting of 841,465 stock options and accelerated vesting and payment of 353,339 time-based restricted stock units. Following certification of the applicable performance criteria in February 2014, an additional 165,760 performance-based restricted stock units were vested and paid in accordance with his employment agreement as well as payment of $348,096 in respect of dividend equivalents accrued in respect of the performance-based restricted stock units. In addition, Mr. Flaherty’s stock options will remain exercisable until the later of three years after the termination or the date specified in the applicable plan or award agreement (but in no event later than the expiration date of the option). Additionally, pursuant to his employment agreement, the Company paid legal fees and related expenses incurred by Mr. Flaherty in connection with his termination of employment totaling $333,430. Mr. Flaherty was not entitled to, and did not receive, any additional payments or benefits in connection with his termination.

2014 Proxy Statement | HCP	39

POTENTIAL PAYMENTS UPON A TERMINATION OR CHANGE IN CONTROL

Pursuant to Mr. Flaherty’s employment agreement, he has agreed not to disclose any confidential information of HCP at any time after his employment with HCP. Additionally, to the extent permitted by applicable law, Mr. Flaherty has agreed that, for a period of one year following his termination, he will not solicit HCP’s employees or customers or materially interfere with any of HCP’s business relationships.

Retention and Supplemental Retirement Grant

In 2006, the Compensation Committee provided Mr. Flaherty with a supplemental retirement benefit program in the form of a restricted stock unit grant (the “Retirement Grant”), which was also designed to serve as a long-term retention incentive. The first installment of the Retirement Grant vested in May 2012 when Mr. Flaherty attained age 55. Subject to Mr. Flaherty’s continued employment with HCP, the Retirement Grant was scheduled to vest over the remaining ten-year period. Because the Retirement Grant was intended to provide a retirement benefit that accrued for each year of Mr. Flaherty’s service with HCP commencing with his hiring in 2002 and continuing through his attainment of age 65, the percentage of the Retirement Grant scheduled to vest each year varied because of the effect of the benefit accrual component of the vesting schedule. Upon Mr. Flaherty’s termination in October 2013, the Retirement Grant was subject to partial acceleration of vesting of 39,565 units according to a schedule set forth in the award agreement for the grant. The vested portion of the Retirement Grant and any dividend equivalents that may accrue thereon are not payable until April 2014 pursuant to Section 409A of the Code.

Change in Control Severance Plan

Our CIC Plan was amended on March 13, 2014 to eliminate the gross-up for any excise taxes imposed under Section 280G of the Code on the benefits payable to participants in connection with a change in control. All of our current officers are participants in the CIC Plan and therefore, none is entitled to such tax gross-ups.

Other features of the CIC Plan, as described more fully below, include:

     “Double trigger” – meaning that officers are entitled to  severance payments under the CIC Plan only if their employment is terminated within two years of a change in control

   “Severance multiplier” of two for all officers (other than Ms. Martin, whose severance multiplier is three)

   Payments (or benefits) payable to a participant under the CIC Plan will either be reduced to avoid Section 280G excise taxes or be paid in full (with the participant paying any such excise taxes), whichever option places the participant in the best after-tax position

Our CIC Plan was adopted in 2007 and amended, as described above, on March 13, 2014. In the event a participant would be entitled to severance under the CIC Plan and an employment agreement, the CIC Plan provides that such participant will only receive severance under the CIC Plan. Under the CIC Plan, if a change in control of HCP occurs during the term of the CIC Plan and a participant’s employment with HCP is terminated by HCP without cause or by the participant for good reason within the two year period following the change in control, the participant will generally be entitled to receive the following benefits: (1) a cash lump sum payment equal to the participant’s “severance multiplier” times the sum of (a) the participant’s base salary plus (b) the greater of one-third of the participant’s base salary or the participant’s average annual cash incentive award for the preceding three years (based only on complete fiscal years in which the participant was employed); (2) a lump sum cash payment equal to the expected cost of premiums for medical coverage pursuant to COBRA for the number of years represented by the “severance multiplier”; (3) if not then fully-vested, full vesting in the participant’s benefits under HCP’s non-qualified retirement plans plus a lump sum cash payment equal to the participant’s then unvested benefits under HCP’s 401(k) plan; and (4) a lump sum cash payment equal to the participant’s pro-rated annual cash incentive award amount for the year of termination (with the “annual cash incentive award amount” being determined as described in clause (1)(b) above). (For these purposes, the terms “cause,” “good reason” and “change in control” are each defined in the CIC Plan.) In addition, the participant’s equity-based awards (other than performance-based awards), to the extent then outstanding and not otherwise vested, will generally become fully vested, and the participant’s outstanding stock options will generally remain exercisable for one year after the date of termination of the participant’s employment (but in no event later than the expiration date of the option). The participant’s equity-based awards that are then outstanding and subject to performance-based vesting requirements will continue in accordance with their terms with respect to the performance requirements, although such awards will become fully vested with respect to any time-based vesting requirements.

A participant’s right to receive benefits under the CIC Plan is subject to the execution of a release of claims in favor of HCP upon the termination of the participant’s employment. Participants are also subject to confidentiality, non-solicitation and non-competition restrictive covenants under the CIC Plan.

40	HCP | 2014 Proxy Statement

POTENTIAL PAYMENTS UPON A TERMINATION OR CHANGE IN CONTROL

Estimated Severance and Change in Control Benefits

Severance Benefits

The following chart presents HCP’s estimate of the amount of the benefits to which the currently employed Named Executive Officers would have been entitled had their employment terminated under the circumstances described above pursuant to the terms of their respective employment agreements (other than in connection with a change in control of HCP) on December 31, 2013. The chart assumes that the executive would not be entitled to receive the benefits provided under the CIC Plan in connection with such a termination of the executive’s employment.

	Termination by HCP Without Cause				Termination due to Executive’s
	or by Executive for Good Reason				Death or Disability
		Continuation				Continuation
	Cash	of Health/Life	Equity		Cash	of Health	Equity
	Severance	Benefits	Acceleration(1)	Total	Severance	Benefits	Acceleration(1)	Total
Name	($)	($)	($)	($)	($)	($)	($)	($)
Lauralee E. Martin	8,250,000	33,934	4,782,363	13,066,297	8,250,000	33,394	4,782,363	13,065,757
Paul F. Gallagher	3,500,000	52,057	5,417,975	8,970,032	–	–	7,111,393	7,111,393
Timothy M. Schoen	3,100,000	52,057	2,647,327	5,799,384	–	–	2,647,327	2,647,327
James W. Mercer	2,900,000	52,057	1,875,238	4,827,295	–	–	2,465,111	2,465,111
Thomas M. Klaritch	–	–	–	–	–	–	1,566,073	1,566,073

(1)           These columns report the intrinsic value of the unvested portions of the executive’s awards that would accelerate in the circumstances. For options, this value is calculated by multiplying the amount (if any) by which $36.32 (the closing price of our common stock on the last trading day of the 2013 fiscal year) exceeds the exercise price of the option by the number of shares subject to the accelerated portion of the option. For restricted stock and restricted stock unit awards, this value is calculated by multiplying $36.32 by the number of shares or units subject to the accelerated portion of the award. As to the restricted stock units awarded to Messrs. Gallagher, Schoen and Mercer during 2013 reported in the Grants of Plan-Based Awards table above that are subject to both time-based and performance-based vesting requirements, the time-based vesting requirements would be waived but the awards would continue to be subject to the performance-based vesting requirements if the executive’s employment had terminated under the circumstances described above. We have included the value related to accelerated vesting of these awards in the table above as the performance-based vesting requirements for the period ended December 31, 2013 were satisfied.

Change in Control Severance Benefits

The following chart presents HCP’s estimate of the amount of the benefits to which each of the currently employed Named Executive Officers would have been entitled had a change in control of HCP occurred on December 31, 2013 (and, as applicable, the executive’s employment with HCP had terminated under the circumstances described above on such date).

		Continuation of
	Cash	Health/Life	Equity	Section 280G
	Severance	Benefits(1)	Acceleration(2)	Gross-Up(3)	Total
Name	($)	($)	($)	($)	($)
Lauralee E. Martin	9,000,000	45,408	4,782,363	–	13,827,771
Paul F. Gallagher	2,916,666	52,057	7,111,393	–	10,080,116
Timothy M. Schoen	2,200,000	52,057	2,647,327	–	4,899,384
James W. Mercer	2,900,000	52,057	2,465,111	–	5,417,168
Thomas M. Klaritch	1,533,334	52,057	1,566,073	–	3,151,464

(1)            These amounts represent the aggregate cost of the premiums that would be charged to each individual to continue health coverage pursuant to COBRA for such individual and his/her eligible dependents (to the extent that such dependents were receiving health benefits prior to the individual’s termination date) for a period of three years for Ms. Martin and two years for each of Messrs. Gallagher, Schoen, Mercer and Klaritch.

(2)            See footnote (1) to the preceding table under “Severance Benefits” for the manner of calculating equity acceleration value. As to the restricted stock units awarded to Messrs. Gallagher, Schoen, Mercer and Klaritch during 2013 reported in the Grants of Plan-Based Awards During 2013 table above that are subject to both time-based and performance-based vesting requirements, the time-based vesting requirements would be waived but the awards would continue to be subject to the performance-based vesting requirements if the executive’s employment had terminated under the circumstances described above. We have included the value related to accelerated vesting of these awards in the table above as the performance-based vesting requirements for the period ended December 31, 2013 were satisfied.

(3)            For purposes of estimating the Section 280G excise tax , we have assumed that the Named Executive Officer’s outstanding equity awards would be accelerated and terminated in exchange for a cash payment upon the change in control. The value of this acceleration (and thus the amount of the additional payment) would be slightly higher for Section 280G purposes if the accelerated awards were assumed by the acquiring company rather than terminated upon the transaction.

2014 Proxy Statement | HCP	41

PROPOSAL NO. 3	APPROVAL, ON AN ADVISORY BASIS, OF EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, stockholders are entitled to cast a nonbinding, advisory vote to approve the compensation of our Named Executive Officers (often referred to as “say on pay”). Our current policy is to provide stockholders with an opportunity to approve this advisory vote on an annual basis. Accordingly, you are being asked to vote on the following resolution at the Annual Meeting:

RESOLVED, that the stockholders APPROVE, on an advisory basis, the compensation paid to the Named Executive Officers, as disclosed in this proxy statement, which includes the “Compensation Discussion and Analysis,” the accompanying tables and the related narrative disclosure, pursuant to the SEC’s executive compensation disclosure rules.

Our Board recommends that you vote FOR this resolution because it believes that our executive compensation program supports the compensation objectives and philosophies described in detail in the “Compensation Discussion and Analysis” beginning on page 16, including:

  aligning the interests of our stockholders, the Company and our executives by paying for performance;

  attracting, motivating and retaining a team of executives with outstanding talent and ability who will provide leadership for our continued financial and operational success in dynamic and competitive markets; and

    having transparent and properly balanced quantitative and qualitative performance metrics in our short-term and long-term incentive plans based on objective financial metrics, strategic business initiatives, relative total stockholder return and individual performance.

Voting Standard

This proposal to approve the compensation paid to our Named Executive Officers requires the affirmative vote of a majority of all of the votes cast on the proposal at the Annual Meeting. This proposal is advisory only and will not be binding on, overrule any decision by, or create or imply additional fiduciary duties for, HCP or our Board. The Compensation Committee, which is responsible for designing and administering HCP’s executive compensation program, values the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for Named Executive Officers.

Board Recommendation

Our Board recommends that you vote FOR the approval of the compensation of our Named Executive Officers, as disclosed in this proxy statement, which includes the “Compensation Discussion and Analysis,” the accompanying tables and the related narrative disclosure, pursuant to the SEC’s executive compensation disclosure rules.

42	HCP | 2014 Proxy Statement

PROPOSAL NO. 4	HCP, INC. 2014 PERFORMANCE INCENTIVE PLAN PROPOSAL

General

At the Annual Meeting, stockholders will be asked to approve the HCP, Inc. 2014 Performance Incentive Plan (the “2014 Plan”), which was adopted, subject to stockholder approval, by the Board on January 30, 2014.

We believe that incentive-driven and performance-based compensation focuses employees on our objective of creating long-term stockholder value, and that compensation plans like the 2014 Plan are an important attraction, retention and motivation tool for its participants.

Accordingly, performance-based incentive compensation constitutes one of the key objectives of our compensation practice. STIP and LTIP compensation are each determined based on objective Company performance metrics and individualized objectives, the latter of which include both specified quantitative Company performance metrics and qualitative individual performance goals, as described above. Our LTIP is divided evenly between a time-vested retentive component and a forward-looking, three-year performance-based component that directly measures HCP’s performance against relative total stockholder return (TSR) and Net Debt to Adjusted Pro Forma EBITDA performance criteria.

Our Board approved the 2014 Plan because it better promotes long-term stockholder value through more robust performance criteria. Additionally, under the 2014 Plan, the application of the new STIP and LTIP metrics increased the “at risk” component of our NEOs’ compensation, adds rigor and transparency to our compensation program and better aligns our executives’ interests with those of our stockholders.

If our stockholders approve the 2014 Plan, no new awards will be granted under the 2006 Plan.

Historical Annual Share Usage

While the use of equity is an important part of our compensation, we are mindful of our responsibility to our stockholders in exercising judgment in the granting of equity awards.

Our overhang ( the sum of shares subject to outstanding options and restricted stock units plus shares available for grant, as a percentage of the sum of common shares outstanding, plus shares subject to outstanding options and restricted stock units, plus shares available for grant) was 1.2% as of December 31, 2013.

If the 2014 Plan is approved by our stockholders, the maximum overhang would be 6.7% (based on 2,751,820 outstanding options and 1,295,258 outstanding restricted stock units (including vested restricted stock units and dividend equivalents that are not yet payable) as of March 7, 2013).

The annual share usage under the Company’s equity compensation program for the last three fiscal years was as follows (shares in thousands):

	2006 Performance Incentive Plan	Fiscal Year 2013	Fiscal Year 2012	Fiscal Year 2011
A	Stock Options Granted	499	455	710
B	Restricted Stock/Units Granted	630	441	748
C	Total Shares Granted (A+B)	1,129	896	1,458
D	Basic Weighted Average Common Shares Outstanding	4 45,002	442,047	398,446
E	Annual Share Usage (C / D)	0.25%	0.21%	0.37%
F	Burn Rate	0.54%	0.43%	0.75%

Summary Description of the 2014 Plan

The principal terms of the 2014 Plan are summarized below. The following summary is qualified in its entirety by the full text of the 2014 Plan, which has been included as an annex to the copy of this proxy statement that was filed electronically with the SEC and can be reviewed on the SEC’s website at www.sec.gov. You may also obtain, free of charge, a copy of the 2014 Plan by writing to Investor Relations at HCP, Inc., 3760 Kilroy Airport Way, Suite 300, Long Beach, California 90806.

2014 Proxy Statement | HCP	43

PROPOSAL NO. 4 HCP, INC. 2014 PERFORMANCE INCENTIVE PLAN PROPOSAL

Purpose

The purpose of the 2014 Plan is to promote the success of HCP and the interests of our stockholders by providing an additional means for us to attract, motivate, retain and reward directors, officers, employees and other eligible persons through the grant of awards and incentives for high levels of individual performance and improved financial performance of HCP. Equity-based awards are also intended to further align the interests of award recipients and our stockholders.

Administration

Our Board or one or more committees appointed by our Board will administer the 2014 Plan. Our Board has delegated general administrative authority for the 2014 Plan to the Compensation Committee. A committee may delegate some or all of its authority with respect to the 2014 Plan to another committee of directors, and certain limited authority to grant awards to employees may be delegated to one or more officers of HCP. (The appropriate acting body, be it the Board, a committee within its delegated authority, or an officer within his or her delegated authority, is referred to in this proposal as the “Administrator”).

The Administrator has broad authority under the 2014 Plan with respect to award grants including, without limitation, the authority:

   to select participants and determine the type(s) of award(s) that they are to receive;

  to determine the number of shares that are to be subject to awards and the terms and conditions of awards, including the price (if any) to be paid for the shares or the award;

  to cancel, modify, or waive HCP’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consents;

  to accelerate or extend the vesting or exercisability or extend the term of any or all outstanding awards (subject to compliance with Section 409A of the Code);

  subject to the other provisions of the 2014 Plan, to make certain adjustments to an outstanding award and to authorize the conversion, succession or substitution of an award;

  to allow the purchase price of an award or shares of HCP common stock to be paid in the form of cash, check, or electronic funds transfer, by the delivery of already-owned shares of HCP common stock or by a reduction of the number of shares deliverable pursuant to the award, by services rendered by the recipient of the award, by notice and third party payment or cashless exercise on such terms as the Administrator may authorize, or any other form permitted by law ; and

  prescribe, amend and rescind rules and regulations relating to the 2014 Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws or for qualifying for favorable tax treatment under applicable foreign laws.

No Repricing or Loans

In no case (except due to an adjustment to reflect a stock split or similar event or any repricing that may be approved by stockholders) will any adjustment be made to a stock option or stock appreciation right award under the 2014 Plan (by amendment, cancellation and re-grant, exchange or other means) that would constitute a repricing of the per share exercise or base price of the award. Furthermore, loans to employees (to finance the purchase or exercise of awards or otherwise) are not permitted under the 2014 Plan.

Eligibility

Persons eligible to receive awards under the 2014 Plan include officers or employees of HCP or any of its subsidiaries, directors of HCP and certain consultants and advisors to HCP or any of its subsidiaries. As of March 7, 2014, approximately 154 officers and employees of HCP and its subsidiaries (including all of HCP’s Named Executive Officers), and each of HCP’s six Independent Directors, are considered eligible under the 2014 Plan.

Authorized Shares; Limits on Awards

The maximum number of shares of HCP common stock that may be issued or transferred pursuant to awards under the 2014 Plan is currently 33,000,000 shares.

Shares issued in respect of any “full-value award” granted under the 2014 Plan currently are counted against the share limit described in the preceding paragraph above as 1.5 shares for every one share actually issued in connection with the award. For example, if HCP granted a stock bonus covering 100 shares of its common stock under the 2014 Plan, 150 shares would be charged against the share limit with respect to that award. For this purpose, a

“full-value award” generally means any award granted under the plan other than a stock option or stock appreciation right.

The following other limits are also contained in the 2014 Plan:

  The maximum number of shares that may be delivered pursuant to options qualified as incentive stock options granted under the plan is 14,000,000 shares.

  The maximum number of shares subject to those options and stock appreciation rights that are granted during any calendar year to any individual under the plan is 2,000,000 shares.

44	HCP | 2014 Proxy Statement

PROPOSAL NO. 4 HCP, INC. 2014 PERFORMANCE INCENTIVE PLAN PROPOSAL

  The maximum value of any awards granted to an eligible person who is a non-employee director in any consecutive 12-month period is $1,000,000.

   “Performance-Based Awards” under Section 5.2 of the 2014 Plan granted to a participant in any one calendar year will not provide for payment of more than (1) in the case of awards payable only in cash and not related to shares, $10,000,000 and (2) in the case of awards related to shares (and in addition to options and stock appreciation rights which are subject to the limit referred to above), 1,000,000 shares.

To the extent that an award is settled in cash or a form other than shares, the shares that would have been delivered had there been no such cash or other settlement will not be counted against the shares available for issuance under the 2014 Plan. In the event that shares are delivered in respect of a dividend equivalent right, only the actual number of shares delivered with respect to the award shall be counted against the share limits of the 2014 Plan. To the extent that shares are delivered pursuant to the exercise of a stock appreciation right or stock option, the number of underlying shares as to which the exercise related shall be counted against the applicable share limits, as opposed to only counting the shares actually issued. (For purposes of clarity, if a stock appreciation right relates to 100,000 shares and is exercised at a time when the payment due to the participant is 15,000 shares, 100,000 shares shall be charged against the applicable share limits with respect to such exercise.) Shares that are subject to or underlie awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest or for any other reason are not paid or delivered under the 2014 Plan will again be available for subsequent awards under the 2014 Plan. In addition, the 2014 Plan generally provides that shares issued in connection with awards that are granted by or become obligations of HCP through the assumption of awards (or in substitution for awards) in connection with an acquisition of another company will not count against the shares available for issuance under the 2014 Plan. HCP may not increase the applicable share limits of the 2014 Plan by repurchasing shares of common stock on the market (by using cash received through the exercise of stock options or otherwise). If stockholders approve the 2014 Plan, shares that are exchanged by a participant or withheld by HCP to pay the exercise price of an award granted under the 2014 Plan, as well as any shares exchanged or withheld to satisfy the tax withholding obligations related to any award, will not be available for subsequent awards under the 2014 Plan.

Types of Awards

The 2014 Plan authorizes stock options, stock appreciation rights, restricted stock, stock bonuses and other forms of awards granted or denominated in HCP common stock or units of HCP common stock, as well as cash incentive awards pursuant to Section 5.2 of the 2014 Plan. The 2014 Plan retains flexibility to offer competitive incentives and to tailor benefits to specific needs and circumstances. Any award may be paid or settled in cash.

A stock option is the right to purchase shares of HCP common stock at a future date at a specified price per share (the “exercise price”). The per share exercise price of an option generally may not be less than the fair market value of a share of HCP common stock on the date of grant. The maximum term of an option is ten years from the date of grant. An option may either be an incentive stock option or a nonqualified stock option. Incentive stock option benefits are taxed differently from nonqualified stock options, as described under “Federal Income Tax Consequences of Awards Under the 2014 Plan” below. Incentive stock options are also subject to more restrictive terms and are limited in amount by the Code and the 2014 Plan. Incentive stock options may only be granted to employees of HCP or a subsidiary.

A stock appreciation right is the right to receive payment of an amount equal to the excess of the fair market value of share of HCP common stock on the date of exercise of the stock appreciation right over the base price of the stock appreciation right. The base price will be established by the Administrator at the time of grant of the stock appreciation right and generally cannot be less than the fair market value of a share of HCP common stock on the date of grant. Stock appreciation rights may be granted in connection with other awards or independently. The maximum term of a stock appreciation right is ten years from the date of grant.

The other types of awards that may be granted under the 2014 Plan include, without limitation, stock bonuses, restricted stock, performance stock, stock units, dividend equivalents and similar rights to purchase or acquire shares, and cash awards granted consistent with Section 5.2 of the 2014 Plan as described below.

Performance-Based Awards

The Administrator may grant awards that are intended to be performance-based awards within the meaning of Section 162(m) of the Code (“Performance-Based Awards”). Performance-Based Awards are in addition to any of the other types of awards that may be granted under the 2014 Plan (including options and stock appreciation rights which may also qualify as performance-based awards for Section 162(m) purposes). Performance-Based Awards may be in the form of restricted stock, performance stock, stock units, other rights or cash incentive award opportunities.

The vesting or payment of Performance-Based Awards (other than options or stock appreciation rights) will depend on the absolute or relative performance of HCP on a consolidated, subsidiary, segment, division or business unit basis. The Administrator will establish the criterion or criteria and hurdle(s) on which performance will be measured. The Administrator must establish criteria and hurdles in advance of applicable deadlines under the Code and while the attainment of the performance hurdles remains substantially uncertain. The criteria that the Administrator may use for this purpose will include one or more of the following: net income; pre-tax income; operating income; cash flow; earnings per share; return on equity; return on invested capital or assets; cost reduction or savings; funds from operations; funds from operations per share; funds

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  PROPOSAL NO. 4 HCP, INC. 2014 PERFORMANCE INCENTIVE PLAN PROPOSAL

from operations payout ratio; funds from operations as adjusted; funds available for distribution as adjusted; funds available for distribution per share; funds available for distribution payout ratio; appreciation in the fair market value of HCP common stock; return on investment; total return to stockholders; net earnings; earnings before or after any one or more of interest, taxes, depreciation or amortization; net debt; same store cash NOI; dividend payout ratio; real estate or capital expenditures; non-stabilized assets, balance sheet or debt ratings management; or any combination or derivative thereof. The performance measurement period with respect to an award may range from three months to ten years. Performance hurdles will be adjusted to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes or other extraordinary events not foreseen at the time the hurdles were set unless the Administrator provides otherwise at the time of establishing the hurdles.

Performance-Based Awards may be paid in stock or in cash (in either case, subject to the limits described under the heading “Authorized Shares; Limits on Awards” above). Before any Performance-Based Award (other than an option or stock appreciation right) is paid, the Administrator must certify that the performance hurdle or hurdles have been satisfied. The Administrator has discretion to determine the performance hurdle or hurdles and any other restrictions or other limitations of Performance-Based Awards and may reserve discretion to reduce payments below maximum award limits. Performance-Based Awards will be paid, unless otherwise determined by the Administrator, no later than 2 ½ months after the tax year in which the Performance-Based Award vests, consistent with the requirements of Section 409A of the Code.

Deferrals

The Administrator may provide for the deferred payment of awards and may determine the other terms applicable to deferrals. The Administrator may provide that deferred settlements include the payment or crediting of interest or other earnings on the deferred amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares.

Acceleration of Awards; Possible Early Termination of Awards

Generally, and subject to limited exceptions set forth in the 2014 Plan, if any person acquires 25% or more of the outstanding common stock or combined voting power of HCP, if certain changes in a majority of our Board occur over a period of no longer than two years, if stockholders prior to a transaction do not continue to own more than 66 2/3% of the voting securities of HCP (or a successor or a parent) following a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving HCP or any of its subsidiaries, a sale or other disposition of all or substantially all of HCP’s assets or the acquisition of assets or stock of another entity by HCP or any of its subsidiaries, or if HCP is dissolved or liquidated, then awards then-outstanding under the 2014 Plan may become fully vested or paid, as applicable, and may terminate or be terminated in such circumstances, subject to compliance with the requirements of Section 409A of the Code. The Administrator also has the discretion to establish other change in control provisions with respect to awards granted under the 2014 Plan. For example, the

Administrator could provide for the acceleration of vesting or payment of an award in connection with a change in control event that is not described above and provide that any such acceleration shall be automatic upon the occurrence of any such event. Notwithstanding the foregoing, if a change in control event constitutes a payment event with respect to any award which provides for the deferral of compensation that is subject to Section 409A of the Code, to the extent required to avoid the imposition of additional taxes under Section 409A of the Code, the transaction or event described above with respect to such award will only constitute a change in control event for purposes of the payment timing of such award if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation 1.409A-3(i)(5). The Administrator shall have full and final authority to determine conclusively whether a change in control event of the Company has occurred pursuant to the above definition, the date of the occurrence of such change in control event and any incidental matters relating thereto.

Transfer Restrictions

Subject to certain exceptions contained in Section 5.7 of the 2014 Plan, awards under the 2014 Plan generally are not transferable by the recipient other than by will or the laws of descent and distribution and are generally exercisable, during the recipient’s lifetime, only by the recipient. Any amounts payable or shares issuable pursuant to an award generally will be paid only to the recipient or the recipient’s beneficiary or representative. The Administrator has discretion, however, to establish written conditions and procedures for the transfer of awards to other persons or entities, provided that such transfers comply with applicable federal and state securities laws and, with limited exceptions set forth in the 2014 Plan, are not made for value.

Adjustments

As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the 2014 Plan and any outstanding awards, as well as the exercise or purchase prices of awards and performance hurdles under certain types of performance-based awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the stockholders.

46	HCP | 2014 Proxy Statement

PROPOSAL NO. 4 HCP, INC. 2014 PERFORMANCE INCENTIVE PLAN PROPOSAL

No Limit on Other Authority

Except as expressly provided with respect to the termination of the authority to grant new awards under the 2014 Plan if stockholders approve the 2014 Plan, the 2014 Plan does not limit the authority of the Board or any committee to grant awards or authorize any other compensation, with or without reference to HCP common stock, under any other plan or authority.

Termination of or Changes to the 2014 Plan

The Board may amend or terminate the 2014 Plan at any time and in any manner. Stockholder approval for an amendment will be required only to the extent then required by applicable law or any applicable listing agency or required under Sections 162, 422 or 424 of the Code to preserve the intended tax consequences of the plan. For example, stockholder approval will be required for any amendment that proposes to increase the maximum number of shares that may be delivered with respect to awards granted under the 2014 Plan. (Adjustments as a result of stock splits or similar events will not, however, be considered an amendment requiring stockholder approval.) Unless terminated earlier by the Board, the authority to grant new awards under the 2014 Plan will terminate on March 31, 2024. Outstanding awards, as well as the Administrator’s authority with respect thereto, generally will continue following the expiration or termination of the plan. Generally speaking, outstanding awards may be amended by the Administrator (except for a repricing), but the consent of the award holder is required if the amendment (or any plan amendment) materially and adversely affects the holder.

Federal Income Tax Consequences of Awards under the 2014 Plan

The U.S. federal income tax consequences of the 2014 Plan under current federal law, which is subject to change, are summarized in the following discussion of the general tax principles applicable to the 2014 Plan. This summary is not intended to be exhaustive and, among other considerations, does not describe the deferred compensation provisions of Section 409A of the Code to the extent an award is subject to and does not satisfy those rules, nor does it describe state, local, or international tax consequences.

With respect to nonqualified stock options, the Company is generally entitled to deduct and the participant recognizes taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. With respect to incentive stock options, the company is generally not entitled to a deduction nor does the participant recognize income at the time of exercise, although the participant may be subject to the U.S. federal alternative minimum tax.

The current federal income tax consequences of other awards authorized under the 2014 Plan generally follow certain basic patterns: nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid (if any) only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); bonuses, stock appreciation rights, cash and stock-based performance awards, dividend equivalents, stock units, and other types of awards are generally subject to tax at the time of payment; and compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, the Company will generally have a corresponding deduction at the time the participant recognizes income.

If an award is accelerated under the 2014 Plan in connection with a “change in control” (as this term is used under the Code), the Company may not be permitted to deduct the portion of the compensation attributable to the acceleration (“parachute payments”) if it exceeds certain threshold limits under the Code (and certain related excise taxes may be triggered). Furthermore, the aggregate compensation in excess of $1,000,000 attributable to awards that are not “performance-based” within the meaning of Section 162(m) of the Code may not be permitted to be deducted by the Company in certain circumstances.

Section 409A of the Code

The American Jobs Creation Act of 2004 added Section 409A to the Code, which imposes restrictions on “nonqualified deferred compensation.” Section 409A generally applies to amounts deferred after December 31, 2004. Generally, options and stock appreciation rights with an exercise price at least equal to the fair market value of the underlying stock on the date of grant and restricted stock will not be considered deferred compensation if such awards do not include any other feature providing for the deferral of compensation. Failure to follow the provisions of Section 409A can result in taxation to the grantee of a 20%

excise tax and interest on the taxable amount and, depending on the state, additional state taxes. It is intended that payments and benefits under the 2014 Plan comply with or will be exempt from Section 409A. If taxes or penalties under Section 409A are imposed on a participant in connection with the 2014 Plan, such participant will be solely responsible and liable for the satisfaction of all such taxes and penalties, and HCP will not have any obligation to indemnify or otherwise hold the participant (or any beneficiary) harmless from any or all of such taxes or penalties.

2014 Proxy Statement | HCP	47

  PROPOSAL NO. 4 HCP, INC. 2014 PERFORMANCE INCENTIVE PLAN PROPOSAL

New Plan Benefits

All future grants under the 2014 Plan are within the discretion of the Administrator, and the benefits of such grants are, therefore, not determinable. The following table sets forth the number of shares of common stock subject to outstanding awards granted during 2013 under the 2006 Plan.

Name and Position	Number of Units(1)
Lauralee E. Martin
President and Chief Executive Officer	131,673	(2)
Paul F. Gallagher
Executive Vice President and Chief Investment Officer	101,254
Timothy M. Schoen
Executive Vice President and Chief Financial Officer	77,282
James W. Mercer
Executive Vice President, Chief Administrative Officer,
General Counsel and Corporate Secretary	80,834
Thomas M. Klaritch
Executive Vice President—Medical Office Properties	27,240
Executive Group (Sum of the NEOs)	418, 283
Non-Executive Director Group	18,000
Non-Executive Officer Employee Group	430,463

(1)          This column reflects awards of stock options, restricted stock and restricted stock units.

(2)          The number of units reported in the table above does not include 3,000 restricted stock units award granted to Ms. Martin on April 25, 2013 in connection with her service as a director prior to her election as President and Chief Executive Officer.

Equity Compensation Plan Information

The following table sets forth, for each of HCP’s equity compensation plans, the number of shares of common stock subject to outstanding awards, the weighted average exercise price of outstanding options, and the number of shares remaining available for future award grants as of December 31, 2013.

Number of securities
remaining available for
future issuance under
	Number of securities to be		Weighted average exercise		equity compensation
	issued upon exercise of		price of outstanding		plans (excluding
	outstanding options and vesting		options (b)		securities reflected in
Plan Category	of restricted stock units (a)		($)		Column (a)) (c)
Equity compensation plans approved by security holders	3,429,852	(1)	35.77	(2)	2,141,916	(3)
Equity compensation plans not approved by security holders	N/A		N/A		N/A
Totals	3,429,852		35.77		2,141,916

(1)          Of these shares, 2,221,819 shares were subject to outstanding stock options, 875,474 shares were subject to outstanding restricted stock units and 332,559 shares were subject to vested restricted stock units and dividend equivalent rights, which were not get payable as of December 31, 2013. This number does not include 225,727 shares that were subject to then-outstanding, but unvested, restricted stock awards because those securities have been subtracted from the number of securities remaining available for future issuance under Column (c).

(2)          This weighted average exercise price does not reflect the 875,474 shares that will be issued upon the payment of outstanding restricted stock units.

(3)          Of the aggregate number of shares that remained available for future issuance, all were available under the 2006 Plan. Subject to certain express limits of the 2006 Plan, shares available for award purposes under the 2006 Plan generally may be used for any type of award authorized under that plan including options, stock appreciation rights and other forms of awards granted or denominated in shares of our common stock including, without limitation, stock bonuses, restricted stock, restricted stock units and performance shares.

Voting Standard

This proposal to approve the 2014 Plan requires the affirmative vote of a majority of votes cast on the proposal at the Annual Meeting.

Board Recommendation

Our Board recommends that you vote FOR the approval of the 2014 Plan.

48	HCP | 2014 Proxy Statement

ADDITIONAL INFORMATION ABOUT THE ANNUAL MEETING

Voting at the Annual Meeting

General Information

Stockholders of record of our common stock as of the close of business on March 7, 2014, the record date for the Annual Meeting, are entitled to notice of and to vote at the Annual Meeting. As of the close of business on the record date, there were 458,043,035 shares of our common stock outstanding and eligible to vote at the Annual Meeting. There is no other class of voting securities outstanding. Each share of common stock entitles its holder to one vote at the Annual Meeting. To have a quorum at the Annual Meeting, the holders of a majority of the shares of our common stock entitled to vote at the Annual Meeting must be present in person or by proxy.

Voting via the Internet, Telephone or Mail

You may submit your proxy or voting instructions via the Internet, by telephone or by mail, depending on the manner in which you receive your proxy materials. If you received a Notice of Internet Availability by mail, you can submit a proxy or voting instructions via the Internet by following the instructions provided in the Notice of Internet Availability. If you received a printed set of the proxy materials by mail, you may submit a proxy or voting instructions via the Internet, by telephone (if available) or by mail by following the instructions on the proxy card or voting instruction form.

If you are a stockholder of record voting by telephone or the Internet, your proxy must be received by 11:59 p.m. Eastern Time on April 30, 2014 in order for your shares to be voted at the Annual Meeting. However, if you are a stockholder of record submitting a proxy card by mail, you may instead mark, sign and date the proxy card you received and return it in the accompanying prepaid and addressed envelope so that it is received by HCP before the Annual Meeting. If you hold your shares in street name, please provide your voting instructions by the deadline specified by the bank, broker or other nominee who holds your shares.

Voting in Person

All stockholders of record may vote in person at the Annual Meeting by written ballot. However, if you are the beneficial owner of shares held in street name through a bank, broker or other nominee, you may not vote your shares at the Annual Meeting unless you obtain a “legal proxy” from the bank, broker or nominee that holds your shares giving you the right to vote the shares at the Annual Meeting.

Even if you plan to attend the Annual Meeting, we recommend that you submit your proxy or voting instructions in advance to authorize the voting of your shares at the Annual Meeting so that your vote will be counted if you later are unable to attend.

How Your Shares Will Be Voted

On Proposal No. 1 (the election of directors), you may vote FOR, AGAINST or ABSTAIN with respect to each director nominee. On Proposal No. 2 (the ratification of the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2014), Proposal No. 3 (the approval, on an advisory basis, of executive compensation) and Proposal No. 4 (the approval of the HCP, Inc. 2014 Performance Incentive Plan), you may vote FOR, AGAINST or ABSTAIN. Although our Board does not know of any business to be considered at the Annual Meeting other than the four proposals described in this proxy statement, if any other business properly comes before the Annual Meeting, a stockholder’s properly submitted proxy gives authority to the proxy holder to vote on those matters in his or her discretion.

Your shares will be voted as you specify in your proxy or voting instructions. If you are a stockholder of record and properly submit a proxy but do not specify your voting choice on one or more of the items listed in the notice of meeting, your shares will be voted as recommended by the Board on those items.

If you hold your shares in street name through a brokerage account and you do not submit voting instructions to your broker, your broker will not be authorized to vote your shares on any of the matters at the Annual Meeting, other than Proposal No. 2 (the ratification of the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2014). If your broker exercises its discretion to vote on Proposal No. 2 at the Annual Meeting, your shares will constitute “broker non-votes” on each of the other items at the Annual Meeting.

2014 Proxy Statement | HCP	49

  ADDITIONAL INFORMATION ABOUT THE ANNUAL MEETING

Effect of Abstentions and Broker Non-Votes

Abstentions will be counted as present and entitled to vote for purposes of determining the presence of a quorum but will not be counted as votes cast on Proposal No. 1 (the election of directors), Proposal No. 2 (the ratification of the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2014) or Proposal No. 3 (the approval, on an advisory basis, of executive compensation) and therefore will not be counted in determining the outcome of those proposals. Abstentions will be counted as votes cast on Proposal No. 4 (the approval of the 2014 Plan) and therefore will have the same effect as votes against that proposal.

Broker non-votes will be counted as present and entitled to vote for the purpose of determining the presence of a quorum at the Annual Meeting, but will not be counted as a vote cast with respect to Proposal No. 1 (the election of directors), Proposal No. 3 (the approval, on an advisory basis, of executive compensation) or Proposal No. 4 (the approval of the HCP, Inc. 2014 Performance Incentive Plan) and therefore will not be counted in determining the outcome of those proposals.

Revoking or Changing Your Vote

If you are a stockholder of record, you may revoke your proxy at any time before it is voted at the Annual Meeting by delivering a written notice of revocation to our Corporate Secretary, by submitting a later-dated proxy via Internet, by telephone or by mail or by voting in person in the Annual Meeting. If your shares are held in street name through a bank, broker or other nominee, you may revoke any previous voting instructions by submitting new voting instructions to the bank, broker or nominee holding your shares by the specified deadline or by attending the Annual Meeting and voting in person if you have obtained a legal proxy from the bank, broker or nominee giving you the right to vote the shares at the Annual Meeting. Attendance at the Annual Meeting will not by itself constitute a revocation of any proxy or voting instructions.

Inspector of Elections

Votes cast by proxy or in person at the Annual Meeting will be counted by a representative of Broadridge Financial Solutions, Inc., HCP’s appointed inspector of elections for the Annual Meeting. In connection with the duties as inspector of elections, Broadridge’s representative will also determine whether a quorum is present, evaluate the validity of proxies and ballots and certify the voting results.

Proxy Solicitation

We will bear all costs of the solicitation of proxies for the Annual Meeting. In addition to solicitation by mail, directors and officers of HCP, without receiving any additional compensation, may solicit proxies personally or by telephone, email or other electronic means. We will request brokerage houses, banks and other custodians or nominees holding stock in their names for others to forward proxy materials to their customers or principals who are the beneficial owners of shares of our common stock and will reimburse them for their expenses in doing so. We have retained the services of Georgeson Inc. to assist in the solicitation of proxies for a fee of $ 9,000 plus reasonable out-of-pocket expenses.

Voting Results

We intend to announce preliminary voting results at the Annual Meeting and disclose final voting results in a Current Report on Form 8-K to be filed with the SEC within four business days following the Annual Meeting.

50	HCP | 2014 Proxy Statement

OTHER MATTERS

2015 Stockholder Proposals

We expect to hold our 2015 annual meeting of stockholders on or about April 30, 2015. Any stockholder that desires to have a proposal considered for presentation at the 2015 annual meeting of stockholders, and included in the proxy statement and form of proxy used in connection with our 2015 annual meeting, must submit the proposal in writing to our Corporate Secretary so that it is received no later than November 21, 2014. The proposal must also comply with the requirements of Rule 14a-8 promulgated under the Exchange Act.

If a stockholder seeks to nominate a candidate for election or to propose business for consideration at our 2015 annual meeting but not have it included in our proxy statement for the 2015 annual meeting, HCP must receive notice of the proposal or director nomination no earlier than January 31, 2015 and no later than March 2, 2015. If we change the date of our 2015 annual meeting to a date that is before April 1, 2015 or after June 30, 2015, however, notice of any proposal or director nomination must instead be delivered not earlier than the ninetieth (90th) day and not later than the close of business on the later of the sixtieth (60th) day prior to our 2015 annual meeting, or the tenth (10th) day following the day on which we publicly announce the date of our 2015 annual meeting. If the notice is not received between these dates and does not satisfy the additional notice requirements set forth in Article II, Section 7(a) of our Bylaws, the notice will be considered untimely and will not be acted upon at our 2015 annual meeting. A proxy granted by a stockholder will give discretionary authority to the proxy holder to vote on any matters introduced pursuant to the above advance notice bylaw provisions, subject to applicable SEC rules.

Proposals and notices should be directed to the attention of the Corporate Secretary, HCP, Inc., 3760 Kilroy Airport Way, Suite 300, Long Beach, California 90806.

Delivery of Proxy Materials

We may satisfy SEC rules regarding delivery of proxy statements and Annual Reports by delivering only one set of proxy materials to multiple stockholders that share the same address, unless we have received contrary instructions. This “householding” process can result in meaningful cost savings for us and is consistent with our commitment to sustainability by reducing the environmental impact of printing and mailing printed copies. Upon oral or written request, we will deliver promptly a separate copy of proxy materials to a stockholder at a shared address to which a single copy of the proxy materials was delivered. If your shares are registered in your own name, you may request a separate copy of the proxy materials for this Annual Meeting or for future meetings of HCP stockholders by notifying Broadridge toll-free at 1-800-542-1061 or writing to Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood NY, 11717. If you are a street name holder, please contact the broker, bank or other nominee that holds your shares to request a separate copy of proxy materials.

In the future, stockholders of record can avoid receiving duplicate mailings by following the instructions on the Internet at www.proxyvote.com. If you hold your shares in street name and you would like to receive only one copy of the proxy materials in the future, you should contact your bank, broker or other nominee.

Financial Statements

Our Annual Report on Form 10-K for the year ended December 31, 2013, containing audited consolidated financial statements, accompanies this proxy statement. Upon the written request of any person solicited hereby, HCP will provide a copy to such person, without charge, of HCP’s Annual Report on Form 10-K for the year ended December 31, 2013. Such requests should be directed to our Corporate Secretary, HCP, Inc., 3760 Kilroy Airport Way, Suite 300, Long Beach, California 90806.

*        *        *

ALL STOCKHOLDERS ARE URGED TO SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING AND VOTE IN PERSON. If you attend the Annual Meeting and vote in person, your proxy will not be used.

By Order of the Board of Directors,

James W. Mercer
Executive Vice President, Chief Administration Officer,
General Counsel and Corporate Secretary

Long Beach, California
March 20, 2014

2014 Proxy Statement | HCP	51

APPENDIX A

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES REFERENCED IN PROXY STATEMENT HIGHLIGHTS AND EXECUTIVE COMPENSATION SECTIONS

Funds From Operations(1) In thousands, except per share data (Unaudited)

	Year Ended December 31,
	2013	2012	2011	2010
Net income applicable to common shares	$969,103	$812,289	$515,302	$307,498
Depreciation and amortization of real estate, in-place lease and other intangibles:
Continuing operations	423,312	353,704	346,055	303,957
Discontinued operations	5,862	12,808	11,340	9,490
Impairments of real estate	1,372	–	–	–
Direct financing lease (“DFL”) depreciation	14,326	12,756	8,840	–
Gain on sales of real estate	(69,866)	(31,454)	(3,107)	(19,925)
Gain upon consolidation of joint venture	–	–	(7,769)	–
Impairments of investments in joint ventures	–	–	–	71,693
Equity income from unconsolidated joint ventures	(64,433)	(54,455)	(46,750)	(4,770)
FFO from unconsolidated joint ventures	74,324	64,933	56,887	25,288
Noncontrolling interests’ and participating securities’ share in earnings	15,903	17,547	18,062	15,767
Noncontrolling interests’ and participating securities’ share in FFO	(20,639)	(21,620)	(20,953)	(18,361)
FFO applicable to common shares	$1,349,264	$1,166,508	$877,907	$690,637
Distributions on dilutive convertible units	13,276	13,028	6,916	11,847
Diluted FFO applicable to common shares	$1,362,540	$1,179,536	$884,823	$702,484
Diluted FFO per common share	$2.95	$2.72	$2.19	$2.25
Weighted average shares used to calculate diluted FFO per share	461,710	434,328	403,864	312,797
Impact of adjustments to FFO:
Severance-related charges(2)	$27,244	$–	$4,827	$–
Preferred stock redemption charge(3)	–	10,432	–	–
Merger-related items(4)	–	5,642	26,596	4,339
Litigation settlement charge(5)	–	–	125,000	–
Other impairments (recoveries)(6)	–	7,878	15,400	(11,900)
	$27,244	$23,952	$171,823	$(7,561)
FFO as adjusted applicable to common shares	$1,376,508	$1,190,460	$1,049,730	$683,076
Distributions on dilutive convertible units and other	13,220	12,957	11,633	12,089
Diluted FFO as adjusted applicable to common shares	$1,389,728	$1,203,417	$1,061,363	$695,165
Per common share impact of adjustments on diluted FFO	$0.06	$0.06	$0.51	$(0.02)
Diluted FFO as adjusted per common share	$3.01	$2.78	$2.70	$2.23
Weighted average shares used to calculate diluted FFO as adjusted per share	461,710	433,607	393,237	311,285

(1)          We believe Funds From Operations (“FFO”) is an important supplemental measure of operating performance for a REIT. Because the historical cost accounting convention used for real estate assets utilizes straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen and fallen with market conditions, presentations of operating results for a REIT that use historical cost accounting for depreciation could be less informative. The term FFO was designed by the REIT industry to address this issue. FFO as defined by the National Association of Real Estate Investment Trusts (“NAREIT”) is net income applicable to common shares (computed in accordance with U.S. generally accepted accounting principles or “GAAP”), excluding gains or losses from acquisition and dispositions of depreciable real estate or related interests, impairments of, or related to, depreciable real estate, plus real estate and DFL depreciation and amortization, with adjustments for joint ventures. Adjustments for joint ventures are calculated to reflect FFO on the same basis. FFO does not represent cash generated from operating activities determined in accordance with GAAP, is not necessarily indicative of cash available to fund cash needs and should not be considered an alternative to net income. Our computation of FFO may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that have a different interpretation of the current NAREIT definition from ours. In addition, we present FFO before the impact of severance-related charges, litigation settlement charges, preferred stock redemption charges, impairments (recoveries) of non-depreciable assets and merger-related items (“FFO as adjusted”). Management believes FFO as adjusted is a useful alternative measurement. This measure is a modification of the NAREIT definition of FFO and should not be used as an alternative to net income (determined in accordance with GAAP).

(2)          The Company’s Board of Directors terminated its former Chairman, Chief Executive Officer and President on October 2, 2013. As a result of the termination, we incurred severance-related charges of $27.2 million that include: (i) the acceleration of $16.7 million of deferred compensation for restricted stock units and options that vested upon termination; and (ii) severance payments and other costs of approximately $10.5 million. 2011 severance-related charges relate to the departure of our former Chief Financial Officer and former General Counsel.

(3)          In connection with the redemption of our preferred stock, we incurred a one-time, non-cash redemption charge of $10.4 million related to the original issuance costs of the preferred stock.

2014 Proxy Statement | HCP	A-1

  APPENDIX A

(4)          The merger-related items of $0.02 per share attributable to a $1.7 billion senior housing portfolio acquisition include direct transaction costs and the impact of the negative carry of prefunding the transaction with the $1.0 billion, or 22 million shares, common stock offering completed on October 19, 2012 on the calculation of weighted average shares. 2011 merger-related items include the following: (i) direct transaction costs, (ii) prefunding activities related to the impact of senior unsecured notes and common stock issued to prefund the HCR ManorCare, Inc. (“HCR”) acquisition, partially offset by (iii) income related to gains upon the reinvestment of our debt investment in HCR and other miscellaneous items. 2010 merger-related items include the following: (i) direct transaction costs; and (ii) prefunding activities related to the impact of common stock issued to prefund the HCR acquisition.

(5)          The charge of $125 million during the year ended December 31, 2011 relates to a litigation settlement with Ventas, Inc.

(6)          The impairment charge of $7.9 million during the year ended December 31, 2012 relates to the sale of a land parcel in our life science segment. Other impairments of $15.4 million during the year ended December 31, 2011 relate to our secured loan to Delphis Operations, L.P. Recoveries of $11.9 million during the year ended December 31, 2010 relate to portions of previous impairment charges related to investments in three DFLs (non-depreciable due to lessee purchase option) and a participation interest in a senior construction loan related to Erickson Retirement Communities.

Funds Available for Distribution(1) In thousands, except per share data (Unaudited)

	Year Ended December 31,
	2013	2012	2011	2010
FFO as adjusted applicable to common shares	$1,376,508	$1,190,460	$1,049,730	$683,076
Amortization of above and below market lease intangibles, net	(6,646)	(2,232)	(4,510)	(6,378)
Amortization of deferred compensation(2)	23,327	23,277	20,034	14,924
Amortization of deferred financing costs, net(3)	18,541	16,501	13,716	9,078
Straight-line rents	(39,587)	(47,311)	(59,173)	(47,243)
DFL accretion(4)	(86,055)	(94,240)	(74,007)	(10,641)
DFL depreciation	(14,326)	(12,756)	(8,840)	–
Deferred revenues – tenant improvement related	(2,906)	(1,570)	(2,371)	(3,714)
Deferred revenues – additional rents (SAB 104)	63	(85)	52	(270)
Leasing costs and tenant and capital improvements	(64,557)	(61,440)	(52,903)	(54,237)
Joint venture and other FAD adjustments(4)(5)	(52,471)	(61,298)	(46,209)	(6,143)
FAD applicable to common shares	$1,151,891	$949,306	$835,519	$578,452
Distributions on dilutive convertible units	13,276	7,714	6,916	6,676
Diluted FAD applicable to common shares	$1,165,167	$957,020	$842,435	$585,128
Diluted FAD per common share	$2.52	$2.22	$2.15	$1.89
Weighted average shares used to calculate diluted FAD per common share	461,710	431,429	390,944	308,953

(1)          Funds Available for Distribution (“FAD”) is defined as FFO as adjusted after excluding the impact of the following: (i) amortization of acquired above/below market lease intangibles, net; (ii) amortization of deferred compensation expense; (iii) amortization of deferred financing costs, net; (iv) straight-line rents; (v) accretion and depreciation related to DFLs; and (vi) deferred revenues. Further, FAD is computed after deducting recurring capital expenditures, including leasing costs and second generation tenant and capital improvements and includes similar adjustments to compute our share of FAD from our unconsolidated joint ventures. Other REITs or real estate companies may use different methodologies for calculating FAD, and accordingly, our FAD may not be comparable to those reported by other REITs. Although our FAD computation may not be comparable to that of other REITs, management believes FAD provides a meaningful supplemental measure of our ability to fund our ongoing dividend payments. In addition, management believes that in order to further understand and analyze our liquidity, FAD should be compared with net cash flows from operating activities as determined in accordance with GAAP and presented in our consolidated financial statements. FAD does not represent cash generated from operating activities determined in accordance with GAAP, and FAD should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP), or as a measure of our liquidity.

(2)          Excludes $16.7 million related to the acceleration of deferred compensation for restricted stock units and options that vested upon termination of the Company’s former Chairman, Chief Executive Officer and President on October 2, 2013, which is included in severance-related charges for the year ended December 31, 2013.

(3)          Excludes $11.3 million for the year ended December 31, 2011 related to the write-off of unamortized loan fees related to an expired bridge loan commitment and $0.8 million related to the amortization of deferred issuance costs of the senior notes, which costs are included in merger-related items for the year ended December 31, 2011.

(4)          For the years ended December 31, 2013, 2012 and 2011, DFL accretion reflects an elimination of $62.1 million, $59.4 million and $42.2 million, respectively. Our ownership interest in HCR is accounted for using the equity method, which requires an ongoing elimination of DFL income that is proportional to our ownership in HCR. Further, our share of earnings from HCR (equity income) increases for the corresponding elimination of related lease expense recognized at the HCR level, which we present as a non-cash joint venture FAD adjustment.

(5)          For the year ended December 31, 2010, excludes $41 million of deferred leasing costs related to the buyout of management contracts for 27 communities managed by Sunrise Senior Living.

A-2	HCP | 2014 Proxy Statement

APPENDIX A

Net Operating Income and Same Property Performance(1)(2) Dollars in thousands (Unaudited)

	Year Ended December 31,
	2013	2012
Net income	$985,006	$846,842
Interest income	(86,159)	(24,536)
Investment management fee income	(1,847)	(1,895)
Interest expense	435,252	416,172
Depreciation and amortization	423,312	353,704
General and administrative	109,233	79,395
Impairments	–	7,878
Other income, net	(18,216)	(2,976)
Income taxes	5,815	(1,654)
Equity income from unconsolidated joint ventures	(64,433)	(54,455)
Total discontinued operations	(74,373)	(45,652)
NOI	$1,713,590	$1,572,823
Straight-line rents	(39,587)	(47,311)
DFL accretion	(86,055)	(94,240)
Amortization of above and below market lease intangibles, net	(6,646)	(2,232)
Lease termination fees	(217)	(636)
NOI adjustments related to discontinued operations	(47)	1,585
Cash (Adjusted) NOI	$1,581,038	$1,429,989
Non-SPP cash (adjusted) NOI	(133,918)	(26,023)
Same property portfolio cash (adjusted) NOI(2)	$1,447,120	$1,403,966
Cash (Adjusted) NOI % change – SPP(2)	3.1%

(1)          We believe Net Operating Income from Continuing Operations (“NOI”) provides investors relevant and useful information because it reflects only income and operating expense items that are incurred at the property level and presents them on an unleveraged basis. We use NOI and adjusted NOI to make decisions about resource allocations, to assess and compare property level performance, and evaluate SPP. We believe that net income is the most directly comparable GAAP measure to NOI. NOI should not be viewed as an alternative measure of operating performance to net income (determined in accordance with GAAP) since it excludes certain components from net income. Further, our NOI may not be comparable to that of other REITs or real estate companies, as they may use different methodologies for calculating NOI.

NOI is defined as rental and related revenues, including tenant recoveries, resident fees and services, and income from DFLs, less property level operating expenses. NOI excludes interest income, investment management fee income, interest expense, depreciation and amortization, general and administrative expenses, litigation settlement, impairments, impairment recoveries, other income, net, income taxes, equity income from and impairments of unconsolidated joint ventures, and discontinued operations. Adjusted NOI is calculated as NOI eliminating the effects of straight-line rents, DFL accretion, amortization of above and below market lease intangibles, and lease termination fees. Adjusted NOI is sometimes referred to as “cash NOI.”

(2)          Same property portfolio (“SPP”) statistics allow management to evaluate the performance of our real estate portfolio under a consistent population, which eliminates the changes in the composition of our portfolio of properties. We identify our SPP as stabilized properties that remained in operations and were consistently reported as leased properties or operating properties (RIDEA) for the duration of the year-over-year comparison periods presented. Accordingly, it takes a stabilized property a minimum of 12 months in operations under a consistent reporting structure to be included in our SPP. SPP NOI excludes certain non-property specific operating expenses that are allocated to each operating segment on a consolidated basis.

2014 Proxy Statement | HCP	A-3

 APPENDIX A

EBITDA and Adjusted EBITDA(1)
Dollars in thousands

Year Ended
December 31, 2013

Net Income	$985,006

Interest expense:

Continuing operations	435,252
Discontinued operations	576

Income taxes:

Continuing operations	5,815

Discontinued operations	54

Depreciation and amortization of real estate, in-place lease and other intangibles:

Continuing operations	423,312

Discontinued operations	5,862

Equity income from unconsolidated joint ventures	(64,433)

HCP’s share of EBITDA from the Investment Management Platform	14,906

Other joint venture adjustments	62,598

EBITDA	$1,868,948

Impairments	1,372

Gain on sales of real estate	(69,866)

Adjusted EBITDA	$1,800,454

(1)            EBITDA is defined as earnings before interest, taxes, depreciation and amortization for the Company. EBITDA is a supplemental non-GAAP measure of both operating performance and liquidity. Adjusted EBITDA is calculated as EBITDA excluding impairments, gains or losses from real estate dispositions and litigation settlement charges. Adjusted EBITDA permits investors to view income from the Company’s operations on an unleveraged basis before the effects of taxes, non-cash depreciation and amortization, impairments, impairments recoveries, and gains or losses from real estate dispositions. By excluding interest expense, EBITDA and Adjusted EBITDA allow investors to measure the Company’s operating performance independent of its capital structure and indebtedness and, therefore, allows for a more meaningful comparison of its operating performance between quarters as well as annual periods, and to compare its operating performance to that of other companies. As a liquidity measure, the Company believes that EBITDA and Adjusted EBITDA help investors analyze the Company’s ability to meet its interest payments on outstanding debt and to make preferred dividend payments. EBITDA and Adjusted EBITDA do not reflect the Company’s historical cash expenditures or future cash requirements for capital expenditures or contractual commitments. EBITDA and Adjusted EBITDA should be read in conjunction with our GAAP presentations and may not be comparable to that of other REITs or real estate companies, as they may use different methodologies for calculating EBITDA or Adjusted EBITDA.

Total Gross Assets(1)
Dollars in thousands

December 31, 2013

Consolidated total assets	$20,075,870

Investments in and advances to unconsolidated joint ventures	(196,576)

Accumulated depreciation and amortization	2,257,187

Accumulated depreciation and amortization from assets held for sale	11,920

Consolidated gross assets	$22,148,401

HCP’s share of unconsolidated total assets(1)	267,102

HCP’s share of unconsolidated accumulated depreciation and amortization(2)	50,128

Total gross assets	$22,465,631

(1)            Total Gross Assets is defined as Consolidated Gross Assets plus the Company’s pro rata share of total assets from the Investment Management Platform and its equity interest in HCR, after adding back accumulated depreciation and amortization.

(2)          Reflects the Company’s pro-rata share of amounts from the Investment Management Platform and its equity interest in HCR.

Total Debt(1)
Dollars in thousands

December 31, 2013

Term loan(2)	$226,858

Senior unsecured notes	6,963,375

Mortgage debt	1,396,485

Mortgage debt on assets held for sale	–

Other debt	74,909

Consolidated debt	$8,661,627

HCP’s share of unconsolidated debt(3)	139,551

Total debt	$8,801,178

(1)  Consolidated Debt at book value plus the Company’s pro rata share of total debt from the Investment Management Platform.

(2)  Represents £137 million translated into U.S. dollars.

(3)  Reflects the Company’s pro rata share of amounts in the Investment Management Platform and HCR.

A-4	HCP | 2014 Proxy Statement

APPENDIX A

Other Definitions:

Financial Leverage*

Total Debt divided by Total Gross Assets. Financial Leverage is a supplemental measure of the Company’s financial position, which enables both management and investors to analyze its leverage and to compare its leverage to that of other companies. The ratio of Consolidated Debt to Consolidated Gross Assets is the most directly comparable GAAP measure to Financial Leverage. The Company’s pro rata share of total debt from the Investment Management Platform is not intended to reflect its actual liability or ability to access assets should there be a default under any or all such loans or a liquidation of the joint ventures.

Investment Management Platform

Includes the following unconsolidated joint ventures: (i) four life science properties in three joint ventures in which the Company’s interests range from 50%-63%, (ii) HCP Ventures III, a medical office joint venture in which the Company owns an effective interest of 25.5% consisting of an 85% interest in HCP Birmingham Portfolio LLC, which owns a 30% interest in HCP Ventures III, and (iii) HCP Ventures IV, a medical office joint venture in which the Company holds a 20% interest.

Secured Debt Ratio*

Total Secured Debt divided by Total Gross Assets. Secured Debt Ratio is a supplemental measure of the Company’s financial position, which enables both management and investors to analyze its leverage and to compare its leverage to that of other companies. The ratio of Consolidated Secured Debt to Consolidated Gross Assets is the most directly comparable GAAP measure to Secured Debt Ratio. The Company’s pro rata share of total secured debt from the Investment Management Platform is not intended to reflect its actual liability or ability to access assets should there be a default under any or all such loans or a liquidation of the joint ventures.

*            Financial Leverage and Secured Debt Ratio are supplemental non-GAAP measures that have inherent limitations as analytical tools and should be used in conjunction with the Company’s required GAAP presentations and not as alternatives to those indicators. Further, the Company’s computations of these non-GAAP measures may not be comparable to similar measures reported by other companies.

2014 Proxy Statement | HCP	A-5

APPENDIX B

HCP, INC. 2014 PERFORMANCE INCENTIVE PLAN

1. Purpose of Plan

The purpose of this HCP, Inc. 2014 Performance Incentive Plan (this “Plan”) of HCP, Inc., a Maryland corporation (the “Corporation”), is to promote the success of the Corporation and to increase stockholder value by providing an additional means through the grant of awards to attract, motivate, retain and reward selected employees and other eligible persons.

2. Eligibility

The Administrator (as such term is defined in Section 3.1) may grant awards under this Plan only to those persons that the Administrator determines to be Eligible Persons. An “Eligible Person” is any person who is either: (a) an officer (whether or not a director) or employee of the Corporation or one of its Subsidiaries; (b) a director of the Corporation or one of its Subsidiaries; or (c) an individual consultant or advisor who renders or has rendered bona fide services (other than services in connection with the offering or sale of securities of the Corporation or one of its Subsidiaries in a capital-raising transaction or as a market maker or promoter of securities of the Corporation or one of its Subsidiaries) to the Corporation or one of its Subsidiaries and who is selected to participate in this Plan by the Administrator; provided, however, that a person who is otherwise an Eligible Person under clause (c) above may participate in this Plan only if such participation would not adversely affect either the Corporation’s eligibility to use Form S-8 to register under the Securities Act of 1933, as amended (the “Securities Act”), the offering and sale of shares issuable under this Plan by the Corporation or the Corporation’s compliance with any other applicable laws. An Eligible Person who has been granted an award (a “participant”) may, if otherwise eligible, be granted additional awards if the Administrator shall so determine. As used herein, “Subsidiary” means any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation; and “Board” means the Board of Directors of the Corporation.

3. Plan Administration

3.1 The Administrator. This Plan shall be administered by and all awards under this Plan shall be authorized by the Administrator. The “Administrator” means the Board or one or more committees appointed by the Board or another committee (within its delegated authority) to administer all or certain aspects of this Plan. Any such committee shall be comprised solely of one or more directors or such number of directors as may be required under applicable law. A committee may delegate some or all of its authority to another committee so constituted. The Board or a committee comprised solely of directors may also delegate, to the extent permitted by applicable law, to one or more officers of the Corporation, its powers under this Plan (a) to designate the officers and employees of the Corporation and its Subsidiaries who will receive grants of awards under this Plan, and (b) to determine the number of shares subject to, and the other terms and conditions of, such awards. The Board may delegate different levels of authority to different committees with administrative and grant authority under this Plan.

With respect to awards intended to satisfy the requirements for performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), this Plan shall be administered by a committee consisting solely of two or more outside directors (as this requirement is applied under Section 162(m) of the Code); provided, however, that the failure to satisfy such requirement shall not affect the validity of the action of any committee otherwise duly authorized and acting in the matter. Award grants, and transactions in or involving awards, intended to be exempt under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must be duly and timely authorized by the Board or a committee consisting solely of two or more non-employee directors (as this requirement is applied under Rule 16b-3 promulgated under the Exchange Act). To the extent required by any applicable listing agency, this Plan shall be administered by a committee composed entirely of independent directors (within the meaning of the applicable listing agency).

3.2 Powers of the Administrator. Subject to the express provisions of this Plan, the Administrator is authorized and empowered to do all things necessary or desirable in connection with the authorization of awards and the administration of this Plan (in the case of a committee or delegation to one or more officers, within the authority delegated to that committee or person(s)), including, without limitation, the authority to:

(a)    determine eligibility and, from among those persons determined to be eligible, the particular Eligible Persons who will receive an award under this Plan;

(b)    grant awards to Eligible Persons, determine the price at which securities will be offered or awarded and the number of securities to be offered or awarded to any of such persons, determine the other specific terms and conditions of such awards consistent with the express limits of this Plan, establish the installments (if any) in which such awards shall become exercisable or shall vest (which may include, without limitation, performance and/or time-based schedules), or determine that no delayed

2014 Proxy Statement | HCP	B-1

 APPENDIX B

exercisability or vesting is required, establish any applicable performance targets, and establish the events of termination or reversion of such awards;

(c)   approve the forms of award agreements (which need not be identical either as to type of award or among participants);

(d)   construe and interpret this Plan and any agreements defining the rights and obligations of the Corporation, its Subsidiaries, and participants under this Plan, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan or the awards granted under this Plan;

(e)   cancel, modify, or waive the Corporation’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consent under Section 8.6.5;

(f)   subject to the requirements of Section 409A of the Code (to the extent applicable), accelerate or extend the vesting or exercisability or extend the term of any or all such outstanding awards (in the case of options or stock appreciation rights, within the maximum ten-year term of such awards) in such circumstances as the Administrator may deem appropriate (including, without limitation, in connection with a termination of employment or services or other events of a personal nature) subject to any required consent under Section 8.6.5;

(g)   adjust the number of shares of Common Stock subject to any award, adjust the price of any or all outstanding awards or otherwise change previously imposed terms and conditions, in such circumstances as the Administrator may deem appropriate, in each case subject to Sections 4 and 8.6 (subject to the no repricing provision below);

(h)   determine the date of grant of an award, which may be a designated date after but not before the date of the Administrator’s action (unless otherwise designated by the Administrator, the date of grant of an award shall be the date upon which the Administrator took the action granting an award);

(i)    determine whether, and the extent to which, adjustments are required pursuant to Section 7 hereof and authorize the termination, conversion, substitution or succession of awards upon the occurrence of an event of the type described in Section 7;

(j)    acquire or settle (subject to Sections 7 and 8.6) rights under awards in cash, stock of equivalent value, or other consideration (subject to the no repricing provision below);

(k)  determine the fair market value of the Common Stock or awards under this Plan from time to time and/or the manner in which such value will be determined; and

(l)    prescribe, amend and rescind rules and regulations relating to this Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws or for qualifying for favorable tax treatment under applicable foreign laws.

Notwithstanding the foregoing and except for an adjustment pursuant to Section 7.1 or a repricing approved by stockholders, in no case may the Administrator (1) amend an outstanding stock option or SAR to reduce the exercise price or base price of the award, (2) cancel, exchange or surrender an outstanding stock option or SAR in exchange for cash or other awards for the purpose of repricing the award, or (3) cancel, exchange, or surrender an outstanding stock option or SAR in exchange for an option or SAR with an exercise or base price that is less than the exercise or base price of the original award.

3.3         Binding Determinations. Any action taken by, or inaction of, the Corporation, any Subsidiary, or the Administrator relating or pursuant to this Plan and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. Neither the Board nor any Board committee, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan (or any award made under this Plan), and all such persons shall be entitled to indemnification and reimbursement by the Corporation in respect of any claim, loss, damage or expense (including, without limitation, attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage that may be in effect from time to time.

3.4         Reliance on Experts. In making any determination or in taking or not taking any action under this Plan, the Board or a committee, as the case may be, may obtain and may rely upon the advice of experts, including employees and professional advisors to the Corporation. No director, officer or agent of the Corporation or any of its Subsidiaries shall be liable for any such action or determination taken or made or omitted in good faith.

4. Shares of Common Stock Subject to The Plan; Share Limits

4.1         Shares Available. Subject to the provisions of Section 7.1, the capital stock that may be delivered under this Plan shall be shares of the Corporation’s authorized but unissued Common Stock and any shares of its Common Stock held as treasury shares. For purposes of this Plan, “Common Stock” shall mean the common stock of the Corporation and such other securities or property as may become the subject of awards under this Plan, or may become subject to such awards, pursuant to an adjustment made under Section 7.1.

4.2         Share Limits. The maximum number of shares of Common Stock that may be delivered pursuant to awards granted to Eligible Persons under this Plan (the “Share Limit”) is equal to 33,000,000 shares of Common Stock.

Shares issued in respect of any “Full-Value Award” granted under this Plan shall be counted against the foregoing Share Limit as 1.5 shares for every one share actually issued in connection with such award. (For example, if a stock bonus of 100 shares of Common Stock is granted under this Plan, 150 shares shall be charged against the Share Limit in connection with that award.) For this purpose, a “Full-Value Award” means any award under this Plan that is not a stock option grant or a stock appreciation right grant.

The following limits also apply with respect to awards granted under this Plan:

(a)    The maximum number of shares of Common Stock that may be delivered pursuant to options qualified as incentive stock options granted under this Plan is 14,000,000 shares.

(b)    The maximum number of shares of Common Stock subject to those options and stock appreciation rights that are granted during any calendar year to any individual under this Plan is 2,000,000 shares.

B-2	HCP | 2014 Proxy Statement

APPENDIX B

(c)   The maximum value of any awards granted to an Eligible Person who is a non-employee director in any consecutive 12-month period is $250,000.

(d)   Additional limits with respect to Performance-Based Awards are set forth in Section 5.2.3.

Each of the foregoing numerical limits is subject to adjustment as contemplated by Section 4.3, Section 7.1, and Section 8.10.

4.3         Awards Settled in Cash, Reissue of Awards and Shares. To the extent that an award is settled in cash or a form other than shares of Common Stock, the shares that would have been delivered had there been no such cash or other settlement shall not be counted against the shares available for issuance under this Plan. In the event that shares of Common Stock are delivered in respect of a dividend equivalent right granted under this Plan, the actual number of shares delivered with respect to the award shall be counted against the share limits of this Plan (including, for purposes of clarity, the limits of Section 4.2 of this Plan). (For purposes of clarity, if 1,000 dividend equivalent rights are granted and outstanding when the Corporation pays a dividend, and 50 shares are delivered in payment of those rights with respect to that dividend, 50 shares shall be counted against the share limits of this Plan). To the extent that shares of Common Stock are delivered pursuant to the exercise of a stock appreciation right or stock option granted under this Plan, the number of underlying shares as to which the exercise related shall be counted against the applicable share limits under Section 4.2, as opposed to only counting the shares actually issued. (For purposes of clarity, if a stock appreciation right relates to 100,000 shares and is exercised at a time when the payment due to the participant is 15,000 shares, 100,000 shares shall be charged against the applicable share limits under Section 4.2 with respect to such exercise.) Shares that are subject to or underlie awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under this Plan shall again be available for subsequent awards under this Plan. Shares that are exchanged by a participant or withheld by the Corporation as full or partial payment in connection with any award under this Plan, as well as any shares exchanged by a participant or withheld by the Corporation or one of its Subsidiaries to satisfy the tax withholding obligations related to any award, shall not be available for subsequent awards under this Plan. Refer to Section 8.10 for application of the foregoing share limits with respect to assumed awards. The foregoing adjustments to the share limits of this Plan are subject to any applicable limitations under Section 162(m) of the Code with respect to awards intended as performance-based compensation thereunder.

4.4         Reservation of Shares; No Fractional Shares; Minimum Issue. The Corporation shall at all times reserve a number of shares of Common Stock sufficient to cover the Corporation’s obligations and contingent obligations to deliver shares with respect to awards then outstanding under this Plan (exclusive of any dividend equivalent obligations to the extent the Corporation has the right to settle such rights in cash). No fractional shares shall be delivered under this Plan. The Administrator may pay cash in lieu of any fractional shares in settlements of awards under this Plan. No fewer than 100 shares may be purchased on exercise of any award (or, in the case of stock appreciation or purchase rights, no fewer than 100 rights may be exercised at any one time) unless the total number purchased or exercised is the total number at the time available for purchase or exercise under the award.

5.        Awards

5.1         Type and Form of Awards. The Administrator shall determine the type or types of award(s) to be made to each selected Eligible Person. Awards may be granted singly, in combination or in tandem. Awards also may be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for grants or rights under any other employee or compensation plan of the Corporation or one of its Subsidiaries. The types of awards that may be granted under this Plan are (subject, in each case, to the no repricing provisions of Section 3.2):

5.1.1     Stock Options. A stock option is the grant of a right to purchase a specified number of shares of Common Stock during a specified period as determined by the Administrator. An option may be intended as an incentive stock option within the meaning of Section 422 of the Code (an “ISO”) or a nonqualified stock option (an option not intended to be an ISO). The award agreement for an option will indicate if the option is intended as an ISO; otherwise it will be deemed to be a nonqualified stock option. The maximum term of each option (ISO or nonqualified) shall be ten (10) years. The per share exercise price for each option shall be not less than 100% of the fair market value of a share of Common Stock on the date of grant of the option. When an option is exercised, the exercise price for the shares to be purchased shall be paid in full in cash or such other method permitted by the Administrator consistent with Section 5.5.

5.1.2     Additional Rules Applicable to ISOs. To the extent that the aggregate fair market value (determined at the time of grant of the applicable option) of stock with respect to which ISOs first become exercisable by a participant in any calendar year exceeds $100,000, taking into account both Common Stock subject to ISOs under this Plan and stock subject to ISOs under all other plans of the Corporation or one of its Subsidiaries (or any parent or predecessor corporation to the extent required by and within the meaning of Section 422 of the Code and the regulations promulgated thereunder), such options shall be treated as nonqualified stock options. In reducing the number of options treated as ISOs to meet the $100,000 limit, the most recently granted options shall be reduced first. To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Administrator may, in the manner and to the extent permitted by law, designate which shares of Common Stock are to be treated as shares acquired pursuant to the exercise of an ISO. ISOs may only be granted to employees of the Corporation or one of its subsidiaries (for this purpose, the term “subsidiary” is used as defined in Section 424(f) of the Code, which generally requires an unbroken chain of ownership of at least 50% of the total combined voting power of all classes of stock of each subsidiary in the chain beginning with the Corporation and ending with the subsidiary in question). There shall be imposed in any award agreement relating to ISOs such other terms and conditions as from time to time are required in order that the option be an “incentive stock option” as that term is defined in Section 422 of the Code. No ISO may be granted to any person who, at the time the option is granted, owns (or is deemed to own under Section 424(d) of the Code) shares of outstanding Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation, unless the exercise price of such option is at least 110% of the fair market value of the stock subject

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 APPENDIX B

to the option and such option by its terms is not exercisable after the expiration of five years from the date such option is granted.

5.1.3     Stock Appreciation Rights. A stock appreciation right or “SAR” is a right to receive a payment, in cash and/or Common Stock, equal to the excess of the fair market value of a specified number of shares of Common Stock on the date the SAR is exercised over the “base price” of the award, which base price shall be set forth in the applicable award agreement and shall be not less than 100% of the fair market value of a share of Common Stock on the date of grant of the SAR. The maximum term of a SAR shall be ten (10) years.

5.1.4     Other Awards. The other types of awards that may be granted under this Plan include: (a) stock bonuses, restricted stock, performance stock, stock units, phantom stock, dividend equivalents, or similar rights to purchase or acquire shares, whether at a fixed or variable price or ratio related to the Common Stock, upon the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or any combination thereof; (b) any other award with a value derived from the value of or related to the Common Stock and/or returns thereon; or (c) cash awards granted consistent with Section 5.2 below.

5.2  Section 162(m) Performance-Based Awards.  Without limiting the generality of the foregoing, any of the types of awards listed in Section 5.1.4 above may be, and options and SARs granted to officers and employees (“Qualifying Options” and “Qualifying SARs,” respectively) typically will be, granted as awards intended to satisfy the requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code (“Performance-Based Awards”). The grant, vesting, exercisability or payment of Performance-Based Awards may depend (or, in the case of Qualifying Options or Qualifying SARs, may also depend) on the degree of achievement of one or more performance goals relative to a pre-established targeted level or levels using one or more of the Business Criteria set forth below (on an absolute or relative basis) for the Corporation on a consolidated basis or for one or more of the Corporation’s subsidiaries, segments, divisions or business units, or any combination of the foregoing. Any Qualifying Option or Qualifying SAR shall be subject only to the requirements of Section 5.2.1 and 5.2.3 in order for such award to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code. Any other Performance-Based Award shall be subject to all of the following provisions of this Section 5.2.

5.2.1  Class; Administrator. The eligible class of persons for Performance-Based Awards under this Section 5.2 shall be officers and employees of the Corporation or one of its Subsidiaries. The Administrator approving Performance-Based Awards or making any certification required pursuant to Section 5.2.4 must be constituted as provided in Section 3.1 for awards that are intended as performance-based compensation under Section 162(m) of the Code.

5.2.2  Performance Goals. The specific performance goals for Performance-Based Awards (other than Qualifying Options and Qualifying SARs) shall be, on an absolute or relative basis, established based on one or more of the following business criteria (“Business Criteria”) as selected by the Administrator in its sole discretion: net income; pre-tax income; operating income; cash flow; earnings per share; return on equity; return on invested capital or assets; cost reduction or savings; funds from operations; funds from operations per share; funds from operations payout ratio; adjusted funds from operations; cash and/or funds available for distribution; funds available for distribution per share; funds available for distribution payout ratio; appreciation in the fair market value of Common Stock; return on investment; total return to stockholders; net earnings; earnings before or after any one or more of interest, taxes, depreciation or amortization; net debt; same store cash net operating income ; dividend payout ratio ; real estate or capital expenditures; non-stabilized assets, balance sheet or debt ratings management; or any combination or derivative thereof. These terms are used as applied under generally accepted accounting principles or in the financial reporting of the Corporation or of its Subsidiaries. To qualify awards as performance-based under Section 162(m), the applicable Business Criterion (or Business Criteria, as the case may be) and specific performance goal or goals (“targets”) must be established and approved by the Administrator during the first 90 days of the performance period (and, in the case of performance periods of less than one year, in no event after 25% or more of the performance period has elapsed) and while performance relating to such target(s) remains substantially uncertain within the meaning of Section 162(m) of the Code. Unless otherwise provided in the applicable award agreement, performance targets shall be adjusted to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes or other extraordinary events not foreseen at the time the targets were set unless the Administrator provides otherwise at the time of establishing the targets. The applicable performance measurement period may not be less than three months nor more than 10 years.

5.2.3     Form of Payment; Maximum Performance-Based Award. Grants or awards under this Section 5.2 may be paid in cash or shares of Common Stock or any combination thereof. Grants of Qualifying Options and Qualifying SARs to any one participant in any one calendar year shall be subject to the limit set forth in Section 4.2(b). The maximum number of shares of Common Stock which may be delivered pursuant to Performance-Based Awards (other than Qualifying Options and Qualifying SARs, and other than cash awards covered by the following sentence) that are granted to any one participant in any one calendar year shall not exceed 1,000,000 shares, either individually or in the aggregate, subject to adjustment as provided in Section 7.1. In addition, the aggregate amount of compensation to be paid to any one participant in respect of all Performance-Based Awards payable only in cash and not related to shares of Common Stock and granted to that participant in any one calendar year shall not exceed $5,000,000. Awards that are cancelled during the year shall be counted against these limits to the extent required by Section 162(m) of the Code. Performance-Based Awards shall be paid, unless otherwise determined by the Administrator, no later than 2 ½ months after the tax year in which the Performance-Based Award vests, consistent with the requirements of Section 409A of the Code.

5.2.4     Certification of Payment. Before any Performance-Based Award under this Section 5.2 (other than Qualifying Options and Qualifying SARs) is paid and to the extent required to qualify the award as performance-based compensation within the meaning of Section 162(m) of the Code, the Administrator must certify in writing that the performance target(s) and any other material terms of the Performance-Based Award were in fact timely satisfied.

5.2.5     Reservation of Discretion. The Administrator will have the discretion to determine the restrictions or other limitations of the individual awards granted under this Section 5.2 including the authority to reduce awards, payouts or vesting or to pay no awards, in its sole discretion, if the Administrator preserves

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such authority at the time of grant by language to this effect in its authorizing resolutions or otherwise.

5.2.6     Expiration of Grant Authority. As required pursuant to Section 162(m) of the Code and the regulations promulgated thereunder, the Administrator’s authority to grant new awards that are intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code (other than Qualifying Options and Qualifying SARs) shall terminate upon the first meeting of the Corporation’s stockholders that occurs in the fifth year following the year in which the Corporation’s stockholders first approve this Plan.

5.2.7  Additional Limitations. Notwithstanding any other provision of this Plan and except as otherwise determined by the Administrator, any individual award granted under this Section 5.2 that is intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code shall be subject to any additional limitations that are requirements for qualification as performance-based compensation within the meaning of Section 162(m) of the Code, and this Plan and the applicable award agreement shall be deemed amended to the extent necessary to conform to such requirements.

5.2.8  Dividend Equivalent Rights. With respect to any Performance-Based Award, the Administrator may provide that the Participant will have the right to receive a dividend equivalent right, provided that such dividend equivalent right shall be subject to the same terms and conditions of the underlying award.

5.3              Award Agreements. Each award shall be evidenced by either (1) a written award agreement in a form approved by the Administrator and executed by the Corporation by an officer duly authorized to act on its behalf, or (2) an electronic notice of award grant in a form approved by the Administrator and recorded by the Corporation (or its designee) in an electronic recordkeeping system used for the purpose of tracking award grants under this Plan generally (in each case, an “award agreement”), as the Administrator may provide and, in each case and if required by the Administrator, executed or otherwise electronically accepted by the recipient of the award in such form and manner as the Administrator may require. The Administrator may authorize any officer of the Corporation (other than the particular award recipient) to execute any or all award agreements on behalf of the Corporation. The award agreement shall set forth the material terms and conditions of the award as established by the Administrator consistent with the express limitations of this Plan. Any award agreement evidencing awards intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code.

5.4   Deferrals and Settlements. Payment of awards may be in the form of cash, Common Stock, other awards or combinations thereof as the Administrator shall determine, and with such restrictions as it may impose. The Administrator may also require or permit participants to elect to defer the issuance of shares or the settlement of awards in cash under such rules and procedures as it may establish under this Plan. The Administrator may also provide that deferred settlements include the payment or crediting of interest or other earnings on the deferral amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares.

5.5    Consideration for Common Stock or Awards. Except as provided herein, the purchase price for any award granted under this Plan or the Common Stock to be delivered pursuant to an award, as applicable, may be paid by means of any lawful consideration as determined by the Administrator, including, without limitation, one or a combination of the following methods:

•                 services rendered by the recipient of such award;

•     cash, check payable to the order of the Corporation, or electronic funds transfer;

•                 notice and third party payment in such manner as may be authorized by the Administrator;

•                 the delivery of previously owned shares of Common Stock;

•                 by a reduction in the number of shares otherwise deliverable pursuant to the award; or

•                 subject to such procedures as the Administrator may adopt, pursuant to a “cashless exercise” with a third party who provides financing for the purposes of (or who otherwise facilitates) the purchase or exercise of awards.

In no event shall any shares newly-issued by the Corporation be issued for less than the minimum lawful consideration for such shares or for consideration other than consideration permitted by applicable state law. The Administrator shall not permit any participant to pay any portion of the exercise or purchase price of any award granted under this Plan by means of a promissory note. Shares of Common Stock used to satisfy the exercise price of an option shall be valued at their fair market value on the date of exercise. The Corporation will not be obligated to deliver any shares unless and until it receives full payment of the exercise or purchase price therefor and any related withholding obligations under Section 8.5 and any other conditions to exercise or purchase have been satisfied. Unless otherwise expressly provided in the applicable award agreement, the Administrator may at any time eliminate or limit a participant’s ability to pay the purchase or exercise price of any award or shares by any method other than cash payment to the Corporation.

5.6              Definition of Fair Market Value. For purposes of this Plan, “fair market value” shall mean, unless otherwise determined or provided by the Administrator in the circumstances, the closing price of a share of Common Stock as reported on the composite tape for securities listed on the New York Stock Exchange (the “Exchange”) for the date in question or, if no sales of Common Stock were made on the Exchange on that date, the average of the closing prices of a share of Common Stock as reported on said composite tape for the next preceding day and the next succeeding day on which sales of Common Stock were made on the Exchange. The Administrator may, however, provide with respect to one or more awards that the fair market value shall equal the closing price of a share of Common Stock as reported on the composite tape for securities listed on the Exchange for the last trading day prior to the date in question or the average of the high and low trading prices of a share of Common Stock as reported on the composite tape for securities listed on the Exchange for the date in question or the most recent trading day. If the Common Stock is no longer listed or is no longer actively traded on the Exchange as of the applicable date, the fair market value of the Common Stock shall be the value as reasonably determined by the Administrator for purposes of the award in the circumstances. The Administrator also may adopt a different methodology for determining fair market value with respect to one or more awards if a different methodology is necessary or advisable to secure any intended favorable tax, legal or other treatment for the particular award(s) (for example, and without limitation, the Administrator may provide that fair market value for purposes of one or more awards will be based on an average of closing prices (or the average of high and low daily trading prices) for a specified period preceding the relevant date).

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5.7     Transfer Restrictions.

5.7.1     Limitations on Exercise and Transfer. Unless otherwise expressly provided in (or pursuant to) this Section 5.7, by applicable law and by the award agreement, as the same may be amended, (a) all awards are non-transferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; (b) awards shall be exercised only by the participant; and (c) amounts payable or shares issuable pursuant to any award shall be delivered only to (or for the account of) the participant.

5.7.2     Exceptions. The Administrator may permit awards to be exercised by and paid to, or otherwise transferred to, other persons or entities pursuant to such conditions and procedures, including limitations on subsequent transfers, as the Administrator may, in its sole discretion, establish in writing. Any permitted transfer shall be subject to compliance with applicable federal and state securities laws and shall not be for value (other than nominal consideration, settlement of marital property rights, or for interests in an entity in which more than 50% of the voting interests are held by the Eligible Person or by the Eligible Person’s family members).

5.7.3     Further Exceptions to Limits on Transfer. The exercise and transfer restrictions in Section 5.7.1 shall not apply to:

(a)    transfers to the Corporation (for example, in connection with the expiration or termination of the award),

(b)             the designation of a beneficiary to receive benefits in the event of the participant’s death or, if the participant has died, transfers to or exercise by the participant’s beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution,

(c)    subject to any applicable limitations on ISOs, transfers to a family member (or former family member) pursuant to a domestic relations order if approved or ratified by the Administrator,

(d)             if the participant has suffered a disability, permitted transfers or exercises on behalf of the participant by his or her legal representative, or

(e)             the authorization by the Administrator of “cashless exercise” procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of awards consistent with applicable laws and the express authorization of the Administrator.

5.8     International Awards. One or more awards may be granted to Eligible Persons who provide services to the Corporation or one of its Subsidiaries outside of the United States. Any awards granted to such persons may be granted pursuant to the terms and conditions of any applicable sub-plans, if any, appended to this Plan and approved by the Administrator.

6.   Effect of Termination of Service on Awards

6.1    General. The Administrator shall establish the effect of a termination of employment or service on the rights and benefits under each award under this Plan and in so doing may make distinctions based upon, inter alia, the cause of termination and type of award. If the participant is not an employee of the Corporation or one of its Subsidiaries and provides other services to the Corporation or one of its Subsidiaries, the Administrator shall be the sole judge for purposes of this Plan (unless a contract or the award otherwise provides) of whether the participant continues to render services to the Corporation or one of its Subsidiaries and the date, if any, upon which such services shall be deemed to have terminated.

6.2    Events Not Deemed Terminations of Service. Unless the express policy of the Corporation or one of its Subsidiaries, or the Administrator, otherwise provides, the employment relationship shall not be considered terminated in the case of (a) sick leave, (b) military leave, or (c) any other leave of absence authorized by the Corporation or one of its Subsidiaries, or the Administrator; provided that, unless reemployment upon the expiration of such leave is guaranteed by contract or law, or the Administrator otherwise provides, such leave is for a period of not more than three months. In the case of any employee of the Corporation or one of its Subsidiaries on an approved leave of absence, continued vesting of the award while on leave from the employ of the Corporation or one of its Subsidiaries may be suspended until the employee returns to service, unless the Administrator otherwise provides or applicable law otherwise requires. In no event shall an award be exercised after the expiration of the term set forth in the award agreement.

6.3    Effect of Change of Subsidiary Status. For purposes of this Plan and any award, if an entity ceases to be a Subsidiary of the Corporation a termination of employment or service shall be deemed to have occurred with respect to each Eligible Person in respect of such Subsidiary who does not continue as an Eligible Person in respect of another entity within the Corporation or another Subsidiary that continues as such after giving effect to the transaction or other event giving rise to the change in status.

7.   Adjustments; Acceleration

7.1    Adjustments. Subject to Section 7.2, upon (or, as may be necessary to effect the adjustment, immediately prior to): any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split; any merger, combination, consolidation, or other reorganization; any spin-off, split-up, or similar extraordinary dividend distribution in respect of the Common Stock; or any exchange of Common Stock or other securities of the Corporation, or any similar, unusual or extraordinary corporate transaction in respect of the Common Stock; then the Administrator shall equitably and proportionately adjust (1) the number and type of shares of Common Stock (or other securities) that thereafter may be made the subject of awards (including the specific share limits, maximums and numbers of shares set forth elsewhere in this Plan), (2) the number, amount and type of shares of Common Stock (or other securities or property) subject to any outstanding awards, (3) the grant, purchase, or exercise price (which term includes the base price of any SAR or similar right) of any outstanding awards, and/or (4) the securities, cash or other property deliverable upon exercise or payment of any outstanding awards, in each case to the extent necessary to preserve (but not increase) the level of incentives intended by this Plan and the then-outstanding awards.

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Unless otherwise expressly provided in the applicable award agreement, upon (or, as may be necessary to effect the adjustment, immediately prior to) any event or transaction described in the preceding paragraph or a sale of all or substantially all of the business or assets of the Corporation as an entirety, the Administrator shall equitably and proportionately adjust the performance standards applicable to any then-outstanding performance-based awards to the extent necessary to preserve (but not increase) the level of incentives intended by this Plan and the then-outstanding performance-based awards.

It is intended that, if possible, any adjustments contemplated by the preceding two paragraphs be made in a manner that satisfies applicable U.S. legal, tax (including, without limitation and as applicable in the circumstances, Section 424 of the Code, Section 409A of the Code and Section 162(m) of the Code) and accounting (so as to not trigger any charge to earnings with respect to such adjustment) requirements.

Without limiting the generality of Section 3.3, any good faith determination by the Administrator as to whether an adjustment is required in the circumstances pursuant to this Section 7.1, and the extent and nature of any such adjustment, shall be conclusive and binding on all persons.

7.2  Corporate Transactions—Assumption and Termination of Awards. Upon the occurrence of any of the following: any merger, combination, consolidation, or other reorganization; any exchange of Common Stock or other securities of the Corporation; a sale of all or substantially all the business, stock or assets of the Corporation; a dissolution of the Corporation; or any other event in which the Corporation does not survive (or does not survive as a public company in respect of its Common Stock); then the Administrator may make provision for a cash payment in settlement of, or for the assumption, substitution or exchange of any or all outstanding share-based awards or the cash, securities or property deliverable to the holder of any or all outstanding share-based awards, based upon, to the extent relevant under the circumstances, the distribution or consideration payable to holders of the Common Stock upon or in respect of such event. Upon the occurrence of any event described in the preceding sentence, then, unless the Administrator has made a provision for the substitution, assumption, exchange or other continuation or settlement of the award or the award would otherwise continue in accordance with its terms in the circumstances: (1) unless otherwise provided in the applicable award agreement, each then-outstanding option and SAR shall become fully vested, all shares of restricted stock then outstanding shall fully vest free of restrictions, and each other award granted under this Plan that is then outstanding shall become payable to the holder of such award; and (2) each award shall terminate upon the related event; provided that the holder of an option or SAR shall be given reasonable advance notice of the impending termination and a reasonable opportunity to exercise his or her outstanding vested options and SARs (after giving effect to any accelerated vesting required in the circumstances) in accordance with their terms before the termination of such awards (except that in no case shall more than ten days’ notice of the impending termination be required and any acceleration of vesting and any exercise of any portion of an award that is so accelerated may be made contingent upon the actual occurrence of the event).

The Administrator may adopt such valuation methodologies for outstanding awards as it deems reasonable in the event of a cash or property settlement and, in the case of options, SARs or similar rights, but without limitation on other methodologies, may base such settlement solely upon the excess if any of the per share amount payable upon or in respect of such event over the exercise or base price of the award.

In any of the events referred to in this Section 7.2 or in Section 7.3, the Administrator may take such action contemplated by this Section 7.2 or Section 7.3 prior to such event (as opposed to on the occurrence of such event) to the extent that the Administrator deems the action necessary to permit the participant to realize the benefits intended to be conveyed with respect to the underlying shares. Without limiting the generality of the foregoing, the Administrator may deem an acceleration to occur immediately prior to the applicable event and/or reinstate the original terms of the award if an event giving rise to an acceleration does not occur.

Without limiting the generality of Section 3.3, any good faith determination by the Administrator pursuant to its authority under this Section 7.2 shall be conclusive and binding on all persons.

7.3              Possible Acceleration of Awards. Without limiting Section 7.2, in the event of a Change in Control Event (as defined below), the Administrator may, in its discretion, provide that any outstanding option or SAR shall become fully vested, that any share of restricted stock then outstanding shall fully vest free of restrictions, and, subject to compliance with the requirements of Section 409A of the Code, that any other award granted under this Plan that is then outstanding shall be payable to the holder of such award. The Administrator may take such action with respect to all awards then outstanding or only with respect to certain specific awards identified by the Administrator in the circumstances. For purposes of this Plan, “Change in Control Event” means the occurrence of any of the following after the Effective Date:

(a)             The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”)) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of either (1) the then-outstanding shares of common stock of the Corporation (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then-outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this clause (a), the following acquisitions shall not constitute a Change in Control Event; (A) any acquisition directly from the Corporation, (B) any acquisition by the Corporation, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any affiliate of the Corporation or a successor, (D) any acquisition by any entity pursuant to a transaction that complies with clauses (c)(1), (2) and (3) below, and (E) any acquisition by a Person who owned at least 25% of either the Outstanding Company Common Stock or the Outstanding Company Voting Securities as of the Effective Date or an affiliate of any such Person;

(b)             A change in the Board or its members such that individuals who, as of the later of the Effective Date or the date that is two years prior to such change (the later of such two dates is referred to as the “Measurement Date”), constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Measurement Date whose election, or nomination for election by the Corporation’s stockholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board (including for these purposes, the new members whose election or nomination was so approved, without counting the member and his predecessor twice) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption

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of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(c)              Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Corporation or any of its Subsidiaries, a sale or other disposition of all or substantially all of the assets of the Corporation, or the acquisition of assets or stock of another entity by the Corporation or any of its Subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (1) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 66 2/3% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Corporation or all or substantially all of the Corporation’s assets directly or through one or more subsidiaries (a “Parent”)) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding any entity resulting from such Business Combination or a Parent or any employee benefit plan (or related trust) of the Corporation or such entity resulting from such Business Combination or Parent) beneficially owns, directly or indirectly, more than 25% of, respectively, the then-outstanding shares of common stock of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity, except to the extent that the ownership in excess of 25% existed prior to the Business Combination, and (3) at least a majority of the members of the board of directors or trustees of the entity resulting from such Business Combination or a Parent were members of the Incumbent Board (determined pursuant to clause (b) above using the date that is the later of the Effective Date or the date that is two years prior to the Business Combination as the Measurement Date) at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(d)    Approval by the stockholders of the Corporation of a complete liquidation or dissolution of the Corporation other than in the context of a transaction that does not constitute a Change in Control Event under clause (c) above.

Notwithstanding the foregoing, if a Change in Control Event constitutes a payment event with respect to any award which provides for the deferral of compensation that is subject to Section 409A of the Code, to the extent required to avoid the imposition of additional taxes under Section 409A of the Code, the transaction or event described in clause (a), (b), (c) or (d) with respect to such award shall only constitute a Change in Control Event for purposes of the payment timing of such award if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation 1.409A-3(i)(5). The Administrator shall have full and final authority to determine conclusively whether a Change in Control Event of the Corporation has occurred pursuant to the above definition, the date of the occurrence of such Change in Control Event and any incidental matters relating thereto.

7.4              Other Acceleration Rules. The Administrator may override the provisions of Section 7.2 and/or 7.3 by express provision in the award agreement and may accord any Eligible Person a right to refuse any acceleration, whether pursuant to the award agreement or otherwise, in such circumstances as the Administrator may approve. The portion of any ISO accelerated in connection with a Change in Control Event or any other action permitted hereunder shall remain exercisable as an ISO only to the extent the applicable $100,000 limitation on ISOs is not exceeded. To the extent exceeded, the accelerated portion of the option shall be exercisable as a nonqualified stock option under the Code.

8.  Other Provisions

8.1              Compliance with Laws. This Plan, the granting and vesting of awards under this Plan, the offer, issuance and delivery of shares of Common Stock, and/or the payment of money under this Plan or under awards are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law, federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. The person acquiring any securities under this Plan will, if requested by the Corporation or one of its Subsidiaries, provide such assurances and representations to the Corporation or one of its Subsidiaries as the Administrator may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.

8.2              No Rights to Award. No person shall have any claim or rights to be granted an award (or additional awards, as the case may be) under this Plan, subject to any express contractual rights (set forth in a document other than this Plan) to the contrary.

8.3              No Employment/Service Contract. Nothing contained in this Plan (or in any other documents under this Plan or in any award) shall confer upon any Eligible Person or other participant any right to continue in the employ or other service of the Corporation or one of its Subsidiaries, constitute any contract or agreement of employment or other service or affect an employee’s status as an employee at will, nor shall interfere in any way with the right of the Corporation or one of its Subsidiaries to change a person’s compensation or other benefits, or to terminate his or her employment or other service, with or without cause. Nothing in this Section 8.3, however, is intended to adversely affect any express independent right of such person under a separate employment or service contract other than an award agreement.

8.4  Plan Not Funded. Awards payable under this Plan shall be payable in shares or from the general assets of the Corporation, and no special or separate reserve, fund or deposit shall be made to assure payment of such awards. No participant, beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including shares of Common Stock, except as expressly otherwise provided) of the Corporation or one of its Subsidiaries by reason of any award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Corporation or one of its Subsidiaries and

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any participant, beneficiary or other person. To the extent that a participant, beneficiary or other person acquires a right to receive payment pursuant to any award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

8.5              Tax Withholding. Upon any exercise, vesting, or payment of any award or upon the disposition of shares of Common Stock acquired pursuant to the exercise of an ISO prior to satisfaction of the holding period requirements of Section 422 of the Code, the Corporation or one of its Subsidiaries shall have the right at its option to:

(a)             require the participant (or the participant’s personal representative or beneficiary, as the case may be) to pay or provide for payment of at least the minimum amount of any taxes which the Corporation or one of its Subsidiaries may be required to withhold with respect to such award event or payment; or

(b)             deduct from any amount otherwise payable in cash to the participant (or the participant’s personal representative or beneficiary, as the case may be) the minimum amount of any taxes which the Corporation or one of its Subsidiaries may be required to withhold with respect to such cash payment.

In any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock under this Plan, the Administrator may in its sole discretion (subject to Section 8.1) require or grant (either at the time of the award or thereafter) to the participant the right to elect, pursuant to such rules and subject to such conditions as the Administrator may establish, that the Corporation reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares, valued in a consistent manner at their fair market value or at the sales price in accordance with authorized procedures for cashless exercises, necessary to satisfy the minimum applicable withholding obligation on exercise, vesting or payment. In no event shall the shares withheld exceed the minimum whole number of shares required for tax withholding under applicable law. The Corporation may not accept a promissory note from any Eligible Person in connection with taxes required to be withheld upon the exercise, vesting or payment of any award under this Plan.

8.6              Effective Date, Termination and Suspension, Amendments.

8.6.1     Effective Date. This Plan is effective as of January 30, 2014, the date of its approval by the Board (the “Effective Date”). This Plan shall be submitted for and subject to stockholder approval no later than twelve months after the Effective Date. Unless earlier terminated by the Board, this Plan shall terminate at the close of business on the day before the tenth anniversary of the Effective Date. After the termination of this Plan either upon such stated expiration date or its earlier termination by the Board, no additional awards may be granted under this Plan, but previously granted awards (and the authority of the Administrator with respect thereto, including the authority to amend such awards) shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of this Plan.

8.6.2     Board Authorization. The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No awards may be granted during any period that the Board suspends this Plan.

8.6.3     Stockholder Approval. To the extent then required by applicable law or any applicable listing agency or required under Sections 162, 422 or 424 of the Code to preserve the intended tax consequences of this Plan, or deemed necessary or advisable by the Board, any amendment to this Plan shall be subject to stockholder approval.

8.6.4     Amendments to Awards. Without limiting any other express authority of the Administrator under (but subject to) the express limits of this Plan and the no repricing provision of Section 3.2, the Administrator by agreement or resolution may waive conditions of or limitations on awards to participants that the Administrator in the prior exercise of its discretion has imposed, without the consent of a participant, and (subject to the requirements of Sections 3.2 and 8.6.5) may make other changes to the terms and conditions of awards.

8.6.5     Limitations on Amendments to Plan and Awards.No amendment, suspension or termination of this Plan or amendment of any outstanding award agreement shall, without written consent of the participant, affect in any manner materially adverse to the participant any rights or benefits of the participant or obligations of the Corporation under any award granted under this Plan prior to the effective date of such change. Changes, settlements and other actions contemplated by Section 7 shall not be deemed to constitute changes or amendments for purposes of this Section 8.6.

8.7              Privileges of Stock Ownership. Except as otherwise expressly authorized by the Administrator or this Plan, a participant shall not be entitled to any privilege of stock ownership as to any shares of Common Stock not actually delivered to and held of record by the participant. No adjustment will be made for dividends or other rights as a stockholder for which a record date is prior to such date of delivery.

8.8              Governing Law; Construction; Severability.

8.8.1     Choice of Law. This Plan, the awards, all documents evidencing awards and all other related documents shall be governed by, and construed in accordance with the laws of the State of Maryland.

8.8.2     Severability. If a court of competent jurisdiction holds any provision invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

8.8.3     Plan Construction.

(a)             Rule 16b-3. It is the intent of the Corporation that the awards and transactions permitted by awards be interpreted in a manner that, in the case of participants who are or may be subject to Section 16 of the Exchange Act, qualify, to the maximum extent compatible with the express terms of the award, for exemption from matching liability under Rule 16b-3 promulgated under the Exchange Act. Notwithstanding the foregoing, the Corporation shall have no liability to any participant for Section 16 consequences of awards or events under awards if an award or event does not so qualify.

(b)             Section 162(m). Awards under Section 5.1.4 to persons described in Section 5.2 that are either granted or become vested, exercisable or payable based on attainment of one or more performance goals related to the Business Criteria, as well as Qualifying Options and Qualifying SARs granted to persons described in Section 5.2, that are approved by a committee composed solely of two or more outside directors (as this requirement is applied under Section 162 (m) of the Code) shall be deemed to be intended as performance-based compensation within the meaning of Section 162(m) of the Code unless such committee provides otherwise at the time of grant of the award. It is the further intent of the Corporation that (to the extent the Corporation or one of its Subsidiaries or awards under this Plan may be or become subject to limitations on deductibility under Section 162(m) of the Code) any such awards and

2014 Proxy Statement | HCP	B-9

 APPENDIX B

any other Performance-Based Awards under Section 5.2 that are granted to or held by a person subject to Section 162(m) will qualify as performance-based compensation or otherwise be exempt from deductibility limitations under Section 162(m).

8.9              Captions.Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

8.10        Stock-Based Awards in Substitution for Stock Options or Awards Granted by Other Corporation. Awards may be granted to Eligible Persons in substitution for or in connection with an assumption of employee stock options, SARs, restricted stock or other stock-based awards granted by other entities to persons who are or who will become Eligible Persons in respect of the Corporation or one of its Subsidiaries, in connection with a distribution, merger or other reorganization by or with the granting entity or an affiliated entity, or the acquisition by the Corporation or one of its Subsidiaries, directly or indirectly, of all or a substantial part of the stock or assets of the employing entity. The awards so granted need not comply with other specific terms of this Plan, provided the awards reflect only adjustments giving effect to the assumption or substitution consistent with the conversion applicable to the Common Stock in the transaction and any change in the issuer of the security. Any shares that are delivered and any awards that are granted by, or become obligations of, the Corporation, as a result of the assumption by the Corporation of, or in substitution for, outstanding awards previously granted by an acquired company (or previously granted by a predecessor employer (or direct or indirect parent thereof) in the case of persons that become employed by the Corporation or one of its Subsidiaries in connection with a business or asset acquisition or similar transaction) shall not be counted against the Share Limit or other limits on the number of shares available for issuance under this Plan.

8.11        Non-Exclusivity of Plan. Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Administrator to grant awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.

8.12        No Corporate Action Restriction.The existence of this Plan, the award agreements and the awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the stockholders of the Corporation to make or authorize: (a) any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Corporation or any Subsidiary, (b) any merger, amalgamation, consolidation or change in the ownership of the Corporation or any Subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stock ahead of or affecting the capital stock (or the rights thereof) of the Corporation or any Subsidiary, (d) any dissolution or liquidation of the Corporation or any Subsidiary, (e) any sale or transfer of all or any part of the assets or business of the Corporation or any Subsidiary, or (f) any other corporate act or proceeding by the Corporation or any Subsidiary. No participant, beneficiary or any other person shall have any claim under any award or award agreement against any member of the Board or the Administrator, or the Corporation or any employees, officers or agents of the Corporation or any Subsidiary, as a result of any such action.

8.13        Other Company Benefit and Compensation Programs. Payments and other benefits received by a participant under an award made pursuant to this Plan shall not be deemed a part of a participant’s compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Corporation or any Subsidiary, except where the Administrator expressly otherwise provides or authorizes in writing. Awards under this Plan may be made in addition to, in combination with, as alternatives to or in payment of grants, awards or commitments under any other plans or arrangements of the Corporation or its Subsidiaries.

8.14        Section 409A. The intent of the parties is that payments and benefits under this Plan comply with Section 409A of the Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, this Plan shall be interpreted and be administered to be in compliance therewith. Notwithstanding anything to the contrary, a participant shall not be considered to have terminated employment with the Corporation for purposes of any payments under this Plan which are subject to Section 409A of the Code until the participant has incurred a “separation from service” from the Corporation within the meaning of Section 409A of the Code. Any payments described in this Plan that are due within the “short-term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable law requires otherwise. Notwithstanding anything to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to this Plan or any plan, arrangement or agreement with the Company, during the six (6) month period immediately following the participant’s termination of employment shall instead be paid on the first business day after the date that is six (6) months following the participant’s separation from service (or upon the participant’s death, if earlier). In addition, for purposes of this Plan, each amount to be paid or benefit to be provided to the participant pursuant to this Plan, which constitute deferred compensation subject to Section 409A of the Code, shall be construed as a separate identified payment for purposes of Section 409A of the Code.

B-10	HCP | 2014 Proxy Statement

HCP

Corporate Headquarters
3760 Kilroy Airport Way,
Suite 300
Long Beach, CA 90806-2473
(562) 733-5100

Nashville Office
300 Meridian Boulevard,
Suite 200
Franklin, TN 37067-6388

San Francisco Office
400 Oyster Point Boulevard,
Suite 409
South San Francisco, CA 94080-1920

our commitment

STRATEGY

EXECUTION

RESULTS

MIX
Paper from responsible sources
FSC® C012076

34 TREES PRESERVED FOR THE FUTURE

24,359,895 BTUs ENERGY NOT CONSUMED

99 LBS WATER-BORNE WASTE NOT CREATED

3,183 LBS NET GREENHOUSE GASES PREVENTED

14,609 GAL WASTEWATER FLOW SAVED

1,616 LBS SOLID WASTE NOT GENERATED

This is a greener proxy statement. By producing our report in this manner, HCP reduces its impact on the environment in the ways listed above.

HCP, INC. 3760 KILROY AIRPORT WAY SUITE 300 LONG BEACH, CA 90806	SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 30, 2014. Follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 30, 2014. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, so that it is received by HCP before the Annual Meeting.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M69194-P46270-Z62287	KEEP THIS PORTION FOR YOUR RECORDS DETACH

AND RETURN THIS PORTION ONLY

HCP, INC.

The Board of Directors recommends you vote FOR the following proposals:

1.	Election of Directors		For	Against	Abstain

	1a.	Brian G. Cartwright	☐	☐	☐
								For	Against	Abstain
	1b.	Christine N. Garvey	☐	☐	☐	2.	Ratification of the appointment of Deloitte & Touche LLP as HCP’s independent registered public accounting firm for the fiscal year ending December 31, 2014.	☐	☐	☐

	1c.	David B. Henry	☐	☐	☐

	1d.	Lauralee E. Martin	☐	☐	☐

	1e.	Michael D. McKee	☐	☐	☐	3.	Approval, on an advisory basis, of executive compensation.	☐	☐	☐

	1f.	Peter L. Rhein	☐	☐	☐
						4.	Approval of the HCP, Inc. 2014 Performance Incentive Plan.	☐	☐	☐
	1g.	Joseph P. Sullivan	☐	☐	☐

NOTE: At their discretion, the named proxies are authorized to consider and vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

For address changes/comments, mark here (see reverse for instructions)					☐
			Yes	No

Please indicate if you plan to attend this meeting			☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

HCP, INC.

ANNUAL MEETING OF STOCKHOLDERS

Thursday, May 1, 2014

9:30 a.m., Pacific Time

Long Beach Marriott

4700 Airport Plaza Drive

Long Beach, California 90815

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and the 2013 Annual Report are available at http://materials.proxyvote.com/HCP.

You can also view these materials at www.proxyvote.com by using the 12-digit control number provided on this proxy card.

M69195-P46270-Z62287

This proxy is solicited by the Board of Directors
for use at the Annual Meeting on May 1, 2014.

By signing this proxy, the undersigned stockholder hereby appoints Lauralee E. Martin and Peter L. Rhein, and each of them, with full power of substitution, to act as attorneys and proxies of the undersigned and to vote on behalf of the undersigned all shares of common stock of HCP, Inc., which the undersigned is entitled to vote at the 2014 Annual Meeting of Stockholders to be held on Thursday, May 1, 2014 at 9:30 a.m., Pacific Time, or any adjournments or postponements thereof.

The shares held in your account will be voted as you specify on the reverse side.

This proxy is revocable and, when properly executed, will be voted in the manner directed herein by the undersigned. If no choice is specified, the proxy (if signed) will be voted “FOR” each of the seven director nominees named in Proxy Item No. 1, “FOR” Proxy Item No. 2, “FOR” Proxy Item No. 3 and “FOR” Proxy Item No. 4. The shares entitled to be voted by the undersigned will be cast in the discretion of the proxies named above on any other matter that may properly come before the meeting or any adjournments or postponements thereof.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side